UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MIV THERAPEUTICS, INC.
(Exact name of registrant as specified in charter)
Nevada (State or jurisdiction of incorporation or organization)	3841 (Primary Standard Industrial Classification Code Number)	01-0809204 (I.R.S. Employer Identification No.)
Unit 1, 8765 Ash Street, Vancouver, British Columbia, Canada, V6P 6T3 Telephone: (604) 301-9545 and Facsimile: (604) 301-9546
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

ALAN P. LINDSAY
Chairman, Chief Executive Officer, Principal Executive Officer and a director
Unit 1, 8765 Ash Street, Vancouver, British Columbia, Canada, V6P 6T3
Telephone: (604) 301-9545 and Facsimile: (604) 301-9546

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Thomas J. Deutsch, Esq.
LANG MICHENER LLP
1500 Royal Centre, 1055 West Georgia Street, Vancouver, British Columbia, Canada, V6E 4N7
Telephone: (604) 689-9111 and Facsimile: (604) 685-7084

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common stock	25,100,000 shares(5)	$0.60	$15,060,000.00	$462.34
Common stock issuable upon the exercise of Warrants	12,550,000 shares(6)	$0.60	$7,530,000.00	$231.17
Common Stock	251,000 shares(7)	$0.60	$150,600.00	$4.62
Common stock issuable upon the exercise of Warrants	753,000 shares(8)	$0.60	$451,800.00	$13.87
Totals:	38,654,000 shares		$23,192,400.00	$712.00

(1)     In the event of a stock split, stock dividend or similar transaction involving the common shares of the Registrant in order to prevent dilution, the number of shares of common stock registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the United States Securities Act of 1933, as amended (the "Securities Act").

(2)     Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement and which shares are issuable upon the exercise of the warrants held by the selling shareholders (each a "Selling Shareholder"). In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon the exercise of the warrants as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416 of the Securities Act.

(3)     Estimated solely for the purpose of determining the registration fee. Unless otherwise stated, we have based the fee calculation on the average of the last reported bid and ask price for our common stock on the OTC Bulletin Board on July 9, 2007. The Proposed Maximum Offering Price per Share is calculated in accordance with Rule 457(g) of the Securities Act, based upon the last reported bid and ask price for our common stock on the OTC Bulletin Board on July 9, 2007. The Proposed Aggregate Maximum Aggregate Offering Price is based on the Proposed Maximum Offering Price Per Shares times the total number of shares of common stock to be registered. These amounts are calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) of the Securities Act.

(4)     The fee is calculated in accordance with Rule 457(c) of the Securities Act. Estimated for the sole purpose of calculating the registration fee. We have based the fee calculation on the average of the last reported bid and ask price for our common stock on the OTC Bulletin Board on July 9, 2007.

(5)     On July 9, 2007, we issued an aggregate of 25,100,000 units (each a "July 2007 Unit") at a price of $0.50 per July 2007 Unit, with each July 2007 Unit consisting of one share of common stock and one-half of one common stock purchase warrant (each a "July 2007 Warrant") to certain of the Selling Shareholders named herein. These 25,100,000 shares of common stock represent the shares of common stock issued in connection with the issuance of the July 2007 Units.

(6)     These 12,550,000 shares of common stock represent the 12,550,000 shares of common stock issuable upon exercise of the July 2007 Warrants. Each whole July 2007 Warrant entitles the holder to purchase one share of common stock at an exercise price of $0.55 per share for a period of five years.

(7)     In connection with the July 2007 Private Placement, we issued shares of our common stock as a finder's fee to the agent (the "Agent's Shares"). These shares of common stock represent the 251,000 Agent's Shares issued under the July 2007 Private Placement.

(8)     In connection with the July 2007 Private Placement, we issued warrants to acquire shares of our common stock as a finder's fee to the agent (the "Agent's Warrants"). These 753,000 shares of common stock represent the 753,000 shares of common stock issuable upon exercise of the Agent's Warrants. The Agent's Warrants are exercisable at a price of $0.55 per share for a period of five years.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

__________

ii

SUBJECT TO COMPLETION, DATED JULY 13, 2007

MIV THERAPEUTICS, INC.
(A Nevada corporation)

OFFERING OF UP TO 38,654,000 SHARES OF COMMON STOCK

This prospectus relates to the offering of up to 25,351,000 shares of our common stock and up to 13,303,000 shares of our common stock issuable upon the exercise of outstanding warrants to acquire shares of our common stock by the selling shareholders (the "Selling Shareholders") named in this prospectus. These shares include the following shares, all as described in this prospectus under "Selling Shareholders":

  the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 25,100,000 shares of our common stock issued on July 9, 2007 pursuant to a private placement (the "July 2007 Private Placement");

  the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 12,550,000 shares of our common stock issuable upon exercise of 12,550,000 common stock purchase warrants (the "July 2007 Warrants") issued pursuant to the July 2007 Private Placement;

  the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 251,000 shares of our common stock (the "Agent's Shares") issued as a finder's fee under the July 2007 Private Placement; and

  the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 753,000 shares of our common stock issuable upon exercise of 753,000 common stock purchase warrants (the "Agent's Warrants") issued to the agent under the July 2007 Private Placement.

We will not receive any of the proceeds from the sale of shares by the Selling Shareholders. However, we will receive proceeds upon the exercise of any common stock purchase warrants offered under this prospectus that may be exercised by the Selling Shareholders. If all of the common stock purchase warrants offered under this prospectus are exercised, we would receive proceeds of $7,316,650.

The Selling Shareholders may sell their shares on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See "Plan of Distribution" for more information.

Our common stock is registered under Section 12(g) of the United States Securities Exchange Act of 1934, as amended, and is quoted on the NASD Over-the-Counter Bulletin Board (the "OTCBB") under the symbol "MIVT". Our common stock is also quoted on each of the Munich and Frankfurt stock exchanges under the symbols "MIV.MU" and "MIV.F", respectively. The last reported sales price per share of our common stock as reported by the OTCBB on July 9, 2007, was $0.60.

Our principal offices are located at Unit 1, 8765 Ash Street, Vancouver, British Columbia, Canada, V6P 6T3. Our telephone number is (604) 301-9545 and our facsimile number is (604) 301-9546.

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus entitled "Risk Factors" beginning on page 9 before buying any of our securities.

The information in this prospectus is not complete and may be changed. The Selling Shareholders may not offer or sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ◆ , 2007.

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The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.
TABLE OF CONTENTS
Item	Page No.
ABOUT THIS PROSPECTUS	5
REFERENCES	5
PROSPECTUS SUMMARY	6
RISK FACTORS	9
BECAUSE WE ARE CURRENTLY A DEVELOPMENT STAGE COMPANY, WE HAVE NO PRODUCTS AVAILABLE FOR SALE OR USE AND MAY LACK THE FINANCIAL RESOURCES NEEDED TO BRING PRODUCTS TO MARKET.	9
BECAUSE WE HAVE A LIMITED OPERATING HISTORY ON WHICH AN EVALUATION OF OUR PROSPECTS CAN BE MADE, WE MAY NOT BE ABLE TO EFFECTIVELY MANAGE THE DEMANDS REQUIRED OF A NEW BUSINESS IN THE MEDICAL DEVICE INDUSTRY.	10
BECAUSE WE HAVE A HISTORY OF LOSSES AND ANTICIPATE CONTINUED LOSSES THROUGH OUR DEVELOPMENT STAGE, WE MAY LACK THE FINANCIAL STABILITY REQUIRED TO CONTINUE OPERATIONS.	10
BECAUSE THE LIFE CYCLE OF MEDICAL PRODUCTS ARE DIFFICULT TO PREDICT, EVEN IF WE WERE TO INTRODUCE A PRODUCT TO THE MARKET WE MAY NOT BE ABLE TO GAIN MARKET ACCEPTANCE OF THE PRODUCT.	10
BECAUSE WE ARE SIGNIFICANTLY SMALLER THAN THE MAJORITY OF OUR NATIONAL COMPETITORS WE MAY LACK THE FINANCIAL RESOURCES NEEDED TO CAPTURE MARKET SHARE.	10
BECAUSE WE HAVE NOT EARNED ANY REVENUES FROM OPERATIONS, ALL OUR CAPITAL REQUIREMENTS HAVE BEEN MET THROUGH FINANCING AND IT IS NOT CERTAIN WE WILL BE ABLE TO CONTINUE TO FIND FINANCING TO MEET OUR OPERATING REQUIREMENTS.	11
BECAUSE WE ARE IN THE DEVELOPMENT STAGE AND HAVE NOT YET PRODUCED A MARKETABLE PRODUCT, WE MAY LACK THE ABILITY TO RECRUIT SUITABLE CANDIDATES FOR EMPLOYMENT, OR TO ATTRACT THEM TO THE COMPANY SHOULD THEY BE IDENTIFIED.	11
BECAUSE WE MAY NOT BE ABLE TO OBTAIN PATENTS FOR THE DEVICES WE ARE CURRENTLY RESEARCHING, WE MAY NOT BE ABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS.	11
BECAUSE PRODUCT LIABILITY IS INHERENT IN THE MEDICAL DEVICES INDUSTRY AND INSURANCE IS EXPENSIVE AND DIFFICULT TO OBTAIN, WE MAY BE EXPOSED TO LARGE LAWSUITS.	11
BECAUSE THE HEALTHCARE INDUSTRY IS SUBJECT TO CHANGING POLICIES AND PROCEDURES, WE MAY FIND IT DIFFICULT TO CONTINUE TO COMPETE IN AN UNCERTAIN ENVIRONMENT.	12
THERE IS SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN BASED ON OUR PAST OPERATING LOSSES AND PREDICTED FUTURE OPERATING LOSSES.	12
WE WILL REQUIRE ADDITIONAL FUNDING IN THE FUTURE.	12
OUR ACQUISITIONS MAY NOT BE SUCCESSFUL.	12
A DECLINE IN THE PRICE OF OUR COMMON STOCK COULD AFFECT OUR ABILITY TO RAISE FURTHER WORKING CAPITAL AND ADVERSELY IMPACT OUR OPERATIONS.	12
SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK INTO THE PUBLIC MARKET BY THE SELLING SHAREHOLDERS MAY RESULT IN SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR COMMON STOCK AND COULD AFFECT THE ABILITY OF OUR STOCKHOLDERS TO REALIZE ANY CURRENT TRADING PRICE OF OUR COMMON STOCK.	13
BECAUSE OUR STOCK IS LISTED ON THE OTCBB AND NOT A LARGER OR MORE RECOGNIZED EXCHANGE, INVESTORS MAY FIND IT DIFFICULT TO SELL THEIR SHARES OR OBTAIN ACCURATE QUOTATIONS FOR SHARE PRICES.	13
A MAJORITY OF OUR DIRECTORS AND OFFICERS ARE OUTSIDE THE UNITED STATES, WITH THE RESULT THAT IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE WITHIN THE UNITED STATES ANY JUDGMENTS OBTAINED AGAINST US OR ANY OF OUR DIRECTORS OR OFFICERS.	13
NEVADA LAW AND OUR ARTICLES OF INCORPORATION MAY PROTECT OUR DIRECTORS FROM CERTAIN TYPES OF LAWSUITS.	14
PLEASE READ THIS PROSPECTUS CAREFULLY. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED BY THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.	14

FORWARD-LOOKING STATEMENTS	14
USE OF PROCEEDS	14
SELLING SHAREHOLDERS	14
PLAN OF DISTRIBUTION	17
LEGAL PROCEEDINGS	20
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	20
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24
DESCRIPTION OF SECURITIES	25
LEGAL MATTERS	26
EXPERTS	26
INTERESTS OF NAMED EXPERTS AND COUNSEL	27
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	27
ORGANIZATION SINCE INCORPORATION	27
DESCRIPTION OF BUSINESS	28
DESCRIPTION OF PROPERTY	44
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	44
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	53
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	54
EXECUTIVE COMPENSATION	56
FINANCIAL STATEMENTS	59
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS	60
WHERE YOU CAN FIND MORE INFORMATION	62

about this prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. The registration statement containing this prospectus, including the exhibits to the registration statement, also contains additional information about MIV Therapeutics, Inc. and the securities offered under this prospectus. That registration statement can be read at the Securities and Exchange Commission's website (located at www.sec.gov) or at the Securities and Exchange Commission's Public Reference Room mentioned under the heading "Where You Can Find More Information" of this prospectus.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document. Our business, financial condition or results of operations may have changed since that date.

REFERENCES

As used in this prospectus: (i) the terms "we", "us", "our", "MIVT" and the "Company" mean MIV Therapeutics, Inc. and its subsidiaries, unless the context otherwise requires; (ii) "SEC" refers to the Securities and Exchange Commission; (iii) "Securities Act" refers to the United States Securities Act of 1933, as amended; (iv) "Exchange Act" refers to the United States Securities Exchange Act of 1934, as amended; and (v) all dollar amounts refer to United States dollars unless otherwise indicated.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in our securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

Our Business

We are involved in the design, manufacture and development of a new generation of implantable medical devices that will utilize our advanced biocompatible stent coating and drug-delivery technologies. Our business objective is to be a leader in coating technologies and drug-delivery devices for both cardiovascular and non-vascular disorders.

We were incorporated as DBS Holdings, Inc. under the laws of the State of Nevada on March 19, 1999. On April 25, 2000, we filed a registration statement on Form 10SB to register our common stock under the Exchange Act and thereby became a reporting company, and also became eligible for listing our common stock on the OTCBB. Our common stock was qualified and listed for trading on the OTCBB on July 13, 2000.

In April 2001, we signed a Share Exchange and Finance Agreement (the "Share Exchange Agreement") with M-I Vascular Innovations, Inc. ("M-I Vascular"), a stent medical device development company, and exchanged, on a one for one basis, 58% of the shares outstanding of M-I Vascular for shares in the Company. Pursuant to the terms of the Share Exchange Agreement, we completed the share exchange with the remaining shareholders of M-I Vascular on May 31, 2003.

In May 2001, we announced a change of business and control, elected and appointed new officers and directors and began to engage in the business of developing medical stents. On March 5, 2002, following shareholder approval to amend our Articles of Incorporation, we changed our name to MIV Therapeutics, Inc. Our shares are currently trading under the symbol "MIVT" on the OTCBB and are quoted on each of the Munich, Berlin and Frankfurt stock exchanges under the symbols "MIV.MU" and "MIV.F", respectively.

In December 2004, MIVI Technologies, Inc., our wholly-owned operating subsidiary, received a Government of Canada grant for the research program titled "Development of Novel Drug Eluting Composite Coatings for Cardiovascular Stents". The Canadian National Research Council approved MIVI Technologies, Inc.'s application following an in depth familiarization with the advanced concept of novel technologies proposed by MIVI Technologies, Inc. and a review of our organizational and fiscal capability to carry on with the program.

We are an advanced stage research and development company pursuing the commercialization of the next generation of fully biocompatible coatings for stents and other medical devices and advanced delivery systems with the intent of providing healing solutions for cardiovascular disease and other medical conditions. In collaboration with the University of British Columbia (UBC), we have developed unique coating technologies that utilize Hydroxyapatite (Hap) for application on medical devices and drug delivery systems. Coronary stents are used to treat cardiovascular disorder caused by the narrowing or blockage of coronary arteries. Stents are compressible tubular devices that are mounted on a balloon catheter, inserted into the circulatory system by a team of cardiologists, and directed to the location of a blocked coronary artery. During the angioplasty procedure, which involves unclogging the artery, the balloon is expanded to clear the obstruction, allowing normal blood flow. With this procedure, the stent is deployed and remains in place to reinforce the artery wall. This procedure is the leading alternative to costly and highly invasive open-heart surgery. Stents have eliminated many of the complications that previously accompanied simple balloon angioplasty. Approximately 80% of heart disease can be treated effectively with stenting.

We, in collaboration with UBC, have developed unique coating technologies that utilize Hap for application on medical devices and drug delivery systems. Hap is naturally found in bone and tooth enamel and is rapidly integrated into the human body. As such, it may inhibit a variety of adverse and inflammatory reactions and potentially help reduce restenosis, a recurrence of coronary artery disease following angioplasty. It is also believed that Hap-coated cardiovascular stents will not trigger late stage thrombogenic reactions.

Over the next several years we intend to expand our technologies to include several promising drug delivery platforms. Drug delivery is a system or technology that enables the introduction of a therapeutic agent into the body and improves its efficacy by controlling the rate, time or site of release. Commercially, drug delivery provides the ability to develop a new route of administration for an existing drug and can substantially improve the efficacy of a drug, while also reducing its side effects.

We expect to enter the drug-eluting stent market by using a thicker coating of Hap loaded with a suitable drug, i.e. anti-inflammatory. The technology has applications in cardiovascular and non-cardiovascular drug/device combination products, including peripheral stents, biodegradable implants, gene therapy, and delivery systems for release of chemotherapeutic agents. Our lead product in development is a passive, nano-film Hap coating. In parallel, we are developing polymer free multi-layer film coatings with drug-eluting capabilities to facilitate therapeutics and treatments for localized drug delivery systems.

The Offering
The Issuer:	MIV Therapeutics, Inc.
The Selling Shareholders:

The Selling Shareholders are comprised of our existing shareholders who acquired units comprised of shares of our common stock and common stock purchase warrants from us pursuant to the July 2007 Private Placement. See "Selling Shareholders" for information relating to the Selling Shareholders.

Shares Offered by the Selling Shareholders:	The Selling Shareholders are offering up to an aggregate of 38,654,000 shares of common stock as follows:
1.

the resale by certain Selling Shareholders, and their transferees, donees or successors, of up to an aggregate of 25,100,000 shares of our common stock issued pursuant to the July 2007 Private Placement;

2.

the resale by certain Selling Shareholders, and their transferees, donees or successors, of up to an aggregate of 12,550,000 shares of our common stock issuable upon exercise of 12,550,000 July 2007 Warrants issued pursuant to the July 2007 Private Placement;

	3.	the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of up to 251,000 Agent's Shares issued to the Agent under the Private Placement; and
4.

the resale by certain Selling Shareholders, and their transferees, donees or successors, of an aggregate of 753,000 shares of our common stock issuable upon exercise of 753,000 Agent's Warrants issued to the agent under the July 2007 Private Placement.

Offering Price:

The Selling Shareholders may sell their shares on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. We will incur substantially all of the costs associated with the filing of this prospectus and the registration statement of which it forms a part. See "Plan of Distribution" for more information.

Use of Proceeds:

We will not receive any proceeds from this offering. However, we will receive proceeds upon the exercise of any common stock purchase warrants by the Selling Shareholders. If all of the common stock purchase warrants offered hereby are exercised, we would receive proceeds of $7,316,650. The proceeds, if any, would be used for general corporate purposes including, but not limited to, working capital, research and development, equipment purchase and modification, and pre-clinical and clinical trials.

Market for our Common Stock:

Our common stock is presently traded on the OTCBB under the symbol "MIVT" and is quoted on each of the Berlin, Munich and Frankfurt stock exchanges under the symbols "MIV.MU" and "MIV.F", respectively. On July 9, 2007, the closing price of our shares of common stock on the OTCBB was $0.60.

Outstanding Shares of Common Stock:

There were 113,426,056 shares of our common stock issued and outstanding as at July 9, 2007. If all of the common stock purchase warrants offered under this prospectus are exercised, there would be 126,729,056 shares of our common stock issued and outstanding.

Risk Factors:	See "Risk Factors" and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our securities.

This prospectus relates to the offer of 25,351,000 shares of our common stock by the Selling Shareholders named in this prospectus under the heading "Selling Shareholders". We will not receive any proceeds from the sale of the currently outstanding common stock by the Selling Shareholders. In addition, this prospectus relates to the offer of 13,303,000 shares issuable upon the exercise of outstanding warrants to acquire shares of our common stock by the Selling Shareholders. These shares are comprised of the following shares, all as described in this prospectus under "Selling Shareholders":

On July 9, 2007, we issued an aggregate of 25,100,000 units (each a "July 2007 Unit") at a price of $0.50 per July 2007 Unit, with each July 2007 Unit consisting of one share of our common stock and one-half of one July 2007 Warrant to certain of the Selling Shareholders named herein. Each whole July 2007 Warrant entitles the holder to purchase one share of our common stock at an exercise price of $0.55 per share for a period of five years. In connection with the July 2007 Private Placement, we also issued 251,000 Agent's Shares and 753,000 Agent's Warrants to the agent under the July 2007 Private Placement as a finder's fee, which are exercisable at a price of $0.55 per share for a period of five years.

Summary of Financial Data

The following consolidated financial data has been derived from and should be read in conjunction with (i) our audited consolidated financial statements for the year ended May 31, 2006, together with the notes to these financial statements, (ii) our interim consolidated financial statements for the nine months ended February 28, 2007, together with the notes to these financial statements and (iii) the section of this prospectus entitled "Management's Discussion and Analysis or Plan of Operations".

Balance Sheet Data
	Nine Months Ended February 28, 2007 (Unaudited)	Year Ended May 31, 2006
Cash and cash equivalents	$517,121	$1,573,822
Working capital	551,926	1,521,384
Total assets	2,792,447	2,053,875
Total liabilities	1,086,792	221,314
Total stockholders' equity	1,705,655	1,832,561

Statements of Operation Data

	Nine Months Ended February 28 (Unaudited)		Year Ended May 31,		From Inception to February 28, 2007 (Unaudited)
	2007	2006	2006	2005
Net Revenue	$1,461	$Nil	$Nil	$Nil	$1,461
Expenses	6,775,286	5,808,061	9,161,954	6,559,013	40,226,728
Net Loss for the Period	6,790,989	5,750,040	9,094,835	6,608,882	38,763,110

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are not all of the risks facing our company. Additional risks not presently known to us or that we currently consider immaterial may also impair our business operations. You may lose all or part of your investment due to any of these risks.

Because we are currently a development stage company, we have no products available for sale or use and may lack the financial resources needed to bring products to market.

We are in the development stage and currently have no products approved for sale or use. We will not be able to sell significant quantities of our products until such time, if ever, as we receive regulatory approval to commercially market such products. Thus, our long-term viability, growth and profitability will depend upon successful testing, approval and commercialization of the coating technology resulting from our research and development activities. Adverse or inconclusive results in clinical trials of these products could significantly delay or ultimately preclude any regulatory approvals and, even if obtained, there can be no assurance that any product approval would lead to the successful commercialization of the product approved.

Furthermore, we do not expect to begin the regulatory approval process in the United States for at least the next three years and, prior to this, will only pursue approval and marketing of our products in the countries recognizing the CE Mark; such as most European and Asian countries.

Because we have a limited operating history on which an evaluation of our prospects can be made, we may not be able to effectively manage the demands required of a new business in the medical device industry.

We have a limited operating history upon which an evaluation of our prospects can be made. There can be no assurance that we will effectively execute our business plan or manage any growth of our business, or that our future operating and financial forecast will be met. Future development and operating results will depend on many factors, including access to adequate capital, the completion and regulatory approval of marketable products, the demand for our products, the level of product and price competition, our success in setting up and expanding distribution channels and whether we can control costs. Many of these factors are beyond our control. In addition, our future prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business in the medical device industry, which is characterized by intense competition, rapid technological change, highly litigious competitors, potential product liability and significant regulation.

Because we have a history of losses and anticipate continued losses through our development stage, we may lack the financial stability required to continue operations.

Since inception we have suffered recurring losses totalling $38,763,110 as of February 28, 2007. We have funded our operations through the issuance of common stock, and through related party loans since inception, in order to meet our strategic objectives. We anticipate that losses will continue until such time, if ever, as we are able to generate sufficient revenues to support our operations. Our ability to generate revenue primarily depends on our success in completing development and obtaining regulatory approvals for the commercial sale of the products under development. There are no assurances that any such events will occur, that we will attain revenues from commercialization of our products or that we will ever achieve profitable operations.

Because the life cycle of medical products are difficult to predict, even if we were to introduce a product to the market we may not be able to gain market acceptance of the product.

The life cycle of the products that we plan to develop is difficult to predict. Failure to gain timely market acceptance of our products would have a material adverse effect on our ability to generate revenue, and would have a material adverse effect on our business, financial condition and results of operations. To successfully gain market acceptance, we must develop the ability to manufacture our products in large quantities in compliance with regulatory requirements and at an acceptable cost. We have no long-term experience in manufacturing stent products, and could experience difficulties in development or manufacturing that may have a material adverse effect on our ability to market our products. Moreover, there can be no assurance that we will be successful in scaling up manufacturing operations sufficient to produce our products in sufficient volume to generate market acceptance.

Because we are significantly smaller than the majority of our national competitors we may lack the financial resources needed to capture market share.

The market in which we intend to operate is dominated by several large firms with established products, and our success is dependant upon acceptance of our products by the medical community as reliable, safe and cost-effective. It may be difficult or impossible for us to achieve such acceptance of our products in view of these market conditions. In addition, our competitors are more financially stable than we are and have significant resources for research and development available to them. Thus it is likely that they will be quicker to market than us, with products that will compete with our products, should they be successfully approved and commercialized. Moreover, even if we successfully bring our products to market ahead of our projected competitors, established competitors could quickly bring products to market that would compete. In addition, the medical device market is subject to constant introduction of new products and designs.

Market acceptance of our products may be influenced by new products or technologies that come to market, which could render our products obsolete or prohibitively expensive.

Because we have not earned any revenues from operations, all our capital requirements have been met through financing and it is not certain we will be able to continue to find financing to meet our operating requirements.

Our capital requirements have been and will continue to be significant. We will be dependant on future financing to fund our research and development as well as other working capital requirements. We estimate that our current working capital will support our activities for the next 12 months. After that time we will need additional financing. We are currently anticipating further subscriptions for our common stock, but there is no assurance that these subscriptions will be forthcoming or that they will result in sufficient capital to meet our current and expected working capital needs. It is not anticipated that any of our officers, directors or current shareholders will provide any significant portion of our future financing requirements.

Furthermore, in the event that our plans change, our assumptions change or prove inaccurate, or our capital resources prove to be insufficient to fund operations, we could be required to seek additional financing sooner than currently anticipated, or in greater amounts than is currently anticipated. Any inability to obtain additional financing when needed would have a material adverse effect on us, including possibly requiring us to significantly curtail or possibly cease our operations. In addition, any future equity financing may involve substantial dilution to our existing shareholders.

Because we are in the development stage and have not yet produced a marketable product, we may lack the ability to recruit suitable candidates for employment, or to attract them to the company should they be identified.

We currently have 88 full time employees and only four full-time officers and directors. We have entered into consulting agreements with four individuals, who are also directors, to provide management services to us. The remainder of our management has been undertaken by independent consultants. This may make it difficult for us to attract capital investment sufficient to meet our capital needs.

Because we are in the development stage and have not yet produced a marketable product, we will be reliant upon our ability to attract skilled members of the stent or medical products' industries. There can be no assurance that we will be able to identify suitable candidates for employment, or to attract them to us should they be identified. In addition, we will be heavily dependent upon creative design and engineering skills of individuals with whom we have little familiarity, and who may not perform as expected.

Because we may not be able to obtain patents for the devices we are currently researching, we may not be able to protect our intellectual property rights.

Our success will depend in part on whether we can obtain patent protection for our products and processes, preserve trade secrets and proprietary technology and operate without infringing upon patent or other proprietary rights of third parties. We have patent applications pending in the United States and in several foreign markets, and are in the process of filing additional patent applications, but there can be no assurance that any of these patents will be issued or that patents will not be challenged. A significant number of medical device companies, other companies, universities and research institutions have filed patent applications or have been issued patents relating to stents and stent delivery systems, and there has been substantial litigation in this area. Established companies in the medical products industry generally, and the stent industry in particular, are aggressive in attempts to block new entrants to their markets, and our products, if successfully developed, may interfere with the intellectual property rights of these companies. Our success will depend on our products not infringing patents that we expect would be vigorously defended. Furthermore, the validity and breadth of claims in medical technology patents involve complex legal and factual questions and, therefore, are highly uncertain.

Because product liability is inherent in the medical devices industry and insurance is expensive and difficult to obtain, we may be exposed to large lawsuits.

Our business exposes us to potential product liability risks, which are inherent in the testing, manufacturing, marketing and sale of medical products. While we will take precautions we deem to be appropriate to avoid product liability suits against us, there can be no assurance that we will be able to avoid significant product liability exposure. Product liability insurance for the medical products industry is generally expensive, to the extent it is available at all. We have not yet sought to obtain product liability coverage. We intend to obtain such coverage when it is apparent that the MIV Stent or other products developed by us will be marketable. There can be no assurance that it will be able to obtain such coverage on acceptable terms, or that any insurance policy will provide adequate protection against potential claims. A successful product liability claim brought against us may exceed any insurance coverage secured by us and could have a material adverse effect on our results or ability to continue marketing our products.

Because the healthcare industry is subject to changing policies and procedures, we may find it difficult to continue to compete in an uncertain environment.

The health care industry is subject to changing political, economic and regulatory influences that may affect the procurement practices and operations of healthcare industry participants. During the past several years government regulation of the healthcare industry has changed significantly in several countries. Healthcare industry participants may react to new policies by curtailing or deferring use of new treatments for disease, including treatments that would use the products that we intend to develop. This could substantially impair our ability to successfully commercialize the MIV Stent, which would have a material adverse effect on our performance.

There is substantial doubt as to our ability to continue as a going concern based on our past operating losses and predicted future operating losses.

Our auditor has issued a going concern opinion on our financial statements expressing substantial doubt that we can continue as a going concern for a reasonable period of time unless sufficient equity financing can be secured or sufficient revenues to support our operations is generated.

There are no assurances that we will be successful in achieving these goals.

We will require additional funding in the future.

Based upon our historical losses from operations, we will require additional funding in the future. If we cannot obtain capital through financings or otherwise, our ability to execute our research and development plans will be greatly limited. Historically, we have funded our operations through the issuance of equity and short-term debt financing arrangements. We may not be able to obtain additional financing on commercial terms, if at all. Further, debt financing could lead to a diversion of cash flow to satisfy debt-servicing obligations and create restrictions on business operations. If we are unable to raise additional funds, it would have a material adverse effect upon our operations.

Our acquisitions may not be successful.

As part of our growth strategy, we intend to acquire additional companies and assets. Such acquisitions may pose substantial risks to our business, financial condition, and results of operations. In pursuing acquisitions, we will compete with other companies, many of which have greater financial and other resources to acquire attractive companies and assets. Even if we are successful in acquiring additional companies and assets, some of the companies and assets may not produce revenues at anticipated levels or within specified time periods. There is no assurance that we will be able to successfully integrate acquired companies and assets, which could result in substantial costs and delays or other operational, technical or financial problems. Further, acquisitions could disrupt ongoing business operations. If any of these events occur, it would have a material adverse effect upon our operations and results from operations.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise additional capital for our operations. Because our operations to date have been principally financed through the sale of equity securities, a decline in the price of our common stock could have an adverse effect upon our liquidity and our continued operations. A reduction in our ability to raise equity capital in the future would have a material adverse effect upon our business plans and operations, including our ability to continue our current operations. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

Sales of a substantial number of shares of our common stock into the public market by the Selling Shareholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize any current trading price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock. We had 113,426,056 shares of common stock outstanding as at July 12, 2007. When this registration statement is declared effective, the Selling Shareholders will be able to resell up to 38,654,000 shares of our common stock. As a result, a substantial number of our shares of common stock may be issued and may be available for immediate resale, which could have an adverse effect on the price of our common stock. As a result of any such decreases in the price of our common stock, purchasers who acquire shares from the Selling Stockholders may lose some or all of their investment.

Further, to the extent any of the Selling Shareholders exercise any of the common stock purchase warrants, and then resell the shares of common stock issued to them upon such exercise (subject to applicable securities law restrictions), the price of our common stock may decrease due to the additional shares of common stock in the market.

Any significant downward pressure on the price of our common stock as the Selling Shareholders sell their shares of our common stock could encourage short sales by the Selling Stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

In addition, stock markets have experienced extreme price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to resell their shares at a fair price and may lose all or part of their investment.

Because our stock is listed on the OTCBB and not a larger or more recognized exchange, investors may find it difficult to sell their shares or obtain accurate quotations for share prices.

Our common stock is listed on the OTCBB. Investors may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our common stock than would otherwise be the case were our common stock listed on a more recognized stock exchange or quotation service. In addition, trading in the Company's common stock is currently subject to certain rules under the Exchange Act, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock." Penny stocks are generally non-NASDAQ equity securities with a market price less than $5.00 per share. The penny stock rules require broker-dealers selling penny stocks to make certain disclosures about such stocks to purchasers thereof, and impose sales practice restrictions on broker-dealers in certain penny stock transactions. The additional burdens imposed upon broker-dealers by these rules may discourage them from effecting transactions in our common stock, which could limit the liquidity of the common stock and the ability of our stockholders to sell their stock in the secondary market.

A majority of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

A majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on our directors or officers, or enforce within the United States or Canada any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, investors may be effectively prevented from pursuing remedies under U.S. federal securities laws against them. In addition, investors may not be able to commence an action in a Canadian court predicated upon the civil liability provisions of the securities laws of the United States. The foregoing risks also apply to those experts identified in this prospectus who are not residents of the United States.

Nevada law and our Articles of Incorporation may protect our directors from certain types of lawsuits.

Nevada law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements involve risks and uncertainties regarding the availability of funds, government regulations, operating costs, outcomes of research programs and other factors. Forward-looking statements are made, without limitation, in relation to operating plans, business research and development, availability of funds and operating costs. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should consider various factors, including the risks outlined in this prospectus. These factors may cause our actual results to differ materially from any forward-looking statement. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding our business plans, our actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. We do not intend to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

The safe harbour for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock offered through this prospectus by the Selling Shareholders. All proceeds from the sale of the shares will be for the account of the Selling Shareholders. However, we may receive up to approximately $7,316,650 from the exercise of the warrants held by the Selling Shareholders if all such warrants are exercised. The proceeds, if any, would be used for general corporate purposes including, but not limited to, working capital, research and development, equipment purchase and modification, and pre-clinical and clinical trials. We will, however, incur substantially all costs associated with the filing of this prospectus and the registration statement of which it forms a part.

The foregoing represents the Company's intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changes in business conditions, however, could result in applying the proceeds from the exercise of the warrants in a manner other than as described in this prospectus.

SELLING SHAREHOLDERS

The Selling Shareholders named in this prospectus are offering all of the 38,654,000 shares of common stock offered through this prospectus. The Selling Shareholders are comprised of our existing shareholders who purchased units from us comprised of shares of our common stock and shares issuable upon exercise of common stock purchase warrants as follows:

On July 9, 2007, we issued an aggregate of 25,100,000 July 2007 Units at a price of $0.50 per July 2007 Unit, with each July 2007 Unit consisting of one share of our common stock and one-half of one July 2007 Warrant to certain of the Selling Shareholders named herein. Each July 2007 Warrant entitles the holder to purchase one share of our common stock at an exercise price of $0.55 per share for a period of five years. In connection with the July 2007 Private Placement, we also issued 251,000 Agent's Shares and 753,000 Agent's Warrants to the agent under the July 2007 Private Placement as a finder's fee, which are exercisable at a price of $0.55 per share for a period of five years.

The following table provides, as of July 12, 2007, information regarding the beneficial ownership of our shares of common stock held by each of the Selling Shareholders, including:

  the number of shares owned by each Selling Shareholder prior to this offering;

  the total number of shares that are to be offered by each Selling Shareholder;

  the total number of shares that will be owned by each Selling Shareholder upon completion of the offering;

  the percentage of our common stock owned by each Selling Shareholder; and

  the identity of the beneficial holder of any entity that owns the shares.

Information with respect to beneficial ownership is based upon information obtained from the Selling Shareholders. Information with respect to "Shares Beneficially Owned Prior to this Offering" includes the shares issuable upon exercise of the warrants held by the Selling Shareholders as these warrants are exercisable within 60 days of July 12, 2007. The "Number of Shares Being Offered" includes the shares acquired by the Selling Shareholders in the July 2007 Private Placement and the shares that are issuable upon exercise of the July 2007 Warrants acquired by the Selling Shareholders in the July 2007 Private Placement. Information with respect to "Shares Beneficially Owned After this Offering" assumes the sale of all of the shares offered by this prospectus and no other purchases or sales of our shares by the Selling Shareholders. Except as described below and to our knowledge, each named Selling Shareholder beneficially owns and has sole voting and investment power over all shares or rights to these shares owned by it. To our knowledge, except as disclosed below, none of the Selling Shareholders is an underwriter, a broker-dealer or an affiliate of an underwriter or a broker-dealer, other than the agent under the July 2007 Private Placement.

Because a Selling Shareholder may offer by this prospectus all or some part of the shares which it holds, no estimate can be given as of the date hereof as to the number of common shares actually to be offered for sale by a Selling Shareholder or as to the number of shares that will be held by a Selling Shareholder upon the termination of such offering.

	Shares Beneficially Owned Prior To This Offering(1)		Number of Shares Being Offered	Shares Beneficially Owned After This Offering(1)
Name of Selling Shareholder(1)	Number	Percentage(2)	Number	Number	Percentage(2)
July 2007 Private Placement
S.A.C. Arbitrage Fund, LLC(3)	750,000	*%	750,000	Nil	Nil
Pequot Diversified Master Fund, Ltd.(4)(5)	1,219,528	1.07%	1,219,528	Nil	Nil
Premium Services PCC Limited - Cell 32(4)(6)	1,626,111	1.43%	1,626,111	Nil	Nil
Pequot Healthcare Fund, L.P.(4)(7)	4,762,494	4.14%	4,762,494	Nil	Nil

	Shares Beneficially Owned Prior To This Offering(1)		Number of Shares Being Offered	Shares Beneficially Owned After This Offering(1)
Name of Selling Shareholder(1)	Number	Percentage(2)	Number	Number	Percentage(2)
Pequot Healthcare Offshore Fund, Inc.(4)(8)	5,582,107	4.84%	5,582,107	Nil	Nil
Pequot Healthcare Institutional Fund, L.P.(4)(9)	1,809,704	1.59%	1,809,704	Nil	Nil
CAMHZN Master LDC(10)	1,200,000	1.05%	1,200,000	Nil	Nil
CAMOFI Master LDC(11)	4,800,000	4.21%	4,800,000	Nil	Nil
Millennium Partners, L.P.(12)	15,000,000	12.67%	15,000,000	Nil	Nil
Rockmore Investment Master Fund Ltd.(13)	900,000	*%	900,000	Nil	Nil
BMO Capital Markets Corp.(14)	1,004,000	*%	1,004,000	Nil	Nil
Totals	38,654,000	30.60%	38,654,000	Nil	Nil

*     Less than 1%.

(1)     Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on July 9, 2007. Unless otherwise indicated hereinbelow, we are informed that each Selling Shareholder has sole dispositive and voting power with respect to their shares of common stock owned.

(2)     The applicable percentage of ownership is based on 113,426,056 shares of common stock outstanding as of July 12, 2007.

(3)     The Company is informed that, pursuant to investment agreements, each of S.A.C. Capital Advisors, LLC, a Delaware limited liability company ("SAC Capital Advisors"), and S.A.C. Capital Management, LLC, a Delaware limited liability company ("SAC Capital Management"), share all investment and voting power with respect to the securities held by S.A.C. Arbitrage Fund, LLC. The Company is also informed that Steven A. Cohen controls both SAC Capital Advisors and SAC Capital Management. The Company is further informed that each of SAC Capital Advisors, SAC Capital Management and Mr. Cohen disclaims beneficial ownership as to such securities except to the extent of their pecuniary interests therein.

(4)     The Company is informed that Pequot Capital Management, Inc. represents 10,000,000 shares of common stock and 5,000,000 shares of common stock underlying the July 2007 Warrants. The Company is also informed that the shares and, upon exercise, the July 2007 Warrant shares, are held of record by the following funds in the following amounts: Pequot Healthcare Fund, L.P., as to 4,762,494 shares; Pequot Healthcare Offshore Fund, Inc., as to 5,582,107 shares; Premium Series PCC Limited - Cell 32, as to 1,626,111 shares; Pequot Diversified Master Fund, Ltd., as to 1,219,584 shares; and Pequot Healthcare Institutional Fund, L.P., as to 1,809,704 shares. The Company is also informed that Pequot Capital Management, Inc., which is the Investment Manager/Adviser (as applicable) to the above named funds, exercises sole dispositive, investment and voting power for all the shares, except that Pequot Capital Management, Inc. does not hold voting power over 1,626,111 shares held of record by Premium Series PCC Limited - Cell 32. The Company is further informed that Arthur J. Samberg is the controlling shareholder of Pequot Capital Management, Inc. and disclaims beneficial ownership as to such securities except to the extent of his pecuniary interest therein.

(5)     The Company is informed that Pequot Capital Management, Inc., which is the Investment Manager/Adviser to Pequot Diversified Master Fund, Ltd., exercises sole dispositive, investment and voting power for all the shares. The Company is also informed that Arthur J. Samberg is the controlling shareholder of Pequot Capital Management, Inc. and disclaims beneficial ownership as to such securities except to the extent of his pecuniary interest therein.

(6)     The Company is informed that Pequot Capital Management, Inc., which is the Investment Manager/Adviser to Premium Series PCC Limited - Cell 32, exercises sole dispositive, investment and voting power for all the shares, except that Pequot Capital Management, Inc. does not hold voting power over the shares held of record by Premium Series PCC Limited - Cell 32. The Company is also informed that Arthur J. Samberg is the controlling shareholder of Pequot Capital Management, Inc. and disclaims beneficial ownership as to such securities except to the extent of his pecuniary interest therein.

(7)     The Company is informed that Pequot Capital Management, Inc., which is the Investment Manager/Adviser to Pequot Healthcare Fund, L.P., exercises sole dispositive, investment and voting power for all the shares. The Company is also informed that Arthur J. Samberg is the controlling shareholder of Pequot Capital Management, Inc. and disclaims beneficial ownership as to such securities except to the extent of his pecuniary interest therein.

(8)     The Company is informed that Pequot Capital Management, Inc., which is the Investment Manager/Adviser to Pequot Healthcare Offshore Fund, Inc., exercises sole dispositive, investment and voting power for all the shares. The Company is also informed that Arthur J. Samberg is the controlling shareholder of Pequot Capital Management, Inc. and disclaims beneficial ownership as to such securities except to the extent of his pecuniary interest therein.

(9)     The Company is informed that Pequot Capital Management, Inc., which is the Investment Manager/Adviser to Pequot Healthcare Institutional Fund, L.P., exercises sole dispositive, investment and voting power for all the shares. The Company is also informed that Arthur J. Samberg is the controlling shareholder of Pequot Capital Management, Inc. and disclaims beneficial ownership as to such securities except to the extent of his pecuniary interest therein.

(10)    The Company is informed that Centrecourt Asset Management, which is the Investment Manager to CAMHZN Master LDC, exercises sole dispositive, investment and voting power for all the shares. The Company is also informed that Richard Smithline is the controlling shareholder of Centrecourt Asset Management and disclaims beneficial ownership as to such securities except to the extent of his pecuniary interest therein.

(11)    The Company is informed that Centrecourt Asset Management, which is the Investment Manager to CAMOFI Master LDC, exercises sole dispositive, investment and voting power for all the shares. The Company is also informed that Richard Smithline is the controlling shareholder of Centrecourt Asset Management and disclaims beneficial ownership as to such securities except to the extent of his pecuniary interest therein.

(12)    The Company is informed that Millennium Management, L.L.C., a Delaware limited liability company, is the general partner of Millennium Partners, L.P., a Cayman Islands limited partnership, and consequently may be deemed to have voting control and investment discretion over securities owned by Millennium Partners, L.P. The Company is also informed that Israel A. Englander is the managing member of Millennium Management, L.L.C. As a result, Mr. Englander may be deemed to be the beneficial owner of any shares deemed to be beneficially owned by Millennium Management, L.L.C. The foregoing should not be construed in and of itself as an admission by either of Millennium Management, L.L.C. or Mr. Englander as to beneficial ownership of the shares of the Company's common stock owned by Millennium Partners, L.P.

(13)    The Company is informed that Rockmore Capital, LLC, which is the Investment Manager to Rockmore Investment Master Fund Ltd.., exercises sole dispositive, investment and voting power for all the shares. The Company is also informed that Bruce Bernstein, Brian Daly and Michael Clateman are authorized signatories for Rockmore Investment Master Fund Ltd., however , each of the same and Rockmore Capital, LLC disclaims beneficial ownership as to such securities except to the extent of their pecuniary interests therein.

(14)    BMO Capital Markets Corp. is an indirect, wholly-owned subsidiary of the Bank of Montreal, a Canadian reporting and public company.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issued to the Selling Shareholders and issuable upon exercise of the warrants to permit the resale of these shares of common stock by the holders of the shares of common stock and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The Selling Shareholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The Selling Shareholders may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  an exchange distribution in accordance with the rules of the applicable exchange;

  privately negotiated transactions;

  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

  broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

  through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

  a combination of any such methods of sale; and

  any other method permitted pursuant to applicable law.

The Selling Shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. If the Selling Shareholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with sales of the shares of common stock or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Selling Shareholders may also sell shares of common stock short and if such short sale shall take place after the date that the registration statement of which this prospectus forms a part is declared effective by the SEC, the Selling Shareholders may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the Selling Shareholders have been advised that they may not use shares registered on the registration statement of which this prospectus forms a part to cover short sales of our common stock made prior to the date the registration statement has been declared effective by the SEC.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Shareholders to include the assignee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, assignee or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the July 2007 Private Placement, we paid BMO Capital Markets Corp., the agent under the July 2007 Private Placement, $753,000 in cash and issued 251,000 Agent's Shares and 753,000 Agent's Warrants to the agent as a finder's fee, which are exercisable at a price of $0.55 per share for a period of five years, and agreed to register the Agent's Shares and Agent's Warrants for resale under this prospectus and the registration statement of which it forms a part. There is no material relationship between the agent and the Company or any of its associates or affiliates, other than the agent acting as agent in connection with the July 2007 Private Placement.

The Selling Shareholders and any broker-dealer or agents participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Each Selling Shareholder (other than the agent) has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. Upon the Company being notified in writing by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Shareholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed 8%.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Shareholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

The Selling Shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Shareholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the related registration rights agreement, which we anticipate to be approximately $41,212, including, without limitation, SEC filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a Selling Shareholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the Selling Shareholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the related registration rights agreement, or the Selling Shareholders will be entitled to contribution. We may be indemnified by the Selling Shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Shareholders specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

LEGAL PROCEEDINGS

Mr. Ma

As disclosed in the Company's prior filings, the Company was the Appellate in an action in the British Columbia Court of Appeal.

On September 22, 2004, the British Columbia Court of Appeal dismissed with costs two appeals of the Company seeking to set aside the Order of the Honourable Mr. Justice Lowry pronounced on May 20, 2003 whereby the British Columbia Supreme Court ordered the Company and its majority owned subsidiary, M-I Vascular Innovations, Inc. ("M-I Vascular"), to take all necessary steps to exchange 3,192,399 shares of M-I Vascular owned by John Ma for 3,192,399 shares of the Company. On December 29, 2004, we issued 3,192,399 common shares to exchange for Mr. Ma's 3,192,399 common shares of M-I Vascular. The share exchange took place on January 14, 2005.

By counterclaim in the British Columbia Supreme Court, the Company continues to dispute John Ma's entitlement to his M-I Vascular shares (and to any Company shares he receives in exchange for his M-I Vascular shares), and we are suing Mr. Ma for damages for fraudulent misrepresentation. In a further action in the Supreme Court of British Columbia, we are suing Mr. Ma for defamation.

At present, the outcome of this legal proceeding is uncertain.

Other than as described above, the Company is not a party to any material legal proceedings and, to the knowledge of the Company, no such proceeding is contemplated or threatened.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Officers

Our current executive officers and directors are:
Name	Age	Position with the Company
Alan P. Lindsay	57	Chairman, Chief Executive Officer, Principal Executive Officer and a director
Dr. I. Mark Landy	39	President and a director
Patrick A. McGowan	68	Executive Vice President, Secretary, Chief Financial Officer, Principal Accounting Officer and a director
Dr. Daniel Savard	56	A director
Dr. Dov Shimon	57	President and Chief Executive Officer of SagaX, Inc. and a director
Dr. Tom Troczynski	53	Vice President, Coatings
Rajesh Vaishnav	46	President and Chief Operating Officer of BioSync Scientific Pvt. Ltd.

The following table sets forth the portion of their time that our executive officers and directors devote to our Company:
Alan P. Lindsay:	100%	Dr. Tom Troczynski:	35%
Dr. I. Mark Landy:	100%	Dr. Dov Shimon:	100%

Patrick A. McGowan:	100%	Rajesh Vaishnav	100%
Dr. Daniel Savard:	10%

The Board of Directors does not have a nominating committee or audit committee. Therefore, the selection of persons for election to the Board of Directors was neither independently made nor negotiated at arm's length.

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years:

ALAN P. LINDSAY, Chairman, Chief Executive Officer, Principal Executive Officer and a director

Alan P. Lindsay has been MIV's Chairman and CEO since October 2001 and its President until recently with the appointment of Dr. Landy. Mr. Lindsay has extensive experience in building companies and taking them public on recognized stock exchanges. Before coming to MIV Mr. Lindsay was the Chairman, President and CEO of Azco Mining, Inc., a base metals exploration company he co-founded and took public on the Toronto and AMEX exchanges. Mr. Lindsay served as Azco Mining, Inc.'s CEO and President from 1991 to 1994, its Chairman and CEO from 1994 to 1997 and its President, Chairman and CEO from 1997 to 2000. Azco Mining, Inc. was listed on the Toronto Stock Exchange in 1993 and on AMEX in 1994.

Mr. Lindsay was recently reappointed as a director of TapImmune, Inc., a company he co-founded 1999 and assisted with its financing. Mr. Lindsay initially resigned as Chairman prior to the company going public. In 2002 this company was taken public through a reverse take over and was listed on the OTCBB under the name GeneMax Corp. It currently trades under the stock symbol "TPIM". TapImmune, Inc., through GeneMax Pharmaceuticals, is a product-focused biotechnology company specializing in the application of the latest discoveries in cellular immunology and cancer biology to the development of proprietary therapeutics aimed at the treatment and eradication of cancer and therapies for infectious diseases, autoimmune disorders and transplant tissue rejection.

Prior to becoming an entrepreneur, Mr. Lindsay was responsible for building a significant business and marketing organization in Vancouver, Canada, for Manulife Financial, a major international financial services corporation. Mr. Lindsay has not been involved in the past five years in any legal proceedings described in Item 401(d) of Regulation S-B.

DR. I. MARK LANDY, President and a director

Dr. Landy had been MIV's President since April 1, 2006; replacing Mr. Lindsay who continues as the company's Chairman and CEO. Dr. Landy is also a director of the company. Dr. Landy's mission is to strengthen the company's internal procedures and move its technologies to market. He is a recognized medical device analyst and industry authority who brings a wealth of industry and physician relationships to the company that will be used to raise the company's corporate profile, to optimize and accelerate the development of the company's key strategic partnerships and to assist the company in bringing to market its technologies.

Dr. Landy most recently distinguished himself as the Senior Research Analyst of Medical Supplies and Devices at the Susquehanna Research Group where he was voted the firm's top-ranked healthcare analyst by institutional clients in both 2004 and 2005. He is a familiar financial pundit who has made frequent appearances on CNBC, Reuters, Dow Jones, Bloomberg, The Wall Street Journal and Business Week, among other outlets. From 2001 to 2004 Dr. Landy was the Senior Medical Device Analyst at Leerink Swann and Company

Dr. Landy holds a degree in business from the Wharton School of Business at the University of Pennsylvania, and also holds the degree equivalent of Doctor of Dental Surgery from the University of Witwatersrand, in Johannesburg, South Africa. He spent three years in London, U.K., in private practice focusing on post-traumatic facial reconstructive surgery, and he has had articles published in both business and health care journals. Dr. Landy has not been involved in the past five years in any legal proceedings described in Item 401(d) of Regulation S-B.

PATRICK A. McGOWAN, Executive Vice President, Secretary, Chief Financial Officer, Principal Accounting Officer and a director

Patrick A. McGowan is a management consultant specializing in assisting public companies with financing, regulatory filings, administration and business plans. From November 1, 2001 to the present, Mr. McGowan has been engaged by the Company to serve as its Executive Vice President and Chief Financial Officer, to assume responsibility for negotiations with attorneys, auditors and financial institutions and the day to day business operations of the Company. From September 1997 to the time Mr. McGowan joined MIV, he served as CEO of American Petro-Hunter, Inc., an oil exploration company with duties including reviewing business proposals, writing business plans and approving corporate filings. Mr. McGowan was also responsible for all legal matters and functional areas of business for American Petro-Hunter including administration, accounting, contract negotiations, banking, writing press releases and overseeing regulatory filings. American Petro-Hunter is currently listed on the OTCBB under the stock symbol AAPH.

Mr. McGowan obtained his Masters of Business Administration from the University of Western Ontario in 1965, and his Bachelors of Science from the University of Oregon in 1963. Mr. McGowan has not been involved in the past five years in any legal proceedings described in Item 401(d) of Regulation S-B.

DR. DANIEL SAVARD, a director

Dr. Daniel Savard brings to MIV more than 20 years of clinical practice and clinical research in cardiology. From 1997 to the present, Dr. Savard has been President of Medi-Recherche Inc. and Assistant-Medical Director of the Quebec Blue Cross (Canassistance, Inc.). In 2001 Dr. Savard became a member of the Board of Governors of the Quebec Blue Cross. He is also member of La Societe des Medecins Experts du Quebec. Since 2000, he has been a consultant for La Regie des Rentes du Quebec. Recently, he joined Biomundis, a Canadian venture capital company in biotechnology, as medical Director.

Dr. Savard holds a doctorate degree in medicine from the Faculty of Medicine of Montreal University (1971-1976) and a license from the Medical Council of Canada. Dr. Savard completed postdoctoral training in Internal Medicine and Cardiology at Montreal University (1976 to 1980) and a one year fellowship in clinical and research echocardiography at the Quebec Heart Institute of Laval University. Dr. Savard has been certified in Cardiology by the Corporation des Medecins du Quebec and by the Royal College of Physicians and Surgeons of Canada. Dr. Savard is assistant professor of Medicine at the University of Montreal and practices at the Centre Hospitalier Universitaire de Montreal and Notre-Dame Hospital in Montreal. Dr. Savard's research interests are coronary heart disease, congestive heart failure, arterial hypertension, hyperlipidemia, angiogenesis therapy in coronary heart disease, circadian cycle and ambulatory blood pressure monitoring.

Dr. Savard is highly involved in clinical research. He has participated in 65 clinical trials, several of which were international multicenter studies. Dr. Savard has served on several pharmaceuticals clinical advisory boards for companies such as Pfizer, Hoechst Marion Roussel, Biovail Corp, Crystal Corp. and Aventis Pharma Inc. He is currently consulting for Biovail Corp. and for Medisys, an important Canadian health care management company.

Dr. Savard is an active member of several associations including L'Association des Cardiologues du Quebec, L'Association des Medecins Specialistes du Quebec and of La Societe des Medecins Experts du Quebec. He has published more than 40 papers and articles relating to his research. Dr. Savard has not been involved in the past five years in any legal proceedings described in Item 401(d) of Regulation S-B.

DR. DOV SHIMON, President and Chief Executive Officer of SagaX, Inc. and a director

Dr. Dov Shimon is a renowned cardiac and thoracic surgeon. He graduated with honors from Hadassah Hebrew University Medical School in 1977 and trained from 1978 to 1984 as a general and cardiothoracic surgeon at Hadassah University Hospital in Israel. From 1984 to 1986 Dr. Shimon was the chief resident in cardiovascular surgery at the University of Toronto, Canada, and in 1986 he became the heart transplantation fellow at the Medical College of Virginia in Richmond, Virginia. Dr. Shimon was appointed as senior Cardiothoracic Surgeon at Hadassah in 1987 and tenured in 1989. He was head of the Israel Transplant Program from 1987 to 1992. Dr. Shimon pioneered heart transplantation in Israel (1987), lung transplantation (1989) and heart-lung transplantation (1993). He has performed more than 8,000 open-heart operations and thousands of other thoracic operations. Dr. Shimon also has more than 17 years of experience in animal and clinical testing of medical devices.

In addition to his clinical duties as head of cardiovascular surgery, Dr. Shimon was a director at the Artificial Heart Institute in Salt Lake City, Utah. Dr. Shimon is a member of numerous medical and scientific societies and has authored many peer reviewed publications. Dr. Shimon retired as a Major from the IDF Medical Corps reserves (Paratroopers Battalion) where he had been decorated. Dr. Shimon gained wide experience and has served as a senior military surgeon during the war in Lebanon in 1982-3. Dr. Shimon completed Senior Business Management Studies at Tel-Aviv University, School of management, in 1996. He has been working since 1999 with medical device companies in the design and implementation of preclinical and clinical studies. Dr. Shimon founded and has been serving as CEO of SagaX Technologies for Medicine Inc. since inception. Dr. Shimon has not been involved in the past five years in any legal proceedings described in Item 401(d) of Regulation S-B.

DR. TOM TROCZYNSKI, Vice President of Coatings

Dr. Tom Troczynski joined the Company in February 2002 to assist in the development of its proprietary coating technologies and in the supervision of the Research and Development team at the University of British Columbia. Since 2001, Dr. Troczynski has been a Full Professor in Metals and Materials Engineering Dept. at the UBC and leads UBCeram, one of the largest ceramics research groups in Canada. Dr. Troczynski's bio-ceramics development program is focused on biocompatible hydroxyapatite coatings for metallic substrates, such as implants and stents. From 1997 to 2001 Dr. Troczynski was an Associate Professor, and from 1991 to 1997 an Assistant Professor at UBC. Dr. Troczynski graduated from McMaster University in Hamilton, Ontario in Materials Science and Engineering in 1987. Dr. Troczynski has published many journal articles and other publications, as well as filed a number of patents. Dr. Troczynski has not been involved in the past five years in any legal proceedings described in Item 401(d) of Regulation S-B.

RAJESH VAISHNAV, President and Chief Operating Officer of BioSync Scientific Pvt. Ltd.

Rajesh L. Vaishnav has been President and COO of Biosync Scientific Pvt. Ltd. since November 2006. He was the Chaiman and Managing Director of Biosync from April 2005 to January 2007. Prior to joining Biosync, he was a Technical Director with Sahajanand Medical Technologies Pvt. Ltd. from March 2000 to March 2005. He has to his credit the development of various stents and stent systems including SS316L, CoCr, PES & SES.He has over eight years experience with various stent manufacturing technologies, marketing and regulatory affairs and two years experience in finance, acquisition & mergers.

Significant Employees

There are no significant employees other than our executive officers.

Terms of Office

Our directors are elected to hold office until the next annual meeting of our shareholders or until their respective successors have been elected and qualified. Our executive officers are appointed by our Board of Directors to hold office at the discretion of the board .

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

Our directors, executive officers or control persons have not been involved in any of the following events during the past five years:

  any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

  any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

  being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

  being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership

The following table sets forth certain information concerning the number of our shares of common stock owned beneficially as of July 3, 2007 by: (i) each person (including any group) known to us to own more than 5% of our common stock, (ii) each of our directors and executive officers, and (iii) our executive officers and directors as a group. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares they own.
Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage of Common Stock(1)
Directors and executive officers:
Alan P. Lindsay Suite 1, 8765 Ash Street Vancouver, B.C., Canada, V6P 3T3	5,969,969(2)	5.02%
Dr. I. Mark Landy 880 Glengate Place, Atlanta, Georgia, U.S.A., 30328	5,363,999(3)	4.52%
Patrick A. McGowan Suite 1, 8765 Ash Street Vancouver, B.C., Canada, V6P 3T3	1,376,665(4)	1.20%
Dr. Daniel Savard Suite 1, 8765 Ash Street Vancouver, B.C., Canada, V6P 3T3	400,000(5)	0.35%
Dr. Dov Shimon Suite 1, 8765 Ash Street Vancouver, B.C., Canada, V6P 3T3	2,522,700(6)	2.21%
Dr. Tom Troczynski Suite 1, 8765 Ash Street Vancouver, B.C., Canada, V6P 3T3	1,310,267(7)	1.15%
All directors and executive officers as a group:	16,943,600(8)	14.45%
5% Stockholders:
Millennium Partners, L.P. 666 Fifth Ave., 8th Floor., New York, NY 10103	15,000,000	12.67%

(1)     Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on July 9, 2007. Unless otherwise indicated hereinbelow, we are informed that each person has sole dispositive and voting power with respect to their shares of common stock owned. The applicable percentage of ownership is based on 113,426,056 shares of common stock outstanding as of July 9, 2007.

(2)     Consists of 469,969 shares held by Mr. Lindsay and 5,500,000 shares that can be acquired by Mr. Lindsay upon exercise of options to purchase shares held by Mr. Lindsay within 60 days of the date hereof.

(3)     Consists of 114,000 shares held by Mr. Landy, 4,249,999 shares that can be acquired indirectly through Simba Biomed, a company which is controlled by Mr. Landy, upon exercise of options to purchase shares held, 800,000 shares that can be acquired by Simba Enterprises, a company wholly owned by Mr. Landry's wife, upon exercise of warrants, and 200,000 shares by Mr. Landy upon the exercise of options within 60 days of the date hereof.

(4)     Consists of 56,665 shares held by Mr. McGowan and 1,320,000 shares that can be acquired by Mr. McGowan upon exercise of options to purchase shares held by Mr. McGowan within 60 days of the date hereof.

(5)     Consists of 400,000 shares that can be acquired by Dr. Savard upon exercise of options to purchase shares held by Dr. Savard within 60 days of the date hereof.

(6)     Consists of 1,587,500 shares held by Shimoco LLC (a corporation over which Dr. Shimon has 86.2% voting and dispositive power), 35,200 shares held by Dr. Shimon and 900,000 shares that can be acquired by Dr. Shimon upon exercise of options to purchase shares held by Dr. Shimon within 60 days of the date hereof.

(7)     Consists of 617,024 shares held by Mr. Troczynski, 493,243 shares held by 725515 B.C. Ltd. (50% owned by Mr. Troczynski) and 200,000 shares that can be acquired by Mr. Troczynski upon exercise of options to purchase shares held by Mr. Troczynski within 60 days of the date hereof.

(8)     Consists of 3,373,601 shares held by our directors and executive officers and 13,569,999 shares that can be acquired by our directors and executive officers upon exercise of options and warrants to purchase shares held by our directors and executive officers within 60 days of the date hereof.

Changes in Control

We are unaware of any contract, or other arrangement or provision of our Articles of Bylaws, the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF SECURITIES

General

As at July 9, 2007, there were 113,426,056 shares of the common stock issued and outstanding. The authorized capital stock of the Company consists of 230 million common shares and 20 million preferred shares at $0.001 par value. Inclusive of this amount are 2,500,000 shares which are outstanding and which are being returned to treasury for cancellation by the Company resulting from the Company's previous Regulation S offering. The shares were being held as part of a previous offering of the Company's special class Regulation S shares on the Berlin Stock Exchange. Upon liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of common stock are entitled to share pro-rata in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights. All outstanding shares of Common Stock are validly authorized and issued, fully paid and non-assessable. The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by the Company's Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

There are no provisions in the Company's Articles or By-laws that would delay, defer or prevent a change in control of the Company.

The above description concerning the capital stock of the Company does not purport to be complete. Reference is made to the Company's Articles of Incorporation and Bylaws which are available for inspection upon proper notice at the Company's offices and are available on the Internet as an exhibit to the Company's Form 10SB12G as filed on April 26, 2000. As well, the applicable statutes of the State of Nevada provide a more complete description concerning the rights and liabilities of stockholders.

Voting Rights

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Dividend Policy

Holders of the Company's common stock are entitled to dividends if declared by the Board of Directors out of funds legally available therefore. The Company does not anticipate the declaration or payment of any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of the Company's business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

Stock transfer agent

The Company's Transfer Agent is Interwest Transfer Company, Inc. of 1981 East Murray Holladay Road, Suite 100, P.O. Box 17136, Salt Lake City, Utah, U.S.A., 84117.

LEGAL MATTERS

Lang Michener LLP, our independent legal counsel, has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

EXPERTS

The consolidated financial statements of the Company as at and for the year ended May 31, 2006 included in this prospectus have been audited by Dale Matheson Carr-Hilton LaBonte LLP, Chartered Accountants, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere in this prospectus and are included in reliance upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of the Company as at and for the year ended May 31, 2005 included in this prospectus and registration statement have been audited by Ernst & Young LLP, Chartered Accountants, an independent registered public accounting firm, as set forth in their report thereon (which contain an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements) appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

As described in the report of Ernst & Young LLP, subsequent to the issuance of the Company's 2005 consolidated financial statements, discovery of facts existing at the date of such report resulted in a restatement of certain information in the consolidated financial statements. Prior auditors were required to reaudit the cumulative income, expense and cash flow data from inception to May 31, 2003 which resulted in adjustment to the cumulative net loss from inception to May 31, 2005 and a restated cumulative loss per share. The reports of the other auditors have been reissued and remain unqualified and Ernst & Young LLP have relied upon such reissued reports in connection with their audit of the Company's financial statements for the year ended May 31, 2005. The reissued reports of the prior auditors are included with the report of Ernst & Young LLP.

The consolidated financial statements of the Company as at and for the year ended May 31, 2003 included in this prospectus have been audited by Morgan & Company, Chartered Accountants, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere in this prospectus and are included in reliance upon the authority of such firm as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock offered hereby was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes, our Articles of Incorporation and our Bylaws.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION SINCE INCORPORATION

We are incorporated as DBS Holdings, Inc. under the laws of the State of Nevada on March 19, 1999. On June 23, 1999, we acquired a 19% interest in "investorservice.com", an Internet domain name, paying for this acquisition with $2,500 in cash and by issuing 2,500 restricted shares of our common stock. On September 15, 2000, we exercised our option to acquire the remaining 81% interest in investorservice.com for an additional issuance of 10,000 restricted shares of our common stock. Subsequently, we completed offerings of 10,268,000 shares of common stock to certain investors.

On April 25, 2000, we filed a registration statement on Form 10SB to register our common stock under the Exchange Act and thereby became a reporting company, and also became eligible for listing our common stock on the OTCBB. Our common stock was qualified and listed for trading on the OTCBB on July 13, 2000.

In March 2001, we announced that we had concluded negotiations for the acquisition and control of M-I Vascular, a stent medical device development company, and in April 2001, we signed a Share Exchange and Finance Agreement with M-I Vascular. We exchanged, on a one for one basis, 58% of the shares outstanding of M-I Vascular for our shares. Pursuant to the terms of the Share Exchange Agreement, we completed the share exchange with the remaining shareholders of M-I Vascular on May 31, 2003.

In May of 2001, and in connection with the Share Exchange Agreement, we announced a change of business and control. We elected and appointed new officers and directors and began to engage in the business of developing medical stents. On March 5, 2002, following shareholder approval to amend our Articles of Incorporation, we changed our name to MIV Therapeutics, Inc.

On March 14, 2005, we acquired 100% of SagaX, Inc. ("SagaX"), a Delaware corporation with operations in Israel, from a third party. SagaX is in the business of developing a neuro-vascular embolic stent filter medical device through its subsidiary in Israel, which complements our current research activities. SagaX has a registered patent entitled Endovascular Device for Entrapment of Particulate and Method for Use. The technology patented is still in the research stage.

We agreed to issue 4,200,000 shares in exchange for all of the issued and outstanding shares of SagaX. The shares were valued at $0.47, which is the fair value of the shares at the time of agreement, and were issued in three intervals: 2,000,000 of the shares within 30 days of the effective date of the agreement (issued), 1,100,000 shares upon successful completion of large animal trials and the final 1,100,000 shares upon CE Mark approval relating to SagaX's products. We also agreed to pay $145,000 of the vendor's debt at the time of acquisition and agreed to finance up to $730,000 for SagaX's research in 2005. If we decide to abandon the underlying patented project or we are placed into receivership or fail to fund SagaX in any six month period, then the vendor or its nominee may repurchase SagaX, including all of its intellectual property, in exchange for the return of all of the Company's common shares issued and a cash payment equal to 125% of all cash advanced by us to SagaX.

On March 1, 2005, we entered into a share acquisition letter of intent with the shareholders of Sahajanand Medical Technologies Inc. ("SMT") of India to purchase 100% of the issued and outstanding shares of SMT. The proposed acquisition of SMT was terminated by mutual agreement in January 2006.

Our shares are currently trading under the symbol "MIVT" on the OTCBB. On August 24, 2006, following shareholder approval at our most recent annual meeting, we amended our Articles of Incorporation to increase our authorized common stock to 230,000,000 shares of common stock and 20,000,000 shares of preferred stock.

description of business

We are an advanced stage research and development company pursuing the commercialization of the next generation of fully biocompatible coatings for stents and other medical devices and advanced drug delivery systems with the intent of providing healing solutions for cardiovascular disease and other medical conditions. In collaboration with the University of British Columbia, we have developed unique coating technologies that utilize Hydroxyapatite for application on medical devices and drug delivery systems. Simultaneously, alternative polymer-free coatings and advanced polymeric coatings with enhanced biocompatibility and bioavailability were developed by our R&D team at our wholly-owned subsidiary, MIVI Technologies Inc. Our proprietary coating and drug delivery technologies are protected by 45 patents and patent applications world-wide.

Recent Developments

Proposed Acquisition of Vascore Scientific Co. Ltd.

Effective on September 5, 2006, we entered into an Equity Transfer Agreement to acquire all of the outstanding equity interests of Vascore Scientific Co., Ltd., a wholly foreign owned enterprise in China ("Vascore"), which is presently engaged in the business of, among other things, designing, manufacturing and marketing coated and non-coated vascular stents and related accessories. The Equity Transfer Agreement, which is still subject to numerous conditions precedent to closing and including, without limitation, final Board and government approvals, provides for the payment and issuance of an aggregate of $1,000,000 and 4,000,000 common shares of our company prior to the completion of the acquisition of Vascore.

In accordance with the terms of the Agreement, and in order to acquire Vascore, we are required, and recently agreed, that as a consequence of our prior receipt of an acceptable valuation together with certain other conditions precedent, we will pay and issue to the vendors at the closing of the agreement an aggregate of $1 million and 4,000,000 restricted common shares. In this respect, and by way of letter of guarantee dated December 1, 2006, we have recently agreed that, should the vendors determine to sell any of their restricted common shares at any time prior to 12 months and 30 trading days from closing, or should we be in any way acquired during the same time period, then we will be required to either pay to the Vendors any difference between the actual sales price received and the deemed agreed value ($1.00) per restricted common share or redeem any such restricted common share at such deemed agreed value.

In this regard, and having recently received regulatory approval from the appropriate Chinese authority to the acquisition of Vascore, we expect to be in the position to complete the proposed acquisition, and subject to its purchase price funding requirement, during the next quarter.

As of February 28, 2007, investment advances of $90,000 which represents direct costs incurred as a result of the proposed acquisition has been capitalized on the financial statements. These costs will be included in the total acquisition costs upon consummation of this transaction.

Acquisition of BioSync Scientific Pvt. Ltd.

On February 16, 2007, we completed the acquisition of all of the issued and outstanding shares of BioSync Scientific Pvt. Ltd. ("BioSync Scientific"), a body corporate subsisting under and registered pursuant to the laws of India and is presently engaged, among other things, in the business of designing, manufacturing and marketing coated and non-coated vascular stents and related accessories.

In consideration for the acquisition of the shares of BioSync Scientific, we issued 50,000 shares of the Company's common stock with an estimated fair value of $25,000 and paid $500,000 to the vendors. As a further condition of the agreement, we were required to satisfy any and all bank indebtedness of BioSync Scientific, at the time estimated to be $1,000,000.

For accounting purposes, the 750,000 shares issued to the President of Biosync Scientific with an estimated FV of $375,000 has been included as consideration for the acquisition.

During the nine months ended February 28, 2007, we advanced a total of $1,044,470 to BioSync Scientific, of which $910,025 was used for repayment of BioSync Scientific's bank indebtedness.

Business Overview

We were initially focussed on the development of minimally invasive medical devices for use in cardiovascular and other medical procedures. We completed the development of a proprietary coronary stent for use in angioplasty procedures but have since shifted our focus to the development of technologies used to manufacture a range of biocompatible coatings for stents and other medical devices.

Coronary stents are used to treat cardiovascular disorder caused by the narrowing or blockage of coronary arteries. Stents are compressible tubular metal mashes that are mounted on a balloon catheter, inserted into the circulatory system by a team of cardiologists, and directed to the location of a blocked coronary artery. During the angioplasty procedure, which involves unclogging the artery, the balloon is expanded to clear the obstruction, allowing normal blood flow. With this procedure, the stent is deployed and remains in place to reinforce the artery wall. This procedure is the leading alternative to costly and highly invasive open-heart surgery. Stents have eliminated many of the complications that previously accompanied simple balloon angioplasty. As much as 80% of blocked coronary arteries can be treated effectively with stenting.

We, in collaboration with UBC, have developed unique coating technologies that utilize Hap for application on medical devices and drug delivery systems. Hap is naturally found in bone and tooth enamel and is rapidly integrated into the human body. As such, it may inhibit a variety of adverse and inflammatory reactions and potentially help reduce restenosis, a recurrence of coronary artery disease following angioplasty. It is also believed that Hap-coated cardiovascular stents will not trigger late adverse thrombogenic reactions.

We have a strategic alliance with UBC, whereby we have licensed from UBC the worldwide rights to technologies for coating stents and other medical devices with Hap. Our lead product in development is an Hap-coated coronary stent with a nano-film coating.

Over the next several years we intend to expand our technologies to include several promising drug delivery platforms. Drug delivery is a system or technology that enables the introduction of a therapeutic agent into the body and improves its efficacy by controlling the rate, time or site of release. Commercially, drug delivery provides the ability to develop a new route of administration for an existing drug and can substantially improve the efficacy of a drug, while also reducing its side effects.

We expect to enter the drug-eluting stent market by using a thicker coating of Hap loaded with a suitable drug, i.e. anti-inflammatory. The technology has applications in cardiovascular and non-cardiovascular drug/device combination products, including peripheral stents, biodegradable implants, gene therapy, and delivery systems for release of chemotherapeutic agents.

Our technology is considered to be suitable for broad applications in cardiovascular and non-vascular drug/device combination products. Our goal is to continue to diversify our portfolio to capitalize on these potential applications, accessing the approximately $200 billion market of combination drug/device products.

Our lead product in development is a passive, nano-film Hap coating. In parallel, we are developing polymer free multi-layer and composite film coatings with drug-eluting capabilities to facilitate therapeutics and treatments for localized drug delivery systems.

Coating and Drug Delivery Technologies

Our lead biocompatible coating and drug delivery technologies include:

  Hap ultra-thin (thickness appr. 0.25 micron) "passive" (without drug) coating for cardiovascular stents. This coating is designated as a long-lasting protective barrier between substrate of the stent (stainless steel, cobalt-chromium or other medical grade metal alloys) and surrounding tissue, and ensures exceptional biocompatibility not encountered in stents available on the market at the present time. Hap is naturally found in bone and tooth enamel and is rapidly integrated into the human body. As such, it may inhibit a variety of adverse and inflammatory reactions and potentially help reduce restenosis, a recurrence of coronary artery disease following angioplasty. It is also believed that Hap-coated cardiovascular stents will not trigger late adverse thrombogenic reactions;

  Hap highly porous coating with thickness appr. 0.7-1.0 micron, with capacity to carry adequate quantity of anti-inflammatory or anti-proliferative drugs and equipped with drug eluting profile required for safe and effective delivery of these drugs;

  family of proprietary polymer-based coating technologies (so-called Smart-1 and Smart-2) with enhanced biocompatibility and highly engineerable drug eluting profiles;

  drug delivery system (Smart-3) based on microspheres (20 nanometers - 5 microns) designed for local delivery of drugs in variety of applications (inhalable, greases, fillers, pastes, injections, etc.) outside of cardiovascular stent applications; and

  unique non-polymeric drug eluting coatings for cardiovascular stents and other implantable devices based on hydrolyzed lipids (Smart-4) and metallic salts (Smart-5).

Cardiovascular Stents

Although the development of biocompatible coatings and drug delivery systems targets potential commercialization with third-party cardiovascular stents which are already approved for use on specific markets in its bare-metal form, we are also simultaneously developing new generation of cardiovascular stents. These stents are designed as a novel, alternative platform equipped with advanced and unique design features and are destined for commercialization of MIVT proprietary coating and drug eluting technologies independent from third parties. Two stent designs are pursued at the present time:

  advanced metal alloy stent with unique stress-compensating design; and

  biodegradable composite stent.

Drug-Eluting Stents

We are expected to enter the drug-eluting stent market with its polymer-free technologies; sub-micron-thick highly porous Hap coating.

Multilayer polymer-free coating both loaded with a suitable drug, i.e. anti-inflammatory or anti-proliferative. These drug delivery technologies through their exceptional biocompatibility offer significant advantages over competitive products available on the market at the present time and have potential applications in cardiovascular and non-cardiovascular drug/device combination products, including peripheral stents, biodegradable implants, gene therapy, and delivery systems for release of chemotherapeutic agents.

Hap Nano-Film Stent Coating Technology

Hap is naturally found in bone and tooth enamel and is rapidly integrated into the human body. Numerous results from clinical tests and surgical practice have shown that in addition to its demonstrated biocompatibility, this new generation of advanced biocompatible coatings is non-toxic and does not induce thrombogenicity, allergic or inflammatory reactions, therefore making it a potentially solid candidate as a coating for coronary stents and other implantable medical devices.

Our Hap coating technology has successfully progressed through a comprehensive range of animal and mechanical trials required for CE Mark and FDA approvals in both Europe and the US. These include thrombogenicity (blood clotting), cytotoxicity, and demanding fatigue life testing for our nano-film Hap-coated coronary stent. The results support the expectation that the Hap-coated stent may be considerably safer than currently available stents.

Preclinical results support the expectation that the Hap-coated stent may be considerably safer than currently available stents. We are currently conducting a full range of biocompatibility and histopathology tests on these products, with the potential to reach human clinical trials in early 2007.

Our Drug-Eluting Stents

Since patients receiving stents remain at risk for complications, doctors continue to explore more efficient and longer-lasting stenting solutions. One of the more effective methods involves employing stents that are covered with medicines that can be released once inside the body. These are called drug-eluting stents.

We are at an advanced stage of developing polymer-free biocompatible drug eluting coatings with highly engineerable drug-eluting capabilities to facilitate therapeutics and treatments for efficient, localized drug delivery. Extensive in-vitro evaluations and pre-clinical results support the expectation that the Hap-coated stent may be considerably safer than currently available drug-eluting stents. We are currently conducting a full range of biocompatibility, safety and efficacy tests on these technologies which have the potential to reach human clinical trials in late 2006 or early 2007.

Our porous Hap coatings have capacity to carry adequate quantity of anti-inflammatory or anti-proliferative drugs and a capability to deliver these drugs in a manner which ensures their safe and effective delivery.

Our proprietary polymer-based coating technologies combine mechanical advantages of polymers with enhanced biocompatibility and highly engineerable drug eluting profiles.

Our unique non-polymeric drug eluting coatings for cardiovascular stents and other implantable devices are based on hydrolyzed lipids and metallic salts. These coatings have mechanical and drug eluting characteristics compatible with those offered by polymeric solutions.

We expect to enter the lucrative drug-eluting stent market using two simultaneous product development approaches:

  D4080 passive non-porous ultra-thin coating may be introduced to the market as a self-standing technology (a stent with biocompatible non-eluting coating) or as a biocompatible "undercoating" for stents with polymer-free drug eluting coatings which will ensure long-term biocompatibility of the implanted stents, long after the drug eluting coating is biologically absorbed, and after the drug itself ceased to affect surrounding tissue; and

  Porous Hap coatings and Smart family of alternative polymer-free coatings are at an advanced development stage. Both drug-delivering coating technologies can be loaded with considerable quantity of drugs, including anti-inflammatory, immune system depressants, or with the new generation of antithrombotic and/or antirestenotic drugs. These technologies have potential applications in cardiovascular and non-cardiovascular drug/device combination products, including peripheral stents, biodegradable implants, gene therapy, and delivery systems for release of chemotherapeutic agents.

In December 2004, MIVI Technologies, our wholly-owned subsidiary, received a Government of Canada grant for the research program titled "Development of Novel Drug Eluting Composite Coatings for Cardiovascular Stents". The Canadian National Research Council approved MIVI Technologies' application following an in depth familiarization with the advanced concept of novel technologies proposed by MIVI Technologies, and a review of our organizational and fiscal capability to carry on with the program.

The Hap coating technologies are being developed in collaboration between us and the University of British Columbia.

The status of the development program is as follows:

Phase I (Completed August 31, 2001). Demonstrated viability of Sol-Gel process to coat thin films of Hap on both wires and stent surfaces. Results also confirmed drug-loading potential of nano-crystalline structure.

Phase II (Completed February 28, 2002). Defined optimum surface preparation for the Hap coating on the stent.

Phase III (Completed July 31, 2002). Developed final formulae for depositing uniform, thin film of Hap on stainless steel stents.

Phase IV (Completed November 31, 2003 - Co-Supported by NSERC funding). Fine-tuning Hap coating for improved process control, reproducibility and quality, and levels of porosity required for drug delivery purposes. Conducted exploration of alternative Hap coating strategies.

Phase V (Completed November 2004). Developed novel, biocompatible, drug-eluting stent coatings with controlled levels of porosity required for drug delivery purposes over extended periods of time.

Phase VI (December 2004 - On-going) is focused on development of polymer-free drug delivery systems. This joint R&D program is sponsored by the National Research Council-Industrial Research Assistance Program (NRC-IRAP), Canada's premier innovation assistance program for small and medium-sized enterprises (SMEs).

The overall objective of this program is to develop calcium phosphate ceramic/biopolymer composites suitable for deposition as coatings for cardiovascular stents and other medical devices, in particular:

  to define and validate the composite coating characteristics;

  to develop coating process that will be suitable for volume manufacturing environment;

  to develop suitable process for incorporation of drugs into the composite coatings;

  to characterize in-vitro and in-vivo chemical, mechanical and biological properties of the drug-containing composite coatings based on Hap;

  to define drug eluting characteristics for the composite coatings; validate the values in-vitro and in-vivo; and

  to modify manufacturing processes for optimum performance of the drug-eluting calcium phosphate ceramic/biopolymer composite coatings on cardiovascular stents.

In November 2004, we initiated an in-house research and development program for proprietary composite non-Hap-based drug eluting coatings which resulted in a number of patent applications for intellectual property which are fully owned (do not require licensing from third parties) by us. These novel coating technologies are designed for use in conjunction with Hap coating technologies under exclusive license from UBC, and may be also used as self-standing technologies for specific applications in implantable medical devices.

Joint efforts of our company and UBC scientists resulted in the successful development of a polymer-free drug eluting system based on microporous Hap. Various configurations of this novel technology are being evaluated in animal trials at the time of writing of this report.

Parallel research of Hap+drug composite coatings is continuing and its first stage is expected to be completed by the end of 2006.

Industry Background

The global medical technology marketplace is expanding at double-digit rates, driven by an ageing population, increasing affluence in the developing world and continuing medical innovation. The medical device sector includes nearly 3,000 companies worldwide, with a wide range of devices designed either for treatment or diagnosis. The worldwide annual sales of all types of medical devices are estimated at $160 billion. The cardiovascular device market remains one of the most attractive sectors of the medical device industry, continuing to exhibit above-average revenue growth and attracting significant attention from the investment community.

The worldwide cardiovascular device market is estimated to generate in excess of $10 billion in annual sales and is growing at nearly 10% per year. The leading segments in this market by sales volume are products designed for percutaneous intervention (i.e. medical devices that are inserted through the skin), such as those used in angioplasty procedures to unblock clogged arteries. We currently specialize in minimally invasive medical devices for cardiovascular disease, with a focus on coronary stents. The stent market alone is estimated to generate nearly $6.5 billion in worldwide annual sales in 2006 and is anticipated to exceed $7 billion in annual sales by 2007.

Over the next few years, we intend to expand our technologies to include several promising drug delivery platforms. Drug delivery is defined as a system or technology that enables the introduction of a therapeutic agent into the body and improves its efficacy by controlling the rate, time or site of release. Commercially, drug delivery provides the ability to develop a new route of administration for an existing drug and can substantially improve the efficacy of a drug, while also reducing its side effects.

The market for new drug delivery systems is now growing faster than the overall pharmaceutical market, increasing the annual sales in the US for products that utilize drug delivery technologies from $15 billion in 2000 to a projected $30 billion by 2007. Drug delivery systems are a strategic tool for expanding markets, as they permit the patenting of generic therapeutics with novel delivery systems as a new formulation, as well as create new and improved treatments for patients.

The segment of the drug delivery market associated with medical devices has developed very recently, driven primarily by the need for improved coronary stents and other implanted medical devices that do not trigger inflammatory responses that may prolong the healing process and/or stimulate excessive restenosis, and which do not promote thrombogenicity (blood clotting) at any stage post-implementation. This is our planned initial target market and offers us an opportunity to enter this rapidly growing sector of the medical marketplace.

Market Opportunity

Our passive Hap nano-film coating technology has been developed to offer an attractive alternative to the bare-metal stent and should provide significant benefit to those who cannot afford drug-eluting stents. Additionally, Microporous ECD (Electro-Chemically Deposited) HAP coating has the capacity to carry sufficient anti-inflammatory or anti-proliferative drugs which can reduce post-procedural trauma.

Our Hap stent coating is being developed to treat cardiovascular disease with an emphasis on inhibiting restonosis as well as localized drug delivery to other diseased organs of the body. The multi-layer, porous Hap coating can be loaded with considerable amounts of drugs including anti-inflammatory, immune system depressants or with anti-thrombotic and/or antirestenotic drugs. The proprietary drug-eluting coating technology is natural in composition and has the potential to become the coating of choice for drug delivery systems on medical devices.

Coronary stenting is a key component of interventional cardiology. This is a rapidly growing clinical specialty and one characterized by the ready adoption of new products. The coronary stent market which recorded worldwide sales in excess of USD$5 billion in 2005 is estimated to show significant growth from the introduction of drug-eluting stents, with sales exceeding USD$7 billion by 2007.

Additionally, through the diversification of its product/technology portfolio, we hope to also capitalize on new applications of its technology in order to access the USD$200 billion market of drug/device combination products. The market for drug-eluting stents is one of the fastest growing segments within the medical device arena, with annual growth approaching 25%.

Stents are estimated to be used in approximately 60-80% of angioplasty procedures worldwide. The worldwide coronary stent market currently generates over $6 billion in revenues and is projected to grow to nearly $7 billion by 2007. Within the next three years, coated and drug-eluting stents are anticipated to comprise 86% of this market. We are targeting this large and growing market with our coatings for medical devices.

Rapid introduction of new stent designs and the rapid pace of innovations in the last ten years have resulted in dramatic shifts in market share, but also have opened up tremendous opportunities for entrepreneurial market entrants. We believe that the development of effective procedures, devices, and therapies for restenosis is the primary challenge that will shape the industry and define the industry leaders in the next decade.

Competition

Based on our current stage of product development, MIVT can best be compared to other medical device companies with coated stent products. Although there are a number of companies currently selling coronary stents and developing drug-eluting stents, there are a relatively small number of international companies that control the majority of this market segment.

Currently, only two brands of drug-coated stent are available in the United States: Taxus(TM) Paclitaxel-eluting stent, which is made by Boston Scientific, and Johnson & Johnson's Cypher(TM) Sirolimus-eluting stent, which is coated with a polymer made by Eden Prairie-based SurModics Inc. The global market for the device in 2007 is estimated to be about $6 billion. More competitors are expected to enter US and world markets late 2007 and in 2008.

The below overview represents the major companies with advanced coronary stent products and indicates the market trend towards development of drug-eluting stents.

The growth in interest in novel technologies for drug eluting stents and biocompatible devices provides further support for the future value of our product development plans and indicates the significant market potential in this sector. With the worldwide revenues for coronary stents projected to increase to approximately US$6 billion in 2007, there is a substantial opportunity for even a smaller company such as MIV Therapeutics, Inc. to penetrate this market if it has leading edge technologies and a strong product development program.

The following is a summary of the companies with the largest current share of the coronary stent market that are also developing coated and/or drug-eluting stents:

Johnson & Johnson

Johnson & Johnson is the world's most broadly based pharmaceutical and medical devices manufacturer with corporation headquarters is located in New Brunswick, New Jersey, United States.

Johnson & Johnson's Cypher(TM) polymer-coated stent is designed to release the drug Sirolimus to inhibit the cell proliferation that is an underlying cause of restenosis. The company obtained a CE (Conformite Europèene) Mark approval in Europe in April 2002

Sirolimus is an antibiotic licensed by Cordis Corporation, a Johnson & Johnson company from Wyeth Pharmaceuticals that is also marketed under the name Rapamune(TM). Sirolimus inhibits rather than kills the proliferating cells that normally cause restenosis. Cordis has an exclusive worldwide license with Wyeth for the delivery of sirolimus via vascular stenting.

The CYPHER® Stent was used to treat approximately three million patients in more than 80 countries. The next version of sirolimus-eluting stent, the CYPHER® SELECT™ Sirolimus-eluting Coronary Stent, was launched in Europe, Asia Pacific, Latin America and Canada in 2003. CYPHER® SELECT™ Plus, the third, new generation of a sirolimus-eluting coronary stent, received CE Mark in 2006 and is currently available in many markets outside the U.S.

Cordis has also an exclusive global distribution agreement for the latest generation stainless steel and cobalt chromium bare metal stents developed by Israel-based Medinol. It is expected that the first applications for approval of the Medinol bare metal stent products will be filed in the second half of 2007 and in the United States in the first half of 2008.

In February 2007 Johnson & Johnson completed acquisition of Conor Medsystems, Inc., a cardiovascular device company with a unique controlled drug delivery technology. The Conor Medsystems CoStar® Stent employs a unique site-specific drug elution from a cobalt chromium stent with a help of fully bioabsorbable polymer.

Conor Medsystems, Inc.

Conor Medsystems, LLC with headquarters in Menlo Park, California, through a merger completed on February 2007, became a wholly owned subsidiary of Johnson & Johnson.

Conor develops innovative controlled vascular drug delivery technologies and has primarily focused on the development of stents specifically designed for drug delivery. Conor's CoStar® cobalt chromium stent design incorporates hundreds of small holes, each acting as a reservoir into which drug-polymer compositions can be loaded to enhance control of the rate and direction of drug delivery, enable a wider range of drug therapies and potentially increase the effectiveness and range of clinical applications of drug-eluting stents. Conor is also investigating the potential applicability of its stent technology for myocardial rescue in setting of acute MI, treatment of vulnerable plaque, treatment of reperfusion injury, and treatment of diabetic and metabolic syndrome restenosis. Recently the company abandoned further development of CoStar® stent in combination with Paclitaxel and intends to continue its advanced research program focusing on delivery of Sirolimus and alternative drugs accessible through the research and development programs of pharmaceutical companies in the Johnson & Johnson family of companies.

Guidant Corporation

Guidant Corporation is located in Indianapolis, Indiana. The company designs and manufactures artificial pacemakers, implantable defibrillators, stents, and other cardiovascular medical products. Guidant Corporation initiated Premarket Approval (PMA) submission to the U.S. FDA for the XIENCE™ V Everolimus Eluting Coronary Stent System. The XIENCE V clinical trial evaluates Everolimus-eluting Stent System build around Guidant's proven MULTI-LINK VISION® cobalt chromium stent platform, received already CE Mark approval and was launched in Europe in the second quarter of 2006.

Guidant is also at an advanced stage of clinical trial designed to evaluate the safety of its fully bioabsorbable everolimus eluting stent. The ABSORB trial studies bioabsorbable drug eluting stents developed by Bioabsorbable Vascular Solutions, an entrepreneurial subsidiary of Guidant Vascular Intervention, and designed to be fully absorbed by vascular tissue.

Guidant was acquired by Boston Scientific in April 2006 in a $28.4 billion takeover, and subsequently split between BSC and Abbott Laboratories.

Boston Scientific Corporation

The Boston Scientific Corporation headquarters are located in Natick, Massachusetts. BSC is a developer, manufacturer and marketer of medical devices whose products are used in an extensive range of interventional medical specialties. In April 2006 BSC acquired Guidant Corporation which allowed for a further expansion of its technology portfolio.

Boston Scientific's Taxus (paclitaxel-eluting) Express(TM) stent is based on a stent design originally developed by Medinol Inc. (Israel) and the paclitaxel formulation is licensed from Angiotech Pharmaceuticals, Inc. (Vancouver, Canada). The TAXUS® stent systems have been extensively evaluated and studied in more than 12,000 real-world patients enrolled in post-approval registries, in addition to over three million TAXUS stents implanted worldwide.

The Company's second-generation TAXUS® Liberte™ paclitaxel-eluting stent system offers improved deliverability and conformability when compared to the TAXUS Express Stent. The CE Mark for the TAXUS® Liberte™ stent opened international and European markets in September 2005. It is currently the market-leading drug-eluting stent outside the United States. The TAXUS® Liberte™ stent is currently pending approval by the U.S. Food and Drug Administration and is not available for sale in the United States. Recently BSC received CE Mark for its TAXUS® Liberte™ Long paclitaxel-eluting coronary stent system, the longest available drug-eluting stent today, allowing doctors to treat longer coronary artery lesions with a single stent.

In addition to the market-leading TAXUS® Express2™ Paclitaxel-Eluting Coronary Stent System Boston Scientific recently completed clinical evaluation of XIENCE™ V (PROMUS™) Everolimus Eluting Coronary Stent System. The PROMUS Stent is a private- labeled XIENCE™ V Stent, manufactured by Abbott and distributed on a private label basis by Boston Scientific. Boston Scientific is the only company to offer the choice of two distinct highly deliverable and complementary drug- eluting stent technologies. The PROMUS Stent already has CE Mark approval and is distributed in most European countries and other international markets. In the U.S. it is an investigational device, currently under FDA review and not yet approved for sale, with an anticipated U.S. launch in 2008.

Medtronic, Inc.

Medtronic, Inc., headquartered in Minneapolis, Minnesota, is one of the world's leading producers of pacing technology, primarily focused on providing therapeutic, diagnostic, and monitoring systems for cardiovascular and other markets. Medtronic's Endeavor® Resolute drug-eluting stent system combines modular, cobalt alloy architecture developed to enhance deliverability with new BioLinx™ polymer designed specifically for patients with complex medical conditions. It uses Zotarolimus (ABT 578) which is considered to be a very potent drug in preventing restenosis. Endeavor drug-eluting stent received CE Mark approval in Europe in July 2005 and is already available in approximately 100 countries worldwide. The company expects the Food and Drug Administration to review its application for approval of its Endeavor® stent in September or October 2007.

Abbott Laboratories

Abbott is a global, broad-based health care company focused on the discovery, development, manufacture and marketing of pharmaceuticals and medical products, including nutritionals, devices and diagnostics. The company employs 65,000 people and markets its products in more than 130 countries. Abbott Vascular, a division of Abbott, headquartered in Northern California, offers a comprehensive portfolio of vessel closure, endovascular and coronary products.

In May 2002 Abbott Laboratories acquired Biocompatabiles (UK) which has been developing the BioDIVYSIO biocompatible drug-eluting coronary stents coated with PC (Phosphorylcholine). More recently Abbott bought also Guidant Corp.'s coronary stent and vascular business as part of Boston Scientific's takeover deal for Guidant.

Abbott's drug-eluting stent platforms include:
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ZoMaxx which is comprised of the TriMaxx® proprietary stainless steel and tantalum composite stent, ABT-578 (Zotarolimus), Abbott's internally developed anti-proliferative agent, and the thrombo-resistent PC-coating.

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XIENCE™ V Everolimus Eluting Coronary Stent System. XIENCE V which was launched in Europe and Asia Pacific in 2006 utilizes everolimus, which has been shown to reduce tissue proliferation in coronary vessels following stent implantation, and one of the world's most popular metallic platforms - the MULTI-LINK VISION Coronary Stent System acquired from Guidant. Abbott expects to launch XIENCE V in the United States in the first half of 2008.

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PROMUS™ Everolimus Eluting Coronary Stent System, which will be distributed by Boston Scientific and is a private-labeled version of the XIENCE V Everolimus Eluting Coronary Stent System. XIENCE V is designed, studied and manufactured by Abbott.

Employees

We currently have 88 full time employees.

In addition, we have entered into consulting agreements with four individuals to provide management services to the Company. Our Chairman and Chief Executive Officer, Alan P. Lindsay, was hired and has been responsible for the acquisition of our technology, for financing, corporate development and the strategic vision of the company. Dr. Mark Landy, through his holding company, was hired as our President with the primary mission of strengthening and accelerating our internal procedures as we continue to move our medical technologies to market as well as to raise our overall profile within the institutional and investor community. Patrick A. McGowan, Executive Vice President and Chief Financial Officer, has been hired to assist us with our financing, regulatory filings, administration and business plan. Mr. McGowan's responsibilities also include liaison with attorneys, auditors and financial consultants and the our day to day business operations. Dr. Dov Shimon is the President and Chief Executive Officer of our subsidiary, SagaX, Inc.

Intellectual Property and Intangibles

Patents

We have exclusive worldwide rights to the HAp coating technology from UBC for use on stents and other medical devices, including the rights to manufacture and market coated products using these technologies. To date, UBC has two patents granted and one patent pending on novel coating technologies that we intend to use for its stent coating and for additional medical devices. The portfolio of issued and pending patents is described below.

PATENTS AND PATENT APPLICATIONS DEVELOPED AND OWNED BY MIVT:
|X|	"Expandable Stent and Method of Manufacturing the Same"
|X|	"Endovascular Device for Entrapment of Particulate Matter and Method of Use"
|X|	"Method of Modifying a Metal Substrate to Improve Surface Coverage of a Coating"
|X|	"Multi-Layer Drug Delivery Device and Method of Manufacturing Same" (Smart-1)
|X|	"Thin Form Coating Comprising Discrete, Closed Cell Capsules" (Smart-2)
|X|	"Microdevices Comprising Nanocapsules for Controlled Delivery of Drug and Method of Manufacturing Same" (Smart-3)
|X|	"Compositions Formulated for Solvent-Regulated Drug Release" (Smart-4)
|X|	"Drug Delivery Compositions and Methods of Forming and Using Same" (Smart-5)
|X|	"Electrolyte Solution and Method for Electrolytic Co-Depositing of Thin Film Calcium Phosphate and Drug Composites" (ECoD)

|X|	"Coating for Implantable Medical Devices for Liposome Delivery"
|X|	"Coating for Implantable Medical Devices Comprising Cholesterol"

1.           Expandable Stent and Method for Manufacturing the Same.
              Inventor(s): Zhi-Yong Ma (patent acquired 100% by - MIV Therapeutics Inc.).

Abstract / Non-confidential Description:

An implantable intravascular stent comprising of plurality of expandable stent modules made of medical grade stainless steel wire and connected together along a common longitudinal axis by fastening one of the connectors on one of the modules to an adjacent module. The patent describes the design and the method of manufacturing of the wire intravascular stent.

Status: Various stages of patent applications in Brazil, Indonesia and Japan - 100% owned by MIVT.

2.           Endovascular Device for Entrapment of Particulate Matter and Method for Use.
              Inventor(s): Dov V. Shimon (patent acquired 100% by MIV Therapeutics Inc.).

Abstract / Non-confidential Description:

A device and method for protecting a blood vessel, and hence bodily tissues, against damage caused by particulate such as an embolus. The device may be a stent, for insertion in a large artery such as the ascending aorta, and may be combined with a filter. In one embodiment, the device includes an outer wire frame rather than a stent. The stent may be made of at least one layer of mesh, which is typically attached or mounted to the arterial wall. Typically only part of the stent is attached (for example at a reinforcing ring structure). Typically the size of the apertures of the mesh at the top portion of the stent is smaller than the bottom portion of the stent. The device and method are particularly useful in preventing blockages of flow to the brain but have other uses as well. An electric charge may be placed on the device, for example, to prevent blood components from collecting.

Status: US Patent #7,232,453 and PCT Patent Application #PCT/IL02/00984 - 100% owned by MIVT.

3.           Method of Modifying a Metal Substrate to Improve Surface Coverage of a Coating
              Inventor(s): Mao-Jung Maurice Lien, Doug Smith, Arc Rajtar - MIV Therapeutics Inc.

Abstract / Non-confidential Description:

Low temperature oxidation surface modification methodology on Stainless Steel and Cobalt Chromium Steel substrates for Hydroxyapatite aerosol coating on medical device and implant application. The discovery that low temperature oxidation of metallic substrates obtained at low temperature has resulted in improvement of coating coverage demonstrated by significant increase of coated area and reduced contact angle of coating deposited on preheated substrates which developed thin layer of oxidation.

Status: Patent Application PCT/CA2004/001585, US patent Application USM006/7003US0 - 100% owned by MIVT.

4.           Multi-Layer Drug Delivery Device and Method of Manufacturing Same (Smart-1).
              Inventor(s): Maurice Lien, Doug Smith, and Dean-Mo Liu - MIV Therapeutics Inc.

Abstract/Non-confidential Description:

A non-polymeric drug-carrying composition and a new process of multi-layer coating for controlled delivery of the drug for implantable medical devices. The proprietary drug-eluting composite coating can be applied at ambient environment, to meet various therapeutic requirements. The drug-eluting composite may have multiple layers containing one or more drugs and, where proved beneficial, may be deposited on "passive" coating applied to the substrate (surface of the substrate may be modified or "as is") for added biocompatibility. The multi-layer coating may be encapsulated in the thin shell of biodegradable polymer for added durability and when controlled delay of the drug release process is required.

Status: Applied for PCT/CA2005/001066, Canada CA2527666 and US Patent #11/209,735.

5.           Thin Form Coating Comprising Discrete, Closed Cell Capsules " (Smart-2).
              Inventor(s): Maurice Lien, Doug Smith, and Dean-Mo Liu - MIV Therapeutics Inc.

Abstract/Non-confidential Description:

A novel method of coating for controlled delivery of the drug for implantable medical devices where drug can be delivered in a number of controlled drug release profiles according to the synthetic parameters. The method is based on synthesis process that results on increased drug loading capacity and improved drug encapsulation efficiency and capacity, which can be achieved via processes performed at ambient temperature. The coating method allows implantable medical devices made of different materials to have controlled drug delivery capability.

Status: Applied for PCT/CA2005/001472 , Canada CA2537332 and US 11/209,735 Patent.

6.           Microdevices Comprising Nanocapsules for Controlled Delivery of Drug and Method of Manufacturing               Same" (Smart-3)

Inventor(s): Maurice Lien, Doug Smith, Dean-Mo Liu, Arc Rajtar - MIV Therapeutics Inc.

Abstract/Non-confidential Description:

Novel drug-carrying / drug-eluting compositions and a method to manufacturing by means of self-assembly of said compositions into drug delivery nanodevice are developed. The compositions provide a significant capability in both solubility and bioavailability of drugs, particularly for hydrophobic (water-insoluble) drugs, such as most of anti-tumor agents and hence, increase resulting therapeutic efficacy. The said nanodevice can be used "as is" for specific drug delivery purposes with a controllable and programmable release profile (easy to tune according to specific clinical needs) or combined with other medical devices like orthopedics, by, for instance, particulate coating to enhance therapeutical performance of the medical devices. The nanodevice can be adopted to a broad range drug administration techniques such as injection, oral, patches, etc.." Status: Applied for PCT and US Patent

Status: Applied for PCT/CA2005/001201 and US 11/207,733 Patent.

7.           Compositions Formulated for Solvent-Regulated Drug Release (Smart-4)
              Inventor(s): Dorna Hakimimehr, Maurice Lien, Doug Smith, Manus Tsui- MIV Therapeutics Inc.

Abstract/Non-confidential Description:

This invention describes compositions formulated for controlled drug release, where a composition is described comprising a solution formed from a water-soluble first organic solvent and a water-insoluble second organic solvent, wherein the first and second solvents are miscible. The composition further comprises at least one therapeutic agent and at least one lipid dissolved in the solution. The compositional ratios of the first and second solvents regulate the rate of release of the therapeutic agent from the composition, i.e. the hydrophobicity of the composition can be adjusted by altering the relative amount of the second solvent. The method of formulating a composition allows the therapeutic agent to elute at the target location at a rate dependent upon the relative concentrations of the first and second solvents in the composition.

Status: Application for PCT/CA patent #2005/001969.

8.           Drug Delivery Compositions and Methods of Forming and Using Same (Smart-5)
              Inventor(s): Dean-Mo Liu, Dorna Hakimi, Maurice Lien, Doug Smith, Vlad Budzynski - MIV Therapeutics Inc.

Abstract/Non-confidential Description:

The invention describes a process for encapsulating a drug in an encapsulated slow-release drug delivery system suitable for implantable medical devices, in particular vascular stents. The object of invention to provide a polymer-free and solvent-free drug delivery system for controlled drug release, especially for drug elution coating on cardiovascular stents, wherein the drug particles are uniformly distributed and entrapped without any chemical interaction between the drug and its surroundings. It is also an object of the invention to provide a simplified encapsulation method which may be applied for various biomedical applications which require controlled slow release of encapsulated drug. The invention describes an in situ process for encapsulating a drug by (i) providing a stabilized aqueous suspension containing drug nanoparticles, an organic metal salt and/or silanol, and optionally a dispersing agent, and (ii) solidifying the suspension.

Status: Application for US Patent #60/821,530.

9.           Electrolyte Solution and Method for Electrolytic Co-Depositing of Thin Film Calcium Phosphate and Drug Composites (ECoD)
              Inventor(s): Maurice Lien, Doug Smith, Dean-Mo Liu, Manus Tsui, Arc Rajtar - MIV Therapeutics Inc.

Abstract/Non-confidential Description:

This application relates to an electrolyte solution and method for electrolytic co-deposition of calcium phosphate and drug composites. The invention describes a method of forming an electrolyte solution and adding a water-insoluble therapeutic agent to at least one of the first, second and third solutions used in this process. The invention relates to an electrolyte solution comprising a non-aqueous solvent; a water-insoluble therapeutic agent dissolved in the non-aqueous solvent; and a method of co-depositing a calcium phosphate coating and a therapeutic agent on a substrate using any of the electrolyte solutions described in the patent application.

Status: Application for US Patent #60/795,174.

10.         Coating for Implantable Medical Devices for Liposome Delivery
              Inventor(s): Dorna Hakimimehr, Dean-Mo Liu, Vlad Budzynski - MIV Therapeutics Inc.

Abstract/Non-confidential Description:

The invention relates to dry film coatings for implantable medical devices comprising lipids capable of forming liposomes and a therapeutic agent such as bisphosphonate. Also disclosed are methods of preparing film coatings and methods of treating diseases with the implantable devices.

Status: Application for US Provisional Patent #60/942,565.

11.         Coating for Implantable Medical Devices Comprising Cholesterol
              Inventor(s): Dorna Hakimimehr, Dean-Mo Liu, Vlad Budzynski, Mark Landy - MIV Therapeutics Inc.

Abstract/Non-confidential Description:

The invention relates to solid lipid film coatings for implantable medical devices comprising cholesterol and/or cholesterol derivatives, at least one additional solid lipid, and at least one pharmaceutically active agent. Also disclosed are methods of preparing film coatings and methods of treating diseases with the implantable devices.

Status: Application for US Patent #60/876,620.

PATENTS OWNED BY UNIVERSITY OF BRITISH COLUMBIA AND LICENSED EXCLUSIVELY TO MIVT:
|X|	"Novel Sol-Gel Calcium Phosphate Ceramic Coatings and Method of Making the Same"
|X|	"Biofunctional Hydroxyapatite Coatings and Microspheres for In-Situ Drug Encapsulation"
|X|	"Calcium Phosphate Coated Implantable Medical Devices and Method of Making Same"
|X|	"BioCeramic Composite Coatings and Process of Making Same"
|X|	"Calcium Phosphate Coatings for Coronary Stents by Electro-Chemical Deposition"
|X|	"Process for In-Situ Synthesis of Organo-Ceramic Composites"
|X|	"Calcium Phosphate Coatings for Coronary Stents by Electro-Phoretic Deposition"

1.           Novel Sol-Gel Calcium Phosphate Ceramic Coatings and Method of Making the Same.
              Inventor(s): T.Troczynski, Dean-Mo Liu - UBC/MTRL.

Abstract / Non-confidential Description:

Low-Temperature Sol-Gel Synthesis of Hydroxyapatite Ceramics for Biomedical Applications. This invention relates to novel sol-gel calcium phosphate, in particular, hydroxyapatite, ceramic coatings and processes of making same at low temperature. Such coatings are useful, inter alia, for dental implants and other bone-metal contact appliances.

Status: S 6,426,114 (also Canadian application # 2,345,552).

2.           Biofunctional Hydroxyapatite Coatings and Microspheres for In-situ Drug Encapsulation.
              Inventor(s): T. Troczynski, Dean-Mo Liu, Quanzu Yang - UBC/MTRL.

Abstract / Non-confidential Description:

This invention relates to novel room-temperature process for obtaining calcium phosphate, in particular hydroxyapatite, microspheres and coatings with encapsulated drugs, proteins, genes, DNA for therapeutical use. The coatings and microspheres are designed to perform a defined biological function related to drug delivery, such as gene therapy through gene delivery. A novel method for encapsulation and subsequent controlled release of therapeutically active agents from such biofunctional coatings and microspheres is disclosed. Such coatings and microspheres are useful for side effects - free, long-term, targeted, controlled release and delivery of drugs, proteins, DNA, and other therapeutic agents.

Status: US Patent No. 6,730,324, PCT Patent Application No. PCT/CA02/00565, which has been converted to pending regional applications in Canada (Patent No. 2,444,561), Europe (Serial No. 02721913.8, Italy, France , Germany, United Kingdom, Ireland, and The Netherlands elected), Australia (Serial No. 2002225889), Brazil (Serial No. PI 0209040-6), China (Serial No. 02811285.7), India (Serial No. 1357/KONP/2003), Israel (Serial No. 158474), Japan (Serial No. 2002-582904), and South Africa (Serial No. 2003/8332).

3.           Calcium Phosphate Coated Implantable Medical Devices and Method of Making Same.
              Inventor(s): T. Troczynski, Dorna Hakimi, Buhsung Hyun, Mehrdad Keshmiri, Manus Pui Hung Tsui,
              Quanzu Yang - UBC/MTRL Mao-Jung Maurice Lien, Arc Rajtar, Douglas Smith - MIVI Therapeutics Inc.

Abstract / Non-confidential Description:

This invention relates to novel calcium phosphate-coated implantable medical devices and processes of making same. These calcium-phosphate coatings are designed to minimize the immune response to the implant (e.g. restenosis in stenting procedures) and can be used to store and release a medicinally active agent in a controlled manner. Such coatings can be applied to any implantable medical devices and are useful for a number of medical procedures including (but not limited to) balloon angioplasty in cardiovascular stenting, ureteral stenting and catheterisation.

Status: PCT/CA #03/014050 (serial # 03 747 764.3-2107), US patent application #10/527,406, Canada (Serial No. 2,498,743), Japan (Serial No. 2004-534912), Brazil (Serial No. PI 0314265-5), European (Serial No. 03747764.3) and India (Serial No. 639/KOLNP/2005.

4.           BioPolymer - BioCeramic Composite Coatings and Process of Making Same.
              Inventor(s): Quanzu Yang and T. Troczynski - UBC/MTRL.

Abstract / Non-confidential Description:

A new process for making coatings of Bio-Polymer/BioCeramic Matrix Composite Coatings (PCMC) for biomedical applications. The new PCMC composite coatings can be used as drug delivery vehicle for control release bioactive agents of implantable biomedical devices.

Status: US Patent Application #11/071,264 and PCT patent application #PCT/CA2006/001442.

5.           Calcium Phosphate Coatings for Coronary Stents by Electrochemical Deposition.
              Inventor(s): Manus Tsui and T. Troczynski - UBC/MTRL

Abstract / Non-confidential Description:

A new process for electrochemical deposition of reliable hydroxyapatite coatings on medical devices is disclosed, including special preparation of metallic surface of the stent such that high level of adhesion is achieved. As a result, the coating survived simulated stent implantation procedure without separation or other visible damage. The resulting porous hydroxyapatite coatings can be used for variety of medical devices where coating reliability is critical. Further improvement of the functional properties and reliability of these coatings can be achieved through impregnation with polymers, or polymers containing drugs, for long-term controlled release.

Status: US Patent Application #60/815,259.

6.           Process for In-Situ Synthesis of Organo-Ceramic Composites.
              Inventor(s): Dorna Hakimi, D. Liu and T. Troczynski - UBC/MTRL; D. Gates - UBC/Chemistry.

Abstract / Non-confidential Description:

A new processing technique for hydroxyapatite-polymer nanocomposites in which the hydroxyapatite particles are homogeneously distributed within the polymer matrix. Demonstrated also for drug (paclitaxal)-HAp composite for controlled drug delivery.

Status: US Provisional Patent Application #60/672,026.

7.           Calcium Phosphate Coatings for Coronary Stents by Electrophoretic Deposition. Inventor(s): Mehrdad
              Keshmiri and T. Troczynski - UBC/MTRL.

Abstract / Non-confidential Description:

A new method of processing uniform microporous coating of hydroxyapatite (HAp) on cardiovascular stents, through electrophoretic deposition (EPD), is disclosed. The unique method of preparation of the coating slurry, and preparation of the substrate before EPD coating deposition, allows achieving optimum coating thickness and coverage uniformity, and maximum coating adhesion. This, in turn, allows the coatings to survive without damage the stent implantation and expansion.

Status: US Patent Application #60/814,897.

8.           Calcium Phosphate Coatings for Coronary Stents by Electro-Phoretic Deposition
              Inventor(s): Mehrdad Keshmiri and Tom Troczynski - UBC/MTRL.

Abstract/Non-confidential Description:

This invention discloses a novel process for electro-phoretic deposition (EPD) of calcium phosphate, in particular hydroxyapatite (HAP) coating for implantable medical devices, in particular coronary stents. The innovative features of the process include (i) slurry preparation for reproducible and uniform coverage during EPD; (ii) substrate surface preparation before EPD; and (iii) the application of such modified EPD procedure to cardiovascular stents. The unique method of preparation of the coating slurry, and preparation of the substrate before EPD coating deposition, allows the achievement of optimum coating thickness and coverage uniformity, and maximum coating adhesion. This invention combines several processes into a new process of potentially very significant impact on the application of cardiovascular drug eluting stents. The resulting porous calcium phosphate, in particular hydroxyapatite EPD coating (EPD-HAP) can be used for variety of medical devices.

Status: Application for US Patent #60/814,897.

Trademarks

We have applications pending in the United States Patent and Trademark Office and in Canada for protection of the trade name "MIV Therapeutics".

Research and Development Programs and Activities

The following is a summary of our research and development programs and activities:
1.

Bare metal stents :

Non-confidential Description:

GenX™ Coronary Stent is the next generation variable geometry stent, "designed to reduce arterial injury". This latest generation design of genX has a unique geometry for controlled & distinctive stent expansion which enables low stent induced mechanical injury to arterial wall and excellent vessel conformability.

2.

Method of Modifying a Metal Substrate to Improve Surface Coverage of a Coating

Abstract / Non-confidential Description:

A method of modifying a metal substrate at low temperature to enhance the hydrophilicity of the substrate.

4.

Multi-layer Drug Delivery Device

Abstract / Non-confidential Description:

A Multi-Layer Drug Delivery Device, the device includes a substrate, a biocompatible layer on said substrate, at least one first layer of drug formulation and one second layer.

5.

Thin Foam Coating Comprising discrete, Closed-Cell Capsules

Abstract / Non-confidential Description:

A drug delivery device, the device includes a substrate, at least one layer of drug-containing emulsified foam applied to said substrate, wherein said foam comprises a plurality of discrete closed-cell capsules each having an outer polymeric shell and an inner core containing said drug.

6.

Microdevice comprising Nanocapsules for Controlled delivery of Drugs

Abstract / Non-confidential Description:

A drug delivery micro device is provided comprising a plurality of nanocapsule assembled together.

7.

Non-polymeric delivery systems

Abstract / Non-confidential Description:

The device includes a substrate, a biocompatible layer on said substrate, at least one first layer of drug formulation which is non-polymeric, biocompatible and biodegradable.

In fiscal 2006 and 2005, we spent approximately $2.7 and $1.5, respectively, on research and development activities.

DESCRIPTION OF PROPERTY

We conduct all of our development business from our 5,380 square foot facility in Surat, India, our 2,831 square foot leased facility in Herzliya, Israel, and our 10,296 square foot leased facility in Vancouver, Canada, where we conduct research and development of coronary stents and stent delivery systems and in-house manufacturing fully equipped for stent laser cutting, electropolishing and quality assurance and equipped with adequate clean room environment, stent coating, drug loading, final assembling, packaging and warehousing facilities.

These facilities carry potential capability of producing up to 37,000 laser cut stents per annum once the system is fully operational. These manufacturing facilities are presently dedicated to production for Genx Sync and Genx Croco Sync, and will start production for DES stents as we acquire product certification etc., research and development and for limited manufacturing for clinical trial purposes, and can be employed for first commercial production at such time, if ever, as we successfully acquire product certification and permits allowing for the sale of the MIVI stent on target markets. The leases on the manufacturing facilities in Canada, Israel and India extend through December 2010, November 2007 and August 2021, respectively, at an aggregate cost of $10,880 and INR 1,000 per month.

We also conduct all of our administrative work in India from our 502 square foot leased facility in Surat, India, and all of our marketing work from our 800 square foot leased facility in Mumbai, India. These leases in India extend through February 2008 and November 2007, respectively, and have an aggregate cost of INR 16,000 and 15,000 per month.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following discussion should be read in conjunction with (i) our audited financial statements as at and for the years ended May 31, 2006 and 2005 and the related notes; (ii) our unaudited interim financial statements for the quarter ended February 28, 2007 and the related notes; and (iii) the section of this prospectus entitled "Description of Business", that appear elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in the section entitled "Risk Factors". Our financial statements are stated in United States dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Plan of Operations

We are developing the next generation of biocompatible coatings utilizing Hap nano-film technology. The Company's growth strategy is focused on developing biocompatible device coatings, therapeutic stent technologies, and drug delivery systems for drug eluting applications.

We intend to enter the drug-eluting stent market with:

  passive nano-film Hap coating;

  Multi-layer porous Hap coating, which is in an advanced development stage and can be loaded with a considerable quantity of drugs, including anti-inflammatory, immune system depressants, or with the new generation of antithrombotic and/or antirestenotic drugs;

  Composite, polymer-free drug eluting coatings, which can use variety of drugs in a biodegradable single-drug or multiple-drug configuration that offers unique drug-eluting characteristics. Composite coating technologies may combine advantages of Hap passive coatings with those of biodegradable polymers, for improved biocompatibility, and enhanced mechanical and drug eluting characteristics; and

  Multi-layer closed-cell composite drug eluting coating, which can carry variety of drugs in single-drug or multiple-drug configurations of encapsulated nano-chambers that can provide more effective and gradual drug release, allow for flexible engineering of "personalized" drug eluting characteristics within a broad range of parameters, and are expected to elude drugs over an extended period of time with improved efficiency and safety.

Drugs are contained in "nano-chambers", each of which measures between a few nanometers and several micrometers in diameter to suit specific drug release requirements. Multilayer composite coating technologies may combine advantages of Hap passive coatings with those of biodegradable polymers, for improved biocompatibility, enhanced mechanical and drug eluting characteristics.

Our first commercial product could be a passive Hap-coated coronary stent for use in angioplasty procedures followed by additional stent products for drug-elution and for peripheral arteries.

Drug-eluting stents have gained significant popularity among the professional medical community and investors alike. Our goal is to clearly position our company among the leaders in the drug-eluting stent market.

After completing development of these products, we will have successfully transitioned our company from being a manufacturer of coronary stents, into an innovative drug-delivery company with proprietary technologies that can be applied to a wide range of therapeutic applications for the delivery of a variety of pharmaceutical agents.

Our main focus during the nine months ended February 28, 2007 and year ended May 31, 2006 was the continued research and development of new therapeutic technologies and our biocompatible coating for stent and drug delivery systems. We completed the transfer of technology from UBC to our company-owned premises with focus on the introduction of proper process controls and volume production. This transition was facilitated through the acquisition of sophisticated measuring and processing equipment. In addition, in September 2006, we entered into an Equity Transfer Agreement in connection with the proposed acquisition of Vascore and acquired BioSync Scientific in February 2007. See "Description of Business" for more information.

Our plan of operations for the next twelve months is to:

    continue the research and development of MIVT's polymer-free drug eluting stents and delivery systems;

    build up the company's manufacturing capacity; and

    build up marketing and sales in emerging markets for our medical devices.

We anticipate that we will incur an aggregate of approximately $11,000,000 in expenses for the next twelve months as follows:

    $4,000,000 allocated to support clinical and animal trials;

    $3,000,000 allocated to finalize various transactions in each of India and China and with Novartis; and

    $4,000,000 allocated to working capital which includes: $700,000 for raw materials and increasing manufacturing capacity in India; $300,000 for sales and marketing initiatives; and $800,000 for manufacturing, research and development and operational equipment for the company's Vancouver operations.

During the next twelve months we anticipate that we will not generate any revenue. We had cash and cash equivalents of $517,121 and working capital of $551,926 at February 28, 2007. Accordingly, we anticipate that we will require additional financing to enable us to pay our planned expenses for the next twelve months and pursue our plan of operations.

Subsequent to the twelve month period following the date of this prospectus, we will be required to obtain additional financing in order to continue to pursue our business plan. We believe that that debt financing will not be an alternative for funding as we do not have any tangible assets to secure any debt financing. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our business plan going forward. In the absence of such financing, our business plan will fail. Even if we are successful in obtaining equity financing to fund our business plan, there is no assurance that we will obtain the funding necessary to pursue our plan over the long term.

Product Development

Major product development programs pursued by us at the present time and/or scheduled for development in the foreseeable future are listed below:

Smart-1 DES

A Multi-Layer Drug Delivery Device, the device includes at least one first layer of drug formulation and one second layer of topcoat to regulate the first drug layer releasing. A non-polymeric drug-carrying composition and a new process of multi-layer coating for controlled delivery of the drug for implantable medical devices. The proprietary drug-eluting composite coating can be applied at ambient environment. The coating may be encapsulated in the thin shell of biodegradable polymer for added durability and when controlled delay of the drug release process is required.

Smart-2 DES

A drug delivery device that includes at least one layer of drug-containing emulsified foam that comprises a plurality of discrete closed-cell capsules each having an outer polymeric shell and an inner core containing drug. A novel method of coating for controlled delivery of the drug for implantable medical devices where drug can be delivered in a number of controlled drug release profiles according to the synthetic parameters. The method is based on synthesis process that results in increased drug loading capacity and improved drug encapsulation efficiency and capacity, which can be achieved via processes performed at ambient temperature.

Smart-3 DES

A drug delivery micro device comprising a plurality of nanocapsules assembled together. The nanocapsule can be administrated via a number of methods such as injection, oral, and inhalation for drug delivery purpose with enhanced bioavailability, and can be used to carry and deliver drugs or any therapeutic active agents, especially for those poorly water-soluble or water-insoluble drugs.

Drug-carrying compositions self-assembly into drug delivery nanodevices that provide a significant capability in both solubility and bioavailability of drugs, particularly for hydrophobic (water-insoluble) drugs, such as most of anti-tumor agents and others.

Smart-4 DES

Smart-4 is a non-polymeric, lipid-based composite drug delivery system formulated specifically for controlled drug release at target location. The key elements of this composition combine water-soluble and a water-insoluble organic solvents, at least one therapeutic agent and at least one lipid. The compositional ratios of solvents regulate the rate of release of the therapeutic agent from the composition. Smart-4 coating is totally polymer-free and can be formulated as a suspension, nano-particle or micro-particle, paste or a thin film coating which may be applied to a broad range of implantable medical devices. Our intellectual property includes also a proprietary method of formulating a composition comprising a therapeutic agent(s), solvents and lipid(s) that form a solid, thin external membrane at ambient temperature. As the outer layers of lipid biodegrade this membrane renews itself continuously hereby regulating the release of the therapeutic agent at the target location.

Business Expansion

Equipment

Major equipment purchases planned for 2007 and 2008 include coating chambers for use for cardiovascular and orthopaedic applications, specialized laboratory equipment with focus on drug application and analysis of drug eluting profiles at an aggregate expected cost of $1,200,000.

Personnel

The addition of the following new R&D personnel is tentatively planned for 2007:

  Research Scientist, Drug Research and Application;

  Research Scientist, Drug Development Technologies;

  Regulatory Affairs, Animal and Clinical Trials Specialist;

  R&D Scientist;

  R&D Technologist; and

  Production Operator.

Intellectual Property

We have eight patent applications which are at various stages of processing by The Patent Office at the present time. Three of these patents are under exclusive license from UBC and five belong 100% to us. For information relating to our patents, see "Description of Business - Intellectual Property and Intangibles".

Research and Development

To date, we have invested approximately $37.7 million in research and development of our stent products, coatings and operations, and in establishing a quality manufacturing facility and completing laboratory and preclinical testing on our stents. We also have developed strong research collaborations with the University of British Columbia for our proprietary stent coatings and have implemented an aggressive in-house product development program.

In order to continue effectively our R & D program and marketing efforts aiming at successful commercialization of our Hap coating technologies, we will require approximately $11 million in the coming year. The funds will be used for clinical trials and animal trials of Sagax Inc. as well as for the acquisition of additional manufacturing/R&D equipment and the hiring of additional people to complement our current R&D team. These funds could be provided through any combination of the exercise of existing warrants and/or through subsequent rounds of financing. There is no assurance that we will be able to obtain financing on favourable terms or at all.

Our Financial Condition

We had cash and cash equivalents of $517,121 at February 28, 2007 compared to $1,573,822 at May 31, 2006. Our working capital decreased to $551,926 as of February 28, 2007 from $1,521,384 as of May 31, 2006. During the next twelve months we anticipate that we will not generate any revenue. Accordingly, we anticipate that we will require additional financing to enable us to pay our planned expenses for the next twelve months and pursue our plan of operations.

Results of Operations

We have incurred annual operating losses since our inception in January 1999 related primarily to the research and clinical development of our technologies and products, corporate development costs and stock-based compensation and general administration costs. We continue to focus on research and development of new therapeutic technologies and biocompatible coatings for stents and drug delivery systems. The following table sets forth selected financial information relating to the Company for the periods indicated:
	Years Ended May 31,		Nine Months Ended February 28, (Unaudited)
	2006	2005	2007	2006
Expenses
General and administrative	$5,149,369	$2,619,524	$3,051,972	$3,736,131
Research and development	2,702,651	1,523,166	2,400,145	1,398,040
Stock-based compensation	1,079,143	155,978	732,669	512,643
Depreciation	143,754	176,453	86,051	118,885
Interest expense and finance fees	87,037	-	11,295	42,362
Licenses acquired charged to operations	-	-	-	-
Finance cost on convertible debentures	-	382,307	-	-
Purchased in-process research and development	-	1,701,585	493,154	-
Loss from operations	(9,161,954)	(6,559,013)	(6,775,286)	(5,808,061)
Interest income	82,511	5,161	10,894	61,746
Gain (loss) on foreign exchange	(15,392)	(55,030)	(28,058)	(3,725)
Loss for the year before minority interest	(9,094,835)	(6,608,882)	(6,790,989)	(5,750,040)
Minority interest share of loss	-	-	-	-
Net loss	(9,094,835)	(6,608,882)	(6,790,989)	(5,750,040)

Loss per common share
- basic and diluted	$(0.14)	$(0.15)	$(0.09)	$(0.09)

General & Administrative Expenses

General and administrative expenses decreased $684,159 to $3,051,972 during the nine months ended February 28, 2007 compared to $3,736,131 during the nine months ended February 28, 2006. The major cause for the decline is the decrease in the amortization of deferred compensation charged to public relations and consulting expenses which totalled approximately $162,000 in 2007 compared to approximately $1.3 million in 2006. Deferred compensation consisted of the fair value of shares and warrants issued for services. Other general and administrative expenses increased due primarily to costs associated with investigations of, and due diligence related to, strategic business alliances and clinical trials and legal costs attributed to additional regulatory filings and strategic alliance proposals.

General and administrative expenses increased to $5,149,369 during the year ended May 31, 2006 compared to $2,619,524 for the year ended May 31, 2005. The majority of the overall increase in fiscal 2006 is attributable to the amortization of warrants granted for public relations, financing and corporate development, the significant increase in press releases, and increased operating expenses resulting from our advanced testing. Legal and audit expenses increased primarily as a result of the proposed acquisition of SMT.

Research & Development Expenses

Research and development expenses increased $1,002,105 to $2,400,145 during the nine months ended February 28, 2007 compared to $1,398,040 during the nine months ended February 28, 2006. The increase in 2007 resulted primarily from the Company's increase in research and development expenses which included payments to the Collaborative Research Agreement, increased expenses in R&D materials for pre-clinical trials, increased expenses on outside testing, and the employment of 5 new employees to complement the Company's R&D team.

Research and development costs increased during the year ended May 31, 2006 to $2,702,651 compared to $1,523,166 for the year ended May 31, 2005. The increase in the year ended May 31, 2006 resulted primarily from the Company's advanced research and development in its coating technology which included animal trials performed during the year, expansion of its technology portfolio and the addition of several R&D people. In addition, quarterly payments were being made for the collaborative research agreement which started in the middle of the last fiscal year and continued for the whole of the current fiscal year.

Stock-Based Compensation

In the nine months ended February 28, 2007, stock-based compensation costs increased to $732,669 from $512,643 in the nine months ended February 28, 2006. In the year ended May 31, 2006, stock-based compensation increased to $1,079,143 from $155,978 in the year ended May 31, 2005. Stock-based compensation relates primarily to the stock options granted to employees, consultants, officers and directors of the Company.

Depreciation Expense

In the nine months ended February 28, 2007, depreciation expense decreased to $86,051 from $118,885 in the nine months ended February 28, 2006, primarily due to several laboratory equipment items being fully depreciated during the period. Depreciation expense decreased to $143,754 during the year ended May 31, 2006 compared to $176,453 for the year ended May 31, 2005. This decrease is due to several laboratory equipment items becoming fully depreciated during the year.

Interest Expense and Finance Fees

In the nine months ended February 28, 2007, interest expense and finance fees decreased to $11,295 from $42,362 in the nine months ended February 28, 2006 primarily because there were no convertible debentures outstanding and finance fees from warrant extensions.

Interest expense and finance fees in the year ended May 31, 2006 increased to $87,037 from $nil in the year ended May 31, 2005 due to interest accrued on convertible debentures and finance fees from warrant extensions.

Purchased In-Process Research and Development

In the nine months ended February 28, 2007, we acquired in-process research and development totalling $493,154 compared to $nil in the corresponding period of 2006. In the year ended May 31, 2006, we did not acquire any in-process research and development compared to acquiring $1,701,585 of in-process research and development in the year ended May 31, 2005.

Net Loss

As a result of the above, our net loss for the nine months ended February 28, 2007 was $6,790,989, compared to $5,750,040 in the nine months ended February 28, 2006. In the year ended May 31, 2006, our net loss was $9,094,835, compared to $6,608,882 in the year ended May 31, 2005.

Liquidity and Capital Resources
	As at February 28, 2007 (Unaudited)	As at May 31, 2006
Cash and cash equivalents	$ 517,121	$ 1,573,882
Working capital	551,926	1,521,384
Total assets	2,792,447	2,053,875
Total liabilities	1,086,792	221,314
Stockholders' equity	1,705,655	1,832,561

We had cash and cash equivalents of $517,121 at February 28, 2007 compared to $1,573,822 at May 31, 2006. Our working capital decreased to $551,926 as of February 28, 2007 from $1,521,384 as of May 31, 2006. During the next twelve months we anticipate that we will not generate any revenue. Accordingly, we anticipate that we will require additional financing to enable us to pay our planned expenses for the next twelve months and pursue our plan of operations.

Operating Activities

We have not generated positive cash flows from operating activities. For the nine months ended February 28, 2007, cash flows used in operating activities were $4,177,000 compared to $3,524,335 in the nine months ended February 28, 2006, which reflected our net loss. Operating activities used cash of $4,743,065 in the year ended May 31, 2006 compared to $2,935,951 in the year ended May 31, 2005, which reflected our net loss. Operating activities have used cash primarily related to ongoing operations.

Investing Activities

In the months ended February 28, 2007, investing activities used cash of $839,554 primarily related to the acquisition of BioSync Scientific Pvt. Ltd. and the purchase of property and equipment, compared to $170,669 in the nine months ended February 28, 2006. In the year ended May 31, 2006, investing activities used cash of $259,851 related to the purchase of property and equipment, compared to $221,593 in the year ended May 31, 2005.

Financing Activities

Since inception, we have financed our operations primarily from private financing and the exercise of warrants. Cash flows from financing activities were $3,967,575 in the nine months ended February 28, 2007 compared to $5,859,352 in the nine months ended February 28, 2006. Cash flows from financing activities were $6,094,602 for the year ended May 31, 2006 as compared to $1,639,703 for the year ended May 31, 2005.

Going Concern

There is substantial doubt as to our ability to continue as a going concern based on our past operating losses and predicted future operating losses. Our auditor has issued a going concern opinion on our financial statements expressing substantial doubt that we can continue as a going concern for a reasonable period of time unless sufficient equity financing can be secured. There can be no assurances that any required capital can be obtained on terms favourable to the Company

Material Commitments

We have the following material commitments:

  The Company has obligations under long-term premises leases that expire in December 2010. The aggregate minimum rental payments for the next four annual periods ending February 28th are:

(a)         $97,525 in each of 2008, 2009 and 2010; and

(b)         $81,272 in 2011.

  In connection with the acquisition of SagaX, the Company agreed to issue 4,200,000 common shares in exchange for all of the issued and outstanding shares of SagaX. The Company has issued 2,000,000 shares to date and the two remaining issuances of 1,100,000 shares will be issued when the underlying conditions related thereto are met.

Purchase of Significant Equipment

Major equipment purchases planned for 2007 and 2008 include coating chambers for use for cardiovascular and orthopaedic applications, specialized laboratory equipment with focus on drug application and analysis of drug eluting profiles at an aggregate expected cost of $1,200,000.

Off-Balance Sheet Arrangements

As of the date of this registration statement we do not have any off-balance sheet arrangements that have or are reasonably like to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions which affect the reporting of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as of the dates of the financial statements and revenues and expenses during the reporting period. Significant estimates include amortization of property and equipment and an allowance account for deferred income taxes. Actual results could differ from these estimates.

Research and Development Costs

Research and development costs are expensed in the period incurred. For the year ended May 31, 2006, $89,600 (2005 - $55,242) of research and development expense was included in stock-based compensation in the statement of operations.

Stock-Based Compensation

The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Compensation cost for stock options, if any, is measured as the excess of the quoted market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. SFAS No. 123, "Accounting for Stock-Based Compensation" established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. The company has elected to remain on its current method of accounting as described above, and has adopted the pro forma disclosure requirements of SFAS No. 123.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force ("EITF") in Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services". Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by EITF No. 96-18.

Recent Accounting Pronouncements

The Financial Accounting Standards Board ("FASB") has issued the following pronouncements:

In December 2004, the FASB issued SFAS No. 123R, "Accounting for Stock-Based Compensation". SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 12R requires that the fair value of such equity instruments be recognized as expense in the historical financial statements as services are performed. SFAS 123R requires all share-based payments to be recognized in the financial statements based on their fair values using either a modified-prospective or modified-retrospective transition method. Prior to SFAS 123R, only certain pro-forma disclosures of fair value were required. SFAS 123R was effective for the Company as of the beginning of the first interim or annual reporting period that begins on or after April 1, 2006. The adoption of FASB No. 123R will have a material impact on the consolidated financial statements.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006.  The adoption of this statement is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In September 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 157, "Fair Value Measures". This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be the fiscal year beginning June 1, 2008. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans." This Statement requires an employer to recognize the over funded or under funded status of a defined benefit post retirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position, and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. The Company does not expect that the implementation of SFAS No. 158 will have any material impact on its financial position and results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial statements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

The following services were provided by related parties. These transactions, recorded at exchange amounts agreed to by all parties, were as follows:

During the nine month period ended February 28, 2007, the Company paid or accrued $730,970 (2006 - $551,522) of management and consulting fees to four directors and two officers (2006 - one officer) of the Company ($215,840 to Alan Lindsay, $114,162 to Patrick McGowan, $216,600 to Mark Landy, $5,957 to Rajesh Vaishnav, $122,980 to Dov Shimon and $55,431 to Tom Troczynski). Of this amount, $178,411 (2006 - $149,257) was charged to research and development. Included in accounts payable is $nil (2006 - $8,817).

During the year ended May 31, 2006, the Company paid or accrued $757,859 (2005 - $445,904) of management and consulting fees to four directors and officers of the Company ($233,393 to Alan Lindsay, $130,481 to Patrick McGowan, $153,998 to Dhirajlal Kotadia, $38,000 to Mark Landy, $133,100 to Dov Shimon and $68,887 to Tom Troczynski). Of this amount, $201,987 (2005 - $158,718) was charged to research and development expense. Included in accounts payable at May 31, 2006 is $9,106 (2005 - $nil) due to these parties.

During the year ended May 31, 2005, the Company paid or accrued $445,904 of management and consulting fees ($185,244 to Alan Lindsay, $101,941 to Patrick McGowan, $101,000 to Dov Shimon and $57,719 to Tom Troczynski).

As of May 31, 2005, $17,500 was due from the Chief Financial Officer of the Company. This amount was repaid in full during the 2006 fiscal year.

Material Contracts

The Company has entered into employment and services and other agreements with certain of its executive officers, which are described under "Executive Compensation - Employment Contracts".

On November 18, 2004, as extended on July 1, 2005, the Company entered into a Letter of Engagement with Trilogy Capital Partners, Inc. to develop and implement a proactive marketing program to increase public awareness of the Company in consideration of payment by the Company of certain monthly fees and the issuance of certain warrants. The Agreement has now expired effective on June 30, 2007.

On September 22, 2005, the Company entered into an Industrial Lease with Investors Group Trust Co. Ltd. as Trustee Investors Real Property Fund under which the Company will lease 10,296 square feet with monthly Minimum rent of $8,207 for a term of five years commencing on January 1, 2006.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Shares of our common stock are quoted on the OTCBB under the symbol "MIVT". Our common stock is also quoted on each of the Munich and Frankfurt stock exchanges under symbols "MIV.MU" and "MIV.F", respectively. The following table indicates the high and low bid prices of our common stock during the periods indicated on the OTCBB. The source of the high and low bid information is the OTCBB. The market quotations provided reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

Quarter Ended	High Bid	Low Bid
May 31, 2007	$0.65	$0.41
February 28, 2007	$0.91	$0.50
November 30, 2006	$0.91	$0.50
August 31, 2006	$0.91	$0.50
May 31, 2006	$1.10	$0.60
February 28, 2006	$1.45	$0.66
November 30, 2005	$1.74	$0.97
August 31, 2005	$1.75	$0.48
May 31, 2005	$0.63	$0.30

Penny Stock

Our common stock is considered "penny stock". The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Common Shares

As at February 28, 2007, we had approximately 194 registered holders of our common stock.

Dividends

There are no restrictions in our Articles or Bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

  we would not be able to pay our debts as they become due in the usual course of business; or

  our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Equity Compensation Plans

We have stock option plans approved by securityholders, the 2001, 2004 and 2006 Stock Option Plan (the "Plans"). The table set forth below presents information relating to our equity compensation plans as of May 31, 2007:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding column (a))
Equity Compensation Plans Approved by Security Holders (2001, 2004 and 2006 Stock Option Plans)	20,526,299	0.50	3,278,701
Equity Compensation Plans Not Approved by Security Holders	27,831,105(1)	0.66	N/A

(1)   Represents shares of our common stock to be issued upon the exercise of warrants issued pursuant to private placements and consulting agreements.

Warrants

We currently have warrants outstanding to acquire an aggregate of 27,831,105 shares of our common stock at exercise prices ranging from $0.25 to $1.55 per share and with expiry dates ranging from September 8, 2007 to October 28, 2012.

Stock Options

We currently have options outstanding to acquire an aggregate of 20,526,299 shares of our common stock at exercise prices ranging from $0.17 to $1.10 per share and with expiry dates ranging from October 26, 2007 to April 9, 2017.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid to our Chief Executive Officer and those executive officers that earned in excess of $100,000 during fiscal 2006 (collectively, the "Named Executive Officers"):

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All other Compen-sation ($)	Total ($)
Alan P. Lindsay, Chairman and Chief Executive Officer	2006	233,393	-	-	1,582,183 (1)	-	-	-	1,815,576
Dhirajlal Kotadia Previous Co-Chairman of the Board, Previous Managing Director for International Operations	2006	153,998	-	-	509,999(2)	-	-	-	663,997
Dr. Mark Landy, President and Director	2006	38,000	-	-	2,049,208 (3)	-	-	-	2,087,208
Patrick A. McGowan, Chief Financial Officer, Executive Vice President, Secretary	2006	130,481	-	-	71,752 (4)	-	-	-	202,233
Dr. Dov Shimon, Chief Executive Officer and President of SagaX Inc. and Director	2006	133,100	-	-	151,923 (5)	-	-	-	285,023
Dr. Tom Torczynski, Vice President of Coatings	2006	68,887	-	-	427,115 (6)	-	-	-	496,002

(1)     Represents options to acquire 3,800,000 shares.

(2)     Represents options to acquire 1,200,000 shares. Mr. Kotadia resigned as an officer and director of the Company on February 16, 2006. Of the options granted to him, 600,000 have been exercised and the remainder have been terminated.

(3)     Represents options to acquire 5,000,000 shares.

(4)     Represents options to acquire 200,000 shares.

(5)     Represents options to acquire 400,000 shares.

(6)     Represents options to acquire 500,000 shares.

The following table sets forth information as at May 31, 2006 relating to options that have been granted to the Named Executive Officers:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (M/D/Y)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Alan P. Lindsay, Chairman and Chief Executive Officer	300,000 500,000 200,000 200,000 3,800,000	- - - - -	- - - - -	0.17 0.20 0.21 0.30 0.40	04/23/08 02/15/10 04/23/08 12/16/08 05/17/11	-	-	-	-
Dhirajlal Kotadia(1), Previous Co-Chairman of the Board; Previous Managing Director for International Operations	1,200,000	Nil	Nil	0.20	06/30/10	Nil	Nil	Nil	Nil
Dr. Mark Landy, President and Director	200,000 2,500,000 Options 400,000 400,000 Warrants	2,500,000 Options Nil Warrants	Nil	0.60 0.60 0.30 0.30	05/21/07 05/17/13 09/24/09 03/04/10	-	-	-	-
Patrick A. McGowan, Chief Financial Officer, Executive Vice President, Secretary	300,000 400,000 200,000 100,000 200,000	- - - - -	- - - - -	0.17 0.20 0.21 0.30 0.60	04/23/08 02/15/10 04/23/08 12/16/08 03/17/11	-	-	-	-
Dr. Dov Shimon, President and CEO of SagaX, Inc.	200,000 300,000 200,000 200,000	- - - -	- - - -	0.30 0.30 0.30 0.60	07/31/09 03/01/10 06/13/10 05/17/11	-	-	-	-

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (M/D/Y)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Dr. Tom Torczynski, Vice President of Coatings	200,000	Nil	Nil	0.30	12/16/08	-	-	-	-

(1)     Mr. Kotadia resigned as a director and officer of the Company on February 16, 2006. Of the options granted to him, 600,000 have been exercised and the remainder have been terminated.

The following table sets forth information relating to compensation paid to our directors in 2006:

DIRECTOR COMPENSATION TABLE
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Non-qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
Alan P. Lindsay	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Dhirajlal Kotadia	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Dr. Mark Landy	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Patrick A. McGowan	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Dr. Daniel Savard(1)	Nil	Nil	76,204	Nil	Nil	Nil	76,204
Dr. Dov Shimon	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1)     Except for Dr. Savard, we do not pay our directors any fees for acting as directors.

Long-Term Incentive Plans

We do not have any long-term incentive plans, pension plans, or similar compensatory plans for our directors or executive officers.

Employment Contracts

The Company entered into a Development Services Agreement with Alan Lindsay and Associates Ltd. (the "Consultant") dated March 1, 2005. Pursuant to the Agreement the Company agrees to retain the Consultant, and through the Consultant Mr. Lindsay, to provide development and financing services as may be necessary and determined by the Company to both develop and finance the Company's technology and business. The term of the agreement is five years commencing March 1, 2005 and expiring on March 1, 2010.

The Company entered into a Management Services Agreement with Simba Biomed Venture Partners LLC dated March 31, 2006. Pursuant to the agreement we have agreed to retain such company, and, through such company, Dr. Landy, to provide management and consulting services as may be necessary and determined by the Company to both develop and commercialize the Company's technology and business. The term of the agreement is four years commencing March 31, 2006 and expiring on March 31, 2010.

The Company entered into an Executive Employment Agreement with Mr. Patrick McGowan dated January 1, 2005. Pursuant to the Agreement, the Company will employ Mr. McGowan in an executive capacity, commenced on January 1, 2005 and will continue until May 1, 2007. The contract has been extended for another two years.

The Company entered into a Consulting Services Agreement with Dr. Dov Shimon dated May 1, 2005. Pursuant to the Agreement, Dr. Shimon will work as a Director to the Company. The term of the Agreement is 36 months commencing May 1, 2005 and expiring on May 1, 2008.

The Company entered into an Executive Services Agreement with Mr. Rajesh Vaishnav (the "Executive") and Biosync Scientific Pvt. Ltd. ("Biosync") dated February 16, 2007. Pursuant to the Agreement, the Company will employ Mr. Vaishnav as the President and Chief Operating Officer of Biosync for the initial term of the Agreement which is two years from February 16, 2007.

FINANCIAL STATEMENTS

The following consolidated financial statements of the Company listed below are included with this prospectus. These consolidated financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in U.S. dollars.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

The Company has engaged Ernst & Young LLP as its principal independent registered public accounting firm effective June 1, 2007. Concurrent with this appointment, we terminated the client-auditor relationship with Dale Matheson Carr-Hilton LaBonte LLP, Chartered Accountants ("DMCL") effective June 1, 2007. The decision to change its principal independent registered public accounting firm has been approved by the Company's Board of Directors.

The report of DMCL on the Company's consolidated financial statements for the fiscal year ended May 31, 2006 did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles, other than to state that there is substantial doubt as to the ability of the Company to continue as a going concern. During the Company's fiscal year ended May 31, 2006 and the subsequent period through to the date of DMCL's dismissal, there were no disagreements between the Company and DMCL, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of DMCL, would have caused DMCL to make reference thereto in their report on the Company's audited consolidated financial statements.

As previously disclosed in the Company's Current Report on Form 8-K filed on June 7, 2006 (as amended pursuant to the Company's Current Report no Form 8-K/A filed on June 20, 2007), the Company engaged DMCL as its principal independent registered public accounting firm on June 6, 2006, prior to which Ernst & Young LLP served as the Company's principal independent registered accounting firm.

In connection with the Company's appointment of Ernst & Young LLP as the Company's principal registered accounting firm at this time, the Company has not consulted Ernst & Young LLP on any matter relating to the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company's financial statements.

On June 6, 2006, our Board of Directors approved the engagement of Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, of Suite 1500 - 1140 West Pender Street, Vancouver, B.C., Canada, V6E 4G1, as our principal independent accountant, and dismissed Ernst & Young LLP, Chartered Accountants, as principal independent accountants.

The Company decided not to reappoint Ernst & Young LLP as auditors and informed them of their dismissal on June 5, 2006. The decision to change accountants was approved by the Company's Board of Directors.

Ernst & Young LLP's report on the Company's consolidated financial statements for the fiscal year ended May 31, 2005 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except as indicated in the following paragraph.

Ernst & Young LLP's report on the consolidated financial statements of the Company for the fiscal year ended May 31, 2005 contained an explanatory paragraph with respect to the restatement of certain information and regarding uncertainty as to the Company's ability to continue as a going concern.

In connection with the audit of the fiscal year ended May 31, 2005 and for any subsequent interim period preceding the change, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Ernst & Young LLP would have caused them to make reference thereto in their report on the financial statements for such year.

In connection with the audit of the fiscal year ended May 31, 2005 and through the subsequent interim period preceding the change, there have been no reportable events as defined in paragraphs (a)(1)(iv)(A) through (D) of Item 304 of Regulation S-B.

At the time of our decision to replace Ernst & Young LLP with DMCL, we had not consulted DMCL on the application of accounting principles to a specific completed or contemplated transaction, or on the type of audit opinion that might be rendered on our financial statements, and neither written nor oral advice was then provided by DMCL that was an important factor considered by our company in reaching any decision as to accounting, auditing or financial reporting issues.

On May 28, 2004, our Board of Directors approved and authorized the engagement of Moore Stephens Ellis Foster Ltd., Chartered Accountants, as our principal independent accountant and replaced Morgan & Company. Moore Stephens Ellis Foster Ltd. was our principal independent accountant for the fiscal year ended May 31, 2004.

During the two fiscal years ended May 31, 2003 and any subsequent interim period, there were no disagreements with Morgan & Company, which were not resolved on any matter concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Morgan & Company would have caused Morgan & Company to make reference to the subject matter of the disagreements in connection with its reports. Morgan & Company as our principal independent accountant, did not provide an adverse opinion or disclaimer of opinion to our financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles. The audit opinions were modified to contain a going concern qualification during our two most recent fiscal years.

Moore Stephens Ellis Foster Ltd. was our principal independent accountant from May 29, 2004 to May 3, 2005. On May 3, 2005, Moore Stephens Ellis Foster Ltd. entered into a transaction with Ernst & Young LLP (Canada) under which certain assets of Moore Stephens Ellis Foster Ltd. were sold to Ernst & Young LLP and the professional staff and partners of Moore Stephens Ellis Foster Ltd. joined Ernst & Young LLP either as employees or partners of Ernst & Young LLP and carried on their practice as members of Ernst & Young LLP. Subsequent to the transaction, Moore Stephens Ellis Foster Ltd. was dismissed as the auditor and Ernst & Young LLP was appointed as our independent auditor.

Moore Stephens Ellis Foster Ltd.'s report on the Company's consolidated financial statements for the year ended May 31, 2004, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles except Moore Stephen Ellis Foster Ltd.'s report notes that we have incurred significant recurring net loses which raise substantial doubt about the Company's ability to continue as a going concern.

During the period covered by the report of Moore Stephens Ellis Foster Ltd. and up to the effective date of appointment, the Company had no disagreements with Moore Stephens Ellis Foster Ltd., whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Moore Stephens Ellis Foster Ltd., would have cause Moore Stephens Ellis Foster Ltd. to make reference to the subject matter of the disagreement in connection with its reports.

During the Company's previous two fiscal years and up to the effective date of resignation the Company did not consult with Ernst & Young LLP regarding any of the items described under Item 304(a)(1)(iv)(B), Item 304(a)(2) or Item 304(b) of Regulation S-B.

Where You Can Find More Information

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at One Station Place, 100 F Street, N.E., Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also obtain copies of our SEC filings by going to the SEC's website at http://www.sec.gov .

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of the Company, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document.

No agent of the Company or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

__________

MIV THERAPEUTICS INC.

(A development stage company)

Consolidated Financial Statements

February 28, 2007

(Unaudited)

Index

Consolidated Balance Sheets

Consolidated Statements of Operations

Consolidated Statement of Stockholders' Equity

Consolidated Statements of Cash Flows

Notes to Consolidated Financial Statements

MIV THERAPEUTICS INC.
(A development stage company)
Consolidated Balance Sheets
		February 28, 2007	May 31, 2006
		(Unaudited)
ASSETS
Current assets
Cash and cash equivalents		$517,121	$1,573,822
Accounts receivable		55,101	56,902
Due from related party (Note 8)		35,098	-
Prepaid expenses and deposits (Note 3 and 9(b))		370,143	84,365
Inventories (Note 4)		639,706	-
Total current assets		1,617,169	1,715,089
Investment advances (Note 13)		90,000	-
Property and equipment, net (Note 6)		1,085,278	338,786
Total assets		$2,792,447	$2,053,875

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Current liabilities
Accounts payable and other payables (Note 8)		$1,057,162	$185,624
Deferred lease inducement - current portion (Note 9(a))		8,081	8,081
Total current liabilities		1,065,243	193,705
Deferred lease inducement (Note 9(a))		21,549	27,609
Total liabilities		1,086,792	221,314

Commitments and contingencies (Notes 1, 9 and 12)

Stockholders' Equity
Common stock (Note 7)
Authorized:
230,000,000	common shares with a par value of $0.001
20,000,000	preferred shares with a par value of $0.001
Issued and outstanding:
81,772,334	common shares at February 28, 2007 and
68,359,964	common shares at May 31, 2006	81,773	68,360
Additional paid-in capital		39,527,760	33,214,382
Deferred compensation		(260,555)	(199,569)
Common stock issuable		480,000	74,000
Deficit accumulated during the development stage		(37,918,933)	(31,127,944)
Accumulated other comprehensive loss		(204,390)	(196,668)
Total stockholders' equity		1,705,655	1,832,561
Total liabilities and stockholders' equity		$2,792,447	$2,053,875
The accompanying notes are an integral part of these consolidated financial statements.

MIV THERAPEUTICS INC.
(A development stage company)
Consolidated Statements of Operations
(Unaudited)
	Period
	from
	inception
	(January 20,
	1999) to	Nine Months Ended		Three Months Ended
	February 28,	February 28,		February 28,
	2007	2007	2006	2007	2006

Net Revenue	$1,461	$1,461	$-	$1,461	$-
Expenses
General and administrative (Notes 9 and 10)	19,242,689	3,051,972	3,736,131	1,171,999	1,217,411
Research and development (Note 8)	10,413,561	2,400,145	1,398,040	793,757	555,723
Stock-based compensation (Note 2)	5,046,506	732,669	512,643	140,500	7,000
Depreciation	984,547	86,051	118,885	35,050	47,872
Interest expense and finance fees	979,171	11,295	42,362	9,236	5,354
Licenses acquired charged to operations	479,780	-	-	-	-
Finance cost on convertible debentures	382,307	-	-	-	-
Purchased in-process research and development	2,698,167	493,154	-	493,154	-

	40,226,728	6,775,286	5,808,061	2,643,696	1,833,360

Loss from operations	(40,225,267)	(6,773,825)	(5,808,061)	(2,642,235)	(1,833,360)

Gain on extinguishment of debt	462,249	-	-	-	-

Interest income	148,333	10,894	61,746	1,696	28,615

Gain (loss) on foreign exchange	45,265	(28,058)	(3,725)	(5,463)	(1,810)

Loss before minority interest	(39,569,420)	(6,790,989)	(5,750,040)	(2,646,002)	(1,806,555)

Minority interest share of loss	806,310	-	-	-	-

Net loss	$(38,763,110)	$(6,790,989)	$(5,750,040)	$(2,646,002)	$(1,806,555)

Loss per common share
- basic and diluted		$(0.09)	$(0.09)	$(0.03)	$(0.03)

Weighted average number of common
shares outstanding
- basic and diluted		73,005,279	62,008,648	77,996,471	66,752,020

The accompanying notes are an integral part of these consolidated financial statements.

MIV THERAPEUTICS INC.
(A development stage company)
Consolidated Statement of Stockholders' Equity
(Unaudited)
						Accumulated	Deficit	Total
						Other	Accumulated	Stock-
			Additional	Deferred	Common	Compre-	During the	holders'
	Common Stock		Paid-in	Compen-	Stock	hensive	Development	Equity
	Shares	Amount	Capital	sation	Issuable	Loss	Stage	(Deficit)
		$	$	$	$	$	$	$

Balance, May 31, 2006	68,359,964	68,360	33,214,382	(199,569)	74,000	(196,668)	(31,127,944)	1,832,561
Issuance of common stock: (Note 7)
- for share subscriptions - Private placement	10,310,000	10,310	4,763,290	-	(20,000)	-	-	4,753,600
- for exercise of warrants	1,238,505	1,239	49,761	-	-	-	-	51,000
- for exercise of options	205,063	205	2,795	-	-	-	-	3,000
- for services	1,358,802	1,359	605,456	(282,866)	30,000	-	-	353,949
- for license agreement (Note 5)	300,000	300	123,700	-	(74,000)	-	-	50,000
Subscription received	-	-	-	-	70,000	-	-	70,000
Acquisition of BioSync Scientific Pvt. Ltd. (Note 12)	-	-	-	-	400,000	-	-	400,000
Fair value of warrants issued for services	-	-	34,477	(34,477)	-	-	-	-
Fair value of extended warrants	-	-	1,230	-	-	-	-	1,230
Fair value of extended options	-	-	104,865	-	-	-	-	104,865
Fair value of stock options granted	-	-	627,804	-	-	-	-	627,804
Amortization of deferred compensation	-	-	-	256,357	-	-	-	256,357
Comprehensive loss:
Foreign currency translation adjustment	-	-	-	-	-	(7,722)	-	(7,722)
Net loss	-	-	-	-	-	-	(6,790,989)	(6,790,989)

Balance, February 28, 2007	81,772,334	81,773	39,527,760	(260,555)	480,000	(204,390)	(37,918,933)	1,705,655

The accompanying notes are an integral part of these consolidated financial statements.

MIV THERAPEUTICS INC.
(A development stage company)
Consolidated Statements of Cash Flows
(Unaudited)
	Period from inception (January 20, 1999) to February 28, 2007
		Nine months ended
		February 28,
		2007	2006
Cash flows from operating activities
Net loss	$(38,763,110)	$(6,790,989)	$(5,750,040)
Adjustments to reconcile net loss to
net cash used in operating activities:
Stock-based compensation	8,699,114	990,256	1,821,949
Stock issued for other than cash	5,619,685	353,949	393,575
Stock issued for license agreement	50,000	50,000	-
Interest expense on related party loan	850,000	-	-
Interest expense on convertible debentures	34,730	-	34,730
Fair value of extended warrants	194,844	-	-
Depreciation	984,547	86,051	118,885
Leasehold improvements written down	13,300	-	-
Project acquisition costs	-	-	53,426
Purchased in-process research and development	2,618,167	493,154	-
Intangible asset impairment	150,000	-	-
Gain on extinguishment of debt	(462,249)	-	-
Provision for bad debt	160,000	-	-
Beneficial conversion feature on convertible debenture	289,800	-	-
Minority interest	(806,310)	-	-
Changes in operating assets and liabilities:
Accounts receivable	(215,352)	1,801	(46,294)
Due from related party	(35,098)	(35,098)	17,500
Prepaid expenses and deposits	(147,011)	(62,088)	(71,327)
Inventory	25,818	25,818	-
Accounts payable and other payables	954,312	710,146	(96,739)
Net cash used in operating activities	(19,784,813)	(4,177,000)	(3,524,335)
Cash flows from financing activities
Issuance of common stock, less share issuance costs	20,332,509	4,807,600	5,909,352
Due to related parties	850,000	-	-
Proceeds from (repayments of) convertible debentures	755,000	-	(50,000)
Cash acquired in reverse acquisition	13,824	-	-
Subscriptions received	1,427,310	70,000	-
Common stock redemption	(120,000)	-	-
Loan payable	500,000	-	-
Repayment of bank loan (Note 12)	(910,025)	(910,025)	-
Net cash provided by financing activities	22,848,618	3,967,575	5,859,352
Cash flows from investing activities
Acquisition of BioSync Scientific Pvt. Ltd. - net (Note 12)	(478,152)	(478,152)	-
Pre-acquisition advances to BioSync Scientific Pvt. Ltd. (Note 12)	(121,870)	(121,870)
Acquisition of license	(200,000)	-	-
Purchase of property and equipment	(1,409,956)	(149,532)	(170,669)
Investment advances	(90,000)	(90,000)	-
Net cash used in investing activities	(2,299,978)	(839,554)	(170,669)
Foreign exchange effect on cash	(246,706)	(7,722)	(6,984)
Net increase (decrease) in cash and cash equivalents	517,121	(1,056,701)	2,157,364
Cash and cash equivalents, beginning	-	1,573,822	492,709
Cash and cash equivalents, ending	$517,121	$517,121	$2,650,073

The accompanying notes are an integral part of these consolidated financial statements.

MIV THERAPEUTICS INC.
(A development stage company)
Notes to Consolidated Financial Statements
February 28, 2007
(Unaudited)

1.          Basis of Presentation

The foregoing unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Regulation S-B as promulgated by the Securities and Exchange Commission ("SEC"). Accordingly, these financial statements do not include all of the disclosures required by generally accepted accounting principles for complete financial statements. The accompanying unaudited financial statements and related notes should be read in conjunction with the audited financial statements and the Form 10-KSB of the Company for the year ended May 31, 2006. In the opinion of management, the unaudited interim financial statements furnished herein include all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results for the interim period presented.

The unaudited interim consolidated financial statements include the Company's newly-acquired subsidiary, BioSync Scientific Pvt. Ltd. The acquisition was completed on February 16, 2007 (Note 12).

The preparation of financial statements in accordance with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company's financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions that could have a material effect on the reported amounts of the Company's financial position and results of operations.

Since inception, MIV Therapeutics Inc. (the "Company") has suffered recurring losses, totaling $38,763,110 as of February 28, 2007. To date, management has been able to finance the operations through the issuance of common stock, and through related party loans, in order to meet its strategic objectives. Management plans to continue to seek other sources of financing on favorable terms; however, there are no assurances that any such financing can be obtained on favorable terms, if at all. Management expects to monitor and control the Company's operating costs to a minimum until cash is available through financing or operating activities. There are no assurances that the Company will be successful in achieving these plans. The Company anticipates that losses will continue until such time, if ever, as the Company is able to generate sufficient revenues to support its operations. The Company's ability to generate revenue primarily depends on its success in completing development and obtaining regulatory approvals for the commercialization of its stent technology. The Company's ability to obtain sufficient financing to continue the development of, and if successful, to commence the manufacture and sale of its products under development, if and when approved by the applicable regulatory agencies is uncertain. In view of these conditions, the ability of the Company to continue as a going concern is in substantial doubt and dependent upon achieving a profitable level of operations and on the ability of the Company to obtain necessary financing to fund ongoing operations. Management believes that its current and future plans enable it to continue as a going concern. These consolidated financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying consolidated financial statements.

MIV THERAPEUTICS INC.
(A development stage company)
Notes to Consolidated Financial Statements
February 28, 2007
(Unaudited)

2.          Summary of Significant Accounting Policies

(a)       Stock-based Compensation

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment", which replaced SFAS No. 123, "Accounting for Stock-Based Compensation" and superseded APB Opinion No. 25, "Accounting for Stock Issued to Employees". In January 2005, the SEC issued Staff Accounting Bulletin ("SAB") No. 107, "Share-Based Payment", which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro-forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. The transition methods include prospective and retroactive adoption options. Under the retroactive options, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The modified prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS No. 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company has adopted the modified prospective method for the fiscal quarter beginning on June 1, 2006 and recorded the compensation expense for all unvested stock options existing prior to the adoption in the first quarter of fiscal 2007. Stock-based compensation expense for awards granted prior to June 1, 2006 was based on the grant date fair-value as determined under the pro-forma provisions of SFAS No. 123.

The Company recorded stock-based compensation expense of $203,554 during the nine months ended February 28, 2007 and $nil during the three months ended February 28, 2007 as a result of the adoption of SFAS No. 123R.

As of February 28, 2007, $67,500 of total unrecognized compensation cost related to stock options and restricted stock units is expected to be recognized over a weighted-average period of two years.

Prior to the adoption of SFAS No. 123R, the Company measured compensation expense for its employee stock-based compensation plans using the intrinsic value method prescribed by APB Opinion No. 25. The Company applied the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", as if the fair-value-based method had been applied in measuring compensation expense. Under APB Opinion No. 25, when the exercise price of the Company's employee stock options was equal to the market price of the underlying stock on the date of the grant, no compensation expense was recognized.

MIV THERAPEUTICS INC.
(A development stage company)
Notes to Consolidated Financial Statements
February 28, 2007
(Unaudited)

2.          Summary of Significant Accounting Policies (continued)

(a)       Stock-based Compensation (continued)

The following table illustrates the effect on net income after taxes and net income per common share as if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based compensation during the nine months and three months ended February 28, 2006:

		Nine Months Ended	Three Months Ended
		February 28, 2006
		(Unaudited)

Net loss	As reported	$ (5,750,040)	$ (1,806,555)
SFAS No. 123 compensation expense	Pro-forma	(291,936)	(80,821)

Net loss	Pro-forma	$ (6,041,976)	(1,887,376)

Basic and diluted net loss per share	Pro-forma	$ (0.10)	$ (0.03)

For the three and nine months ended February 28, 2007, $nil (2006 - $7,000) and $206,304 (2006 - $80,600) of research and development expense was included in stock-based compensation in the statement of operations, respectively.

(b)       Inventory

Inventories are valued at the lower of cost (first-in, first-out basis) or net realizable value. Finished goods include labor and certain overhead costs.

(c)       Reclassifications

Certain amounts from prior periods have been reclassified to conform to the current year presentation.

3.          Prepaid expenses and deposits

Prepaid expenses and deposits consisted of the following at;

	February 28, 2007	May 31, 2006
	(Unaudited)
Supplier prepayments	$284,770	$31,608
Other deposits	34,556	32,763
Other prepaid expenses	50,817	19,994

	$370,143	$84,365

4.          Inventories

Inventories consisted of the following at;

MIV THERAPEUTICS INC.
(A development stage company)
Notes to Consolidated Financial Statements
February 28, 2007
(Unaudited)

	February 28, 2007	May 31, 2006
	(Unaudited)
Raw materials	$92,357	$-
Work-in-progress	71,116	-
Finished goods	476,233	-

	$639,706	$-

5.          Licenses

(a)       On February 1, 2003, the Company entered into two license agreements with the University of British Columbia ("UBC") which provide the Company with the worldwide right to use, develop and sublicense coating technology for stents and other medical devices.

In consideration of granting the licenses, the Company will pay UBC a royalty of 2.5% of related revenue and a royalty ranging from 10% or 15% of sublicense revenue depending upon the sublicensed technology. In addition, various minimum annual royalties, maintenance fees and milestone payments are payable over the period of development. The Company issued 750,000 common shares to UBC as part of the consideration for the grant of the rights.

The 750,000 common shares had a fair value of $187,500 and were issued and recorded as research and development expense in the year ended May 31, 2003.

On May 19, 2005, the Company signed an amendment to the existing license agreements to include some amendments in the definition of "Field of Use". Also, the royalty terms were amended from 2.5% to range from 2.5% to 5%, depending on the nature of the related revenue.

In consideration for the amendments, the Company agreed to issue 200,000 common shares which had a fair value of $74,000 at the time of the amendment. This amount was recorded as research and development expense during the year ended May 31, 2005. The shares were subsequently issued in July 2006.

(b)       On March 15, 2004, the Company entered into a collaborative research agreement with UBC to continue with exploratory research on coating technology for stents for a period from April 1, 2004 to March 31, 2006. During the period of the agreement, various milestone payments were made to UBC for the continuation of the research program, estimated to be approximately CDN$220,800 (US$164,445). As at May 31, 2004, the Company had paid CDN$50,000 (US$37,238) and charged the costs to research and development.

On October 28, 2004, the Company and UBC amended the existing collaborative research agreement and referred to it as Amendment No. 1 and 2.

In Amendment No. 1, the contract period of the existing collaborative agreement was changed to April 1, 2004 to November 30, 2004 and total costs to the Company were estimated at CDN$110,400 (US$87,633). As of May 31, 2005, the Company had paid/accrued and recorded CDN$110,400 (US$87,633) to research and development costs in accordance with Amendment No. 1.

MIV THERAPEUTICS INC.
(A development stage company)
Notes to Consolidated Financial Statements
February 28, 2007
(Unaudited)

In Amendment No. 2, the contract period, work plan and total costs of the existing collaborative agreement as amended by Amendment No. 1 were amended. The contract period was extended from December 1, 2004 to November 30, 2006 and total costs to the Company were estimated at CDN$400,400 (US$317,828), being payable over the term of the agreement at various stipulated intervals. As of February 28, 2007, the Company had paid CDN$387,000 (US$344,663) and accrued the final payment of CDN$13,400 (US$11,897) for research and development costs in accordance with Amendment No. 2.

The Company obtained financial support of up to CDN$315,000 (USD$250,040) from the Industrial Research Assistance Program ("IRAP") from the National Research Council Canada. As of February 28, 2007, the Company had received CDN$185,391 (US$157,806) from IRAP.

(c)       On May 19, 2005, the Company signed a letter of intent to negotiate a new license agreement for a new technology with UBC. The form and content will be similar to that of the license agreements entered into in February 2003 (See Note 3(a) above). Upon execution, the Company will issue 100,000 common shares to UBC. As of November 30, 2006, the new license agreement had not been executed but the related common shares were issued; however, the Company will retain the stock certificate until the negotiations are completed.

(d)       On December 1, 2006, the Company extended its collaborative research agreement with UBC to continue with exploratory research on coating technology for stents for a period from December 1, 2006 to November 30, 2007. During the period of the agreement, four equal payments will be made to UBC for a total budget estimate of CDN$274,896 (US$241,264). As at February 28, 2007, the Company had paid CDN$68,724 (US$60,316) and charged the costs to research and development.

6.          Property and Equipment

Property and equipment consisted of the following at:

	February 28, 2007	May 31, 2006
	(Unaudited)
Land	$19,886	$-
Building	55,308	-
Laboratory equipment	1,782,915	990,414
Computer equipment	187,249	148,581
Furniture and fixtures	92,875	62,077
Leasehold improvements	49,158	49,158
	2,187,391	1,250,230
Less: accumulated depreciation	(1,102,113)	(911,444)

	$1,085,278	$338,786

Depreciation expense for the nine months ended February 28, 2007 was $86,051 (2006 - $118,885).

7.          Stockholders' Equity

Common Stock

On August 24, 2006, the stockholders of the Company, during its annual general meeting, approved an increase in its authorized capital stock from 160,000,000 shares of capital stock, consisting of 140,000,000 common shares with par value of $0.001 per share and 20,000,000 preferred shares with par value of $0.001 per share, to 250,000,000 of capital stock consisting of 230,000,000 common shares with par value of $0.001 per share and 20,000,000 preferred shares with par value of $0.001 per share.

MIV THERAPEUTICS INC.
(A development stage company)
Notes to Consolidated Financial Statements
February 28, 2007
(Unaudited)

(i)       On February 27, 2007, the Company completed a private placement of 375,000 units at a price of $0.50 per unit for total proceeds of $168,750 (net of finder's fee of $18,750). Each unit is comprised of one common share and one non-transferable share purchase warrant. Each warrant entitles the holder to purchase one additional common share at an exercise price of $0.75 per share for a period of up to two years from registration of the underlying warrant shares.

The warrants had an estimated fair value of $66,863 using the Black-Scholes option pricing model. The assumptions used in the Black-Scholes model were: volatility: 57.71%, discount rate: 5.25%, call option value: $0.18 and dividend: nil.

(ii)      On February 8, 2007, the Company completed a private placement of 1,125,000 units at a price of $0.50 per unit for total proceeds of $506,250 (net of finder's fee of $56,250). Each unit is comprised of one common share and one non-transferable share purchase warrant. Each warrant entitles the holder to purchase one additional common share at an exercise price of $0.75 per share for a period of up to two years from registration of the underlying warrant shares.

The warrants had an estimated fair value of $236,406 using the Black-Scholes option pricing model. The assumptions used in the Black-Scholes model were: volatility: 57.71%, discount rate: 5.25%, call option value: $0.21 and dividend: nil.

(iii)     On December 22, 2006, the Company completed a private placement of 5,900,000 units at a price of $0.50 per unit for total proceeds of $2,645,600 (net of finder's fee of $304,400). Each unit is comprised of one common share and one non-transferable share purchase warrant. Each warrant entitles the holder to purchase one additional common share at an exercise price of $0.75 per share for a period of up to two years from registration of the underlying warrant shares.

The warrants had an estimated fair value of $624,152 using the Black-Scholes option pricing model. The assumptions used in the Black-Scholes model were: volatility: 30.40%, discount rate: 5.25%, call option value: $0.11 and dividend: nil.

(iv)      On November 8, 2006, the Company completed a private placement of 1,400,000 units at a price of $0.50 per unit for total proceeds of $700,000. Each unit is comprised of one common share and one non-transferable share purchase warrant. Each warrant entitles the holder to purchase one additional common share at an exercise price of $0.75 per share for a period of up to two years from registration of the underlying warrant shares.

The warrants had an estimated fair value of $119,287 using the Black-Scholes option pricing model. The assumptions used in the Black-Scholes model were: volatility: 59.44%, discount rate: 5.25%, call option value: $0.09 and dividend: nil.

(v)       On October 16, 2006, the Company completed a private placement of 600,000 units at a price of $0.50 per unit for total proceeds of $300,000. Each unit is comprised of one common share and one non-transferable share purchase warrant. Each warrant entitles the holder to purchase one additional common share at an exercise price of $0.75 per share for a period of up to two years from registration of the underlying warrant shares.

The warrants had an estimated fair value of $78,625 using the Black-Scholes option pricing model. The assumptions used in the Black-Scholes model were: volatility: 59.44%, discount rate: 5.25%, call option value: $0.13 and dividend: nil.

(vi)      On August 21, 2006, the Company completed a private placement of 290,000 units at a price of $0.50 per unit for total net proceeds of $143,000 (net of finder's fee of $2,000). Each unit is comprised of one common share and one non-transferable share purchase warrant. Each warrant entitles the holder to purchase one additional common share at an exercise price of $0.75 per share for a period which is the earlier of (i) 18 months from August 21, 2006 or (ii) 12 months from registration of the undelrying warrant shares.

MIV THERAPEUTICS INC.
(A development stage company)
Notes to Consolidated Financial Statements
February 28, 2007
(Unaudited)

The warrants had an estimated fair value of $39,080 using the Black-Scholes option pricing model. The assumptions used in the Black-Scholes model were: volatility: 59.44%, discount rate: 5.25%, call option value: $0.13 and dividend: nil.

(vii)     On July 10, 2006, the Company completed a private placement of 620,000 units at a price of $0.50 per unit for total proceeds of $310,000. Each unit is comprised of one common share and one share purchase warrant. Each warrant entitles the holder to purchase one additional common share at an exercise price of $0.75 per share for a period which is the earlier of (i) 18 months from July 10, 2006 or (ii) 12 months from registration of the underlying warrant shares.

The warrants had an estimated fair value of $195,161 using the Black-Scholes option pricing model. The assumptions used in the Black-Scholes model were: volatility: 64.41%, discount rate: 5.25%, call option value: $0.31 and dividend: nil.

(viii)    During the nine months ended February 28, 2007, the Company issued an aggregate of 1,358,802 common shares for consulting, research and development and employee services with a fair value of $606,815 at the agreement dates. This amount is being amortized on a straight-line basis and charged to operations over the period of completion of performance.

(ix)      During the nine months ended February 28, 2007, the Company issued 1,238,505 common shares pursuant to an exercise of stock purchase warrants for total proceeds of $51,000. Of these shares, 1,462,611 warrants with an average exercise price of $0.27 were exchanged for 1,038,505 common shares and were exercised under certain cashless exercise provisions of the underlying agreements. Of these cashless exercises, 762,611 warrants with an average exercise price of $0.50 were exchanged for 349,781 common shares were issued through a private placement.

(x)       During the nine months ended February 28, 2007, the Company issued 205,063 common shares pursuant to an exercise of stock purchase options for total proceeds of $3,000. Of these shares, 270,000 options with an average exercise price of $0.19 were exchanged for 190,063 common shares and were exercised under certain cashless exercise provisions of the underlying agreements.

(xi)      In September 2003, the Company placed 6,000,000 common shares to a financial custodian acting as trustee pursuant to a listing of the Company's shares on the Frankfurt Stock Exchange. The Company was then conducting a Regulation S ("Reg S") offering through the facilities of the Berlin Stock Exchange to raise capital in mainly German speaking countries. The trustee was to receive a fee of 3% of the total number of the shares held in trust to be paid in equal installments of 30,000 common shares per month over a ten month period, assuming the maximum offering of up to 10,000,000 common shares were sold. The shares may only be traded on German stock exchanges pursuant to Reg S.

As at February 28, 2007, 2,500,000 Reg S shares were held in trust by the financial custodian and remain available for financing purposes.

MIV THERAPEUTICS INC.
(A development stage company)
Notes to Consolidated Financial Statements
February 28, 2007
(Unaudited)

(b)          Warrants

The following table summarizes information about the warrants issued by the Company during the nine months ended February 28, 2007:

	Number of Shares	Weighted Average Exercise price
Balance, May 31, 2006 - Regular	10,689,491	$0.46
Balance, May 31, 2006 - Series "A"	5,358,220	0.65
Balance, May 31, 2006 - Series "B"	3,904,998	0.70
Balance, May 31, 2006 - Series "C"	229,305	0.66

Balance, May 31, 2006	20,182,014	0.55

Regular:
Issued - private placement	10,310,000	0.75
Issued - finder's fee	150,000	0.75
Issued - services	100,000	0.60
Exercised	(1,191,500)	0.11
Expired	(441,800)	0.71
Series "A":
Expired	(3,904,998)	0.65
Exercised	(361,111)	0.66
Series "C":
Exercised	(110,000)	0.66

Balance, February 28, 2007 - Regular	19,616,191	0.63
Balance, February 28, 2007 - Series "A"	1,092,111	0.66
Balance, February 28, 2007 - Series "B"	3,904,998	0.70
Balance, February 28, 2007 - Series "C"	119,305	0.66

Balance, February 28, 2007 (Unaudited)	24,732,605	$0.64

MIV THERAPEUTICS INC.
(A development stage company)
Notes to Consolidated Financial Statements
February 28, 2007
(Unaudited)

7.          Stockholders' Equity (continued)

(b)         Warrants (continued)

During the nine months ended February 28, 2007, the board of directors approved an extension to the expiry date of the following outstanding warrants:

Number of Warrants	From	To
71,429	September 8, 2006	March 8, 2007
500,000	October 24, 2006	April 24, 2007
1,000,000	November 5, 2006	May 5, 2007

As a result of the warrant extensions, the Company recognized $976 and $254 of public relations expense and finance fees, respectively.

(c)          Stock Options

The Company's incentive stock options plan provides for the grant of incentive stock options for up to 25,000,000 common shares to employees, consultants, officers and directors of the Company. Incentive benefits granted under the plan may be either incentive stock options, non-qualified stock options, stock awards, restricted shares or cash awards. Options are granted for a term not to exceed seven years from the date of grant. Stock options granted generally vest over a period of six months to two years.

During the nine months ended February 28, 2007, the Company granted an aggregate of 570,000 stock options to employees of the Company. Each option entitles its holder to acquire one common share of the Company at prices ranging from $0.56 to $0.67 per share, vests immediately or at a specified time, and expires up to seven years from date of grant.

Option pricing models require the use of highly subjective estimates and assumptions including the expected stock price volatility. Changes in the underlying assumptions can materially affect the fair value estimates and therefore, in management's opinion, existing models may not necessarily provide reliable measure of the fair value of the Company's stock options.

During the nine months ended February 28, 2007, the board of directors approved an extension to the expiry date of the following outstanding options:

Number of Options	From	To
100,000	August 30, 2006	August 30, 2011
100,000	August 30, 2006	August 30, 2010
200,000	August 30, 2006	August 30, 2009

As a result of the option extensions, the Company recognized an additional $104,865 of stock-based compensation in the statement of operations.

MIV THERAPEUTICS INC.
(A development stage company)
Notes to Consolidated Financial Statements
February 28, 2007
(Unaudited)

7.          Stockholders' Equity (continued)

(c)          Stock Options (continued)

A summary of the weighted average fair value of stock options granted during the nine months period ended February 28, 2007 is as follows:

	Weighted Average Exercise Price	Weighted Average Fair Value
Exercise price equals market price at grant date:	$ 0.66	$ 0.66
Exercise price greater than market price at grant date:	$ -	$ -
Exercise price less than market price at grant date:	$ -	$ -

A summary of the weighted average fair value of stock options granted during the nine months ended February 28, 2006 is as follows:

	Weighted Average Exercise Price	Weighted Average Fair Value
Exercise price equals market price at grant date:	$ -	$ -
Exercise price greater than market price at grant date:	$ 0.85	$ 0.84
Exercise price less than market price at grant date:	$ 0.28	$ 0.57

A summary of employee stock options information for the nine months ended February 28, 2007 is as follows:

	Shares	Weighted Average Exercise Price
Options outstanding, May 31, 2006	16,385,000	$ 0.46
Options granted	570,000	0.66
Options exercised	(285,000)	0.19
Options expired	(325,000)	0.57
Options outstanding, February 28, 2007 (Unaudited)	16,345,000	$ 0.46

MIV THERAPEUTICS INC.
(A development stage company)
Notes to Consolidated Financial Statements
February 28, 2007
(Unaudited)

7.          Stockholders' Equity (continued)

(c)          Stock Options (continued)

The following summarizes information about the stock options outstanding and exercisable at February 28, 2007:

Options Outstanding				Options Exercisable
Range of Exercise Prices	Number of Options Outstanding	Weighted Average Remaining Contractual Life (yr)	Weighted Average Exercise Price	Number of Options Exercisable	Weighted Average Exercise Price
$0.17	700,000	1.65	$0.17	700,000	$0.17
$0.20	1,315,000	2.96	$0.20	1,315,000	$0.20
$0.21	500,000	1.15	$0.21	500,000	$0.21
$0.30	1,995,000	2.52	$0.30	1,995,000	$0.30
$0.40	3,875,000	4.19	$0.40	3,875,000	$0.40
$0.50	350,000	1.13	$0.50	350,000	$0.50
$0.55	750,000	1.12	$0.55	750,000	$0.55
$0.56	50,000	4.59	$0.56	25,000	$0.56
$0.60	5,600,000	5.94	$0.60	3,850,000	$0.60
$0.64	50,000	4.42	$0.64	50,000	$0.64
$0.67	400,000	4.29	$0.67	250,000	$0.67
$0.75	200,000	4.15	$0.75	200,000	$0.75
$0.80	160,000	3.76	$0.80	160,000	$0.80
$0.85	150,000	3.97	$0.85	150,000	$0.85
$1.00	200,000	0.22	$1.00	200,000	$1.00
$1.10	50,000	3.73	$1.10	50,000	$1.10
$0.17 - $1.10	16,345,000	4.02	$0.46	14,420,000	$0.44

8.          Related Party Transactions

The following services were provided by related parties. These transactions, recorded at exchange amounts agreed to by all parties, were as follows:

During the nine months period ended February 28, 2007, the Company paid or accrued $730,970 (2006-$551,522) of management and consulting fees to four directors and two officers (2006-one officer) of the Company. Of this amount, $178,411 (2006-$149,257) was charged to research and development. Included in accounts payable is $nil (2006-$8,817).

At February 28, 2007, amounts due from the employees of a subsidiary of the Company totaled $35,098. These amount are unsecured, non-interest bearing and will be repaid by periodic deduction of future wages.

MIV THERAPEUTICS INC.
(A development stage company)
Notes to Consolidated Financial Statements
February 28, 2007
(Unaudited)

9.          Commitments and Contingencies

(a)          The Company has obligations under a long-term premises lease that expire in December 2010. The aggregate minimum rent payments for the next four annual periods ending February 28 are as follows:

2008	$ 97,525
2009	97,525
2010	97,525
2011	81,272
Total	$ 373,847

The Company received free rent, including property maintenance and taxes, for the months of November to December 2005 and free basic rent for the months of January to February 2006 for total free rent of $40,404. This amount was recorded under deferred lease inducement with a current portion of $8,081 and long-term portion of $21,549 and is being amortized over the term of the lease. During the nine months period ended February 28, 2007, amortization of $6,060 was recorded as a reduction of rent expense in the statement of operations. Rent expense for the nine months period ended February 28, 2007 was $157,440 (2006 - $124,958).

(b)          On March 14, 2005, the Company acquired 100% of SagaX, Inc. ("SagaX") a Delaware corporation with operations in Israel. The Company agreed to issue 4,200,000 common shares in exchange for all of the issued and outstanding shares of SagaX. The 4,200,000 shares will be issued in three intervals: 2,000,000 of the shares within 30 days of the effective date of this agreement (issued), 1,100,000 shares upon successful completion of large animal trials and the final 1,100,000 shares upon CE Mark approval relating to SagaX's products. The Company has also paid $145,000 of SagaX's vendor debt owed to its parent company.

As of February 28, 2007, the two remaining issuances of 1,100,000 common shares each have not been accrued as the underlying conditions have not been satisfied.

As of February 28, 2007, an amount of $24,878 is included in prepaid expenses representing costs incurred for the contemplated initial public offering (IPO) of SagaX. If it goes on as planned, this will be charged against the proceeds of the IPO.

(c)          On November 18, 2002, a lawsuit against the Company was filed in the Supreme Court of British Columbia by a former consultant (the "Plaintiff").

The statement of claim, arising from a settlement agreement dated September 14, 2001, sought the exchange of 3,192,399 common shares of the Company for 3,192,399 shares in the capital of one of the Company's subsidiaries or, alternatively, damages and costs.

The Company attended a court hearing in chambers during April 2003 on a summary trial application by the Plaintiff for an order for a declaration of specific performance that the Plaintiff was entitled to an exchange of 3,192,399 common shares of the predecessor company, M-I, for 3,192,399 common shares of the Company pursuant to the settlement agreement entered into on September 14, 2001. The Plaintiff was granted the relief sought at the summary trial and the Company was ordered to perform the share exchange.

MIV THERAPEUTICS INC.
(A development stage company)
Notes to Consolidated Financial Statements
February 28, 2007
(Unaudited)

9.          Commitments and Contingencies (continued)

On May 16, 2003, the Company delivered a Take-Over Bid Circular (the "Circular") to the Plaintiff, offering to exchange its common shares of M-I for shares in the Company pursuant to British Columbia securities laws and regulations. In late May 2003, after the judgment was received, the Company asked the Plaintiff to submit its M-I share certificates and fill in the required forms pursuant to the Circular, so that the Company could comply with the judgment and exchange its shares in accordance with British Columbia securities laws and regulations.

On December 29, 2004, the Company issued 3,192,399 common shares to exchange for 3,192,399 common shares of M-I on a one-for-one basis. These shares were issued to comply with an order of the Supreme Court of British Columbia dated May 20, 2003.

No gain or loss provisions have been provided as of February 28, 2007 as the outcome of this legal proceeding is uncertain at this time.

10.        General and Administrative Expenses

General and administrative expenses consisted of the following:

	Nine Months Ended		Three Months Ended
	February 28,		February 28,
	2007	2006	2007	2006

Legal	$413,459	$354,815	$167,284	$148,239
Public relations, financing and corporate development	810,302	1,841,068	345,519	527,991
Management fees	555,808	406,445	163,088	138,504
Consulting	177,638	288,773	73,085	59,529
Audit	148,974	230,776	22,789	123,645
Operating expenses	945,791	614,254	400,234	219,503
	$3,051,972	$3,736,131	$1,171,999	$1,217,411

General and administrative expenses included the following amortized deferred compensation:

	Nine Months Ended		Three Months Ended
	February 28,		February 28,
	2007	2006	2007	2006

Amortized deferred compensation in:
- Public relations, financing and corporate development	$124,151	$1,109,679	$-	$301,948
- Consulting	38,266	176,529	26,111	27,083

	$162,417	$1,286,208	$26,111	$329,031

MIV THERAPEUTICS INC.
(A development stage company)
Notes to Consolidated Financial Statements
February 28, 2007
(Unaudited)

11.        Supplemental Cash Flow Information

	Period from inception (January 20, 1999) to February 28, 2007	Nine months ended February 28,
		2007	2006
Supplemental cash flow information:
Cash paid for interest	$44,922	$11,041	$-
Cash paid for income taxes	$-	$-	$-
Supplemental non-cash investing and financing activities:
Debt settlement with shares	$621,375	$-	$-
Gain on extinguishment of debt	$462,249	$-	$-
Conversion of convertible debentures and accrued interest to common shares	$740,810	$-	$740,810
Shares issued for services	$3,964,712	$606,815	$623,417
Warrants issued for services	$3,724,968	$34,477	$1,264,518

12.        Acquisition of BioSync Scientific Pvt. Ltd.

On February 16, 2007, the Company completed the acquisition of all of the issued and outstanding shares of BioSync Scientific Pvt. Ltd. ("BioSync Scientific"), a body corporate subsisting under and registered pursuant to the laws of India and is presently engaged, among other things, in the business of designing, manufacturing and marketing coated and non-coated vascular stents and related accessories.

Under the terms of the agreement in principle dated October 17, 2006, and the amending agreement dated February 16, 2007 (collectively the "Agreement"), in consideration for the acquisition of the shares of BioSync Scientific, the Company issued 50,000 shares of the Company's common stock with an estimated fair value of $25,000 and paid $500,000 to the vendors. As a further condition of the Agreement, the Company was required to satisfy any and all bank indebtedness of BioSync Scientific, at the time estimated to be $1,000,000.

During the nine months ended February 28, 2007, the Company advanced a total of $1,044,470 to BioSync Scientific, of which $910,025 was used for repayment of BioSync Scientific's bank indebtedness.

MIV THERAPEUTICS INC.
(A development stage company)
Notes to Consolidated Financial Statements
February 28, 2007
(Unaudited)

12.        Acquisition of BioSync Scientific Pvt. Ltd. (continued)

The fair value of the assets acquired and liabilities assumed effective February 16, 2007 was as follows:

Cash and cash equivalents	$21,848
Prepaid expenses and other current assets	223,690
Inventory	665,524
Property and equipment	683,011
In-process research and development	493,154

2,087,227
Accounts payable and other current liabilities	(155,332)
Advances from MIV Therapeutics Inc.	(121,870)
Bank indebtedness	(910,025)

Fair value of net assets acquired	$900,000

Consideration paid:
50,000 shares of common stock at $0.50 per share	$25,000
750,000 shares of common stock at $0.50 per share	375,000
Cash	500,000

$900,000

The excess of the purchase price paid over the fair value of the tangible net assets acquired of $493,154 represented the fair value of in-process research and development, which has been charged to operations during the period. For accounting purposes, the 750,000 shares issued (see below) to the President of BioSync Scientific with an estimated fair value of $375,000 has been included as consideration for the acquisition. The 800,000 shares due for the acquisition of BioSync Scientific have been included in common stock issuable at February 28, 2007 and were issued in March 2007.

In addition, the Company and BioSync Scientific entered into a executive services agreement with the principal Vendor being employed as Chief Operating Officer and President of BioSync Scientific under such commercially competitive compensation terms which will include, but not limited to, (i) a monthly fee of $12,000, (ii) stock options of up to 1,000,000 common shares at an exercise price of $0.60 for a period of not less than ten years from the date of grant and, (iii) an aggregate of up to 4,000,000 common shares with an issuance price of $0.50. Of the 4,000,000 common shares, 2,500,000 will be based on the achievement of certain milestones as outlined in the agreement, of which 750,000 common shares has been earned and the other 1,500,000 common shares to be given in four instalments over the two-year term of the agreement.

MIV THERAPEUTICS INC.
(A development stage company)
Notes to Consolidated Financial Statements
February 28, 2007
(Unaudited)

13.        Proposed Acquisition of Vascore Medical (Suzhou) Co., Ltd.

On September 5, 2006, as amended on March 1, 2007, the Company entered into an Equity Transfer Agreement (the "Agreement") with each of Chimex Hong Kong Incorporated Limited and Vascore Scientific Co., Ltd. (collectively the "Vendors") and Vascore Medical (Suzhou) Co., Ltd. ("Vascore Medical"), pursuant to which, and subject to the satisfaction of certain conditions precedent, the Company acquired the right to purchase 100% of the outstanding equity of Vascore Medical from the Vendors. Vascore Medical is a China-based manufacturer of advanced cardiovascular stents and other medical devices.

In accordance with the terms of the Agreement, and in order to acquire Vascore Medical, the Company is required, and has recently agreed, that as a consequence of the Company's prior receipt of an acceptable valuation together with certain other conditions precedent, the Company will pay and issue to the Vendors at the closing of the Agreement an aggregate of $1 million and 4,000,000 restricted common shares at a deemed agreed value of $1.00 per share for total consideration of $5 million. In this respect, and by way of letter of guarantee dated December 1, 2006, the Company has recently agreed that, should the Vendors determine to sell any of their restricted common shares at any time prior to 12 months and 30 trading days from closing, or should the Company be in any way acquired during the same time period, then the Company will be required to either pay to the Vendors any difference between the actual sales price received and the deemed agreed value ($1.00) per restricted common share or redeem any such restricted common share at such deemed agreed value.

In this regard, and having recently received regulatory approval from the appropriate Chinese authority to the acquisition by the Company of Vascore Medical, the Company expects to be in the position to complete the proposed acquisition, and subject to its purchase price funding requirement, during the next quarter.

As of February 28, 2007, investment advances of $90,000 which represents direct costs incurred as a result of the proposed acquisition has been capitalized on the financial statements. These costs will be included in the total acquisition costs upon consummation of this transaction.

MIV THERAPEUTICS INC.
(A development stage company)

Consolidated Financial Statements

May 31, 2006 and 2005

Index

Report of Independent Registered Public Accounting Firm
Consolidated Balance Sheets
Consolidated Statements of Operations
Consolidated Statements of Stockholders' Equity (Deficit)
Consolidated Statements of Cash Flows
Notes to Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of MIV Therapeutics, Inc.:

We have audited the accompanying consolidated balance sheet of MIV Therapeutics, Inc. (a development stage company) as of May 31, 2006 and the consolidated statements of operations, stockholders' equity, and cash flows for the year then ended and the cumulative period from January 20, 1999 (inception) to May 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements as of May 31, 2005 and for the period from January 20, 1999 (inception) to May 31, 2005 were audited by other auditors whose report dated August 18, 2005, except for notes 15 and 6(d) to those financial statements which were dated October 20, 2005, expressed an unqualified opinion on those financial statements. The consolidated financial statements for the period January 20, 1999 (inception) to May 31, 2005 reflect a total net loss of $22,033,109 of the related cumulative totals. Our opinion, insofar as it relates to amounts included for such prior periods, is based solely on the reports of such other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. We are not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit and the reports of other auditors, these consolidated financial statements present fairly, in all material respects, the financial position of the MIV Therapeutics, Inc. as of May 31, 2006 and the results of its operations and its cash flows and the changes in stockholders' equity for the year then ended and for the period from January 20, 1999 (inception) to May 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, to date we have reported losses since inception from operations and requires additional funds to meet its obligations and fund the costs of its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Dale Matheson Carr-Hilton LaBonte
CHARTERED ACCOUNTANTS

Vancouver, Canada
July 14, 2006

MIV THERAPEUTICS INC.
(A development stage company)
Consolidated Balance Sheets
May 31, 2006 and 2005
		2006	2005

ASSETS
Current assets
Cash and cash equivalents		$1,573,822	$492,709
Accounts receivable		56,902	33,742
Due from related party (Note 7)		-	17,500
Prepaid expenses and deposits		84,365	41,139
Total current assets		1,715,089	585,090
Project acquisition costs (Note 6)		-	53,426
Property and equipment, net (Note 4)		338,786	222,689
Total assets		$2,053,875	$861,205

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Liabilities
Current liabilities
Accounts payable and other payables (Note 7)		$185,624	$307,369
Convertible debentures (Note 5)		-	756,080
Deferred lease inducement - current portion (Note 9)		8,081	-
Total current liabilities		193,705	1,063,449

Deferred lease inducement (Note 9)		27,609	-

Total liabilities		$221,314	1,063,449

Commitments and contingencies (Note 9)

Stockholders' Equity (Deficit)
Common stock (Note 5)
Authorized:
140,000,000	common shares with a par value of $0.001
20,000,000	preferred shares with a par value of $0.001
Issued and outstanding:
68,359,964	common shares at May 31, 2006 and
50,517,020	common shares at May 31, 2005	68,360	50,517
Additional paid-in capital		33,214,382	22,383,581
Deferred compensation		(199,569)	(556,138)
Common stock issuable (Note 3 (a))		74,000	139,000
Deficit accumulated during the development stage		(31,127,944)	(22,033,109)
Accumulated other comprehensive loss		(196,668)	(186,095)
Total stockholders' equity (deficit)		1,832,561	(202,244)
Total liabilities and stockholders' equity		$2,053,875	$861,205
The accompanying notes are an integral part of these consolidated financial statements.

MIV THERAPEUTICS INC.
(A development stage company)
Consolidated Statements of Operations
Years Ended May 31, 2006 and 2005
	Period
	from
	inception
	(January 20
	1999) to
	May 31,
	2006	2006	2005

Expenses
General and administrative (Notes 7 and 10)	$16,233,079	$5,149,369	$2,619,524
Research and development	8,013,416	2,702,651	1,523,166
Stock-based compensation	4,313,837	1,079,143	155,978
Depreciation	898,496	143,754	176,453
Interest expense and finance fees (Note 5(b))	925,514	87,037	-
Licenses acquired charged to operations	479,780	-	-
Finance cost on convertible debentures	382,307	-	382,307
Purchased in-process research and development	2,205,013	-	1,701,585

	33,451,442	9,161,954	6,559,013

Loss from operations	(33,451,442)	(9,161,954)	(6,559,013)

Gain on extinguishment of debt	462,249	-	-

Interest income	137,439	82,511	5,161

Gain (loss) on foreign exchange	73,323	(15,392)	(55,030)

Loss for the year before minority interest	(32,778,431)	(9,094,835)	(6,608,882)

Minority interest share of loss	806,310	-	-

Net loss	$(31,972,121)	$(9,094,835)	$(6,608,882)

Loss per common share
- basic and diluted	$(1.23)	$(0.14)	$(0.15)
Weighted average number of common
shares outstanding
- basic and diluted	25,987,683	63,454,536	42,881,975
The accompanying notes are an integral part of these consolidated financial statements.

MIV THERAPEUTICS INC.
(A development stage company)
Consolidated Statements of Stockholders' Equity (Deficit)
For the Period from Inception (January 20, 1999) to May 31, 2006
						Accumulated
						Other	Deficit	Total
						Compre-	Accumulated	Stock-
			Additional	Deferred	Common	hensive	During the	holders'
	Common Stock		Paid-in	Compen-	Stock	Income	Development	Equity
	Shares	Amount	Capital	sation	Issuable	(Loss)	Stage	Deficit
		$	$	$	$	$	$	$
Balance, January 20, 1999	-	-	-	-	-	-	-	-
Issuance of common stock for cash	12,217,140	12,217	920,826	-	-	-	-	933,043
Common shares issuable pursuant
to anti-dilution provision	-	-	-	-	45,676	-	-	45,676
Comprehensive income (loss):
Net loss	-	-	-	-	-	-	(179,544)	(179,544)

Balance, May 31, 1999	12,217,140	12,217	920,826	-	45,676	-	(179,544)	799,175
Issuance of common stock:								-
- for cash	828,350	828	693,392	-	-	-	-	694,220
- for services rendered	420,000	420	287,700	-	-	-	-	288,120
- for settlement of agreement	99,500	100	68,157	-	-	-	-	68,257
Common shares issuable pursuant
to anti-dilution provision	-	-	-	-	210,487	-	-	210,487
Subscriptions received	-	-	-	-	249,800	-	-	249,800
Stock options granted	-	-	54,600	(54,600)	-	-	-	-
Amortization of stock-based
compensation	-	-	-	23,780	-	-	-	23,780
Comprehensive loss:
Foreign currency translation adjustment	-	-	-	-	-	(731)	-	(731)
Net loss	-	-	-	-	-	-	(1,602,492)	(1,602,492)

Balance, May 31, 2000	13,564,990	13,565	2,024,675	(30,820)	505,963	(731)	(1,782,036)	730,616

The accompanying notes are an integral part of these consolidated financial statements.

MIV THERAPEUTICS INC.
(A development stage company)
Consolidated Statements of Stockholders' Equity (Deficit)
For the Period from Inception (January 20, 1999) to May 31, 2006
						Accumulated
						Other	Deficit	Total
						Compre-	Accumulated	Stock-
			Additional	Deferred	Common	hensive	During the	holders'
	Common Stock		Paid-in	Compen-	Stock	Income	Development	Equity
	Shares	Amount	Capital	sation	Issuable	(Loss)	Stage	(Deficit)
		$	$	$	$	$	$	$
Balance, May 31, 2000	13,564,990	13,565	2,024,675	(30,820)	505,963	(731)	(1,782,036)	730,616
Issuance of common stock:
- for cash	1,865,000	1,865	1,660,235	-	-	-	-	1,662,100
- for settlement of agreement	62,000	62	42,470	-	-	-	-	42,532
- for conversion of subscription
receivable	269,800	270	249,530	-	(249,800)	-	-	-
Common shares issuable	-	-	-	-	53,100	-	-	53,100
Subscriptions received	-	-	-	-	57,825	-	-	57,825
Stock options granted	-	-	112,600	-	-	-	-	112,600
Common shares issuable pursuant
to anti-dilution provision	-	-	-	-	25,147	-	-	25,147
Amortization of stock-based compensation	-	-	-	20,183	-	-	-	20,183
Beneficial conversion on related party loan	-	-	850,000	-	-	-	-	850,000
Comprehensive income:
Foreign currency translation adjustment	-		-	-	-	30,027	-	30,027
Net loss	-		-	-	-	-	(3,911,601)	(3,911,601)
								-
Balance prior to recapitalization	15,761,790	15,762	4,939,510	(10,637)	392,235	29,296	(5,693,637)	(327,471)
Minority interest of M-I Vascular
Innovations, Inc.	(6,751,790)	(6,752)	(1,906,150)	-	(392,235)	-	1,744,526	(560,611)

Total relating to final M-I Vascular
Innovations, Inc., May 15, 2001	9,010,000	9,010	3,033,360	(10,637)	-	29,296	(3,949,111)	(888,082)
DBS Holdings, Inc. (MIV Therapeutics,
Inc.) shareholders at May 15, 2001	11,085,500	11,086	150,104	-	-	-	(193,910)	(32,720)
Share redemption pursuant to share
exchange and financial agreement	(5,500,000)	(5,500)	(150,104)	-	-	-	(64,396)	(220,000)
Subscriptions received	-	-	-	-	1,070,000	-	-	1,070,000

Balance, May 31, 2001	14,595,500	14,596	3,033,360	(10,637)	1,070,000	29,296	(4,207,417)	(70,802)

The accompanying notes are an integral part of these consolidated financial statements.

MIV THERAPEUTICS INC.
(A development stage company)
Consolidated Statements of Stockholders' Equity (Deficit)
For the Period from Inception (January 20, 1999) to May 31, 2006
						Accumulated
						Other	Deficit	Total
						Compre-	Accumulated	Stock-
			Additional	Deferred	Common	hensive	During the	holders'
	Common Stock		Paid-in	Compen-	Stock	Income	Development	Equity
	Shares	Amount	Capital	sation	Issuable	(Loss)	Stage	(Deficit)
		$	$	$	$	$	$	$
Balance, May 31, 2001	14,595,500	14,596	3,033,360	(10,637)	1,070,000	29,296	(4,207,417)	(70,802)
Issuance of common stock:
- for subscription received	713,333	713	1,069,287	-	(1,070,000)	-	-	-
- for cash	35,000	35	52,465	-	-	-	-	52,500
- for settlement of related party loan	1,133,333	1,133	848,867	-	-	-	-	850,000
- for finders' fees	113,334	113	236,755	-	-	-	-	236,868
- for services rendered	75,000	75	164,925	-	-	-	-	165,000
Stock option granted	-	-	2,552,073	(322,439)	-	-	-	2,229,634
Amortization of stock-based
compensation	-	-	-	248,331	-	-	-	248,331
Subscriptions received	-	-	-	-	256,066	-	-	256,066
Comprehensive income (loss):
Foreign currency translation adjustment	-	-	-	-	-	(56,211)	-	(56,211)
Net loss	-	-	-	-	-	-	(3,929,466)	(3,929,466)
Balance, May 31, 2002	16,665,500	16,665	7,957,732	(84,745)	256,066	(26,915)	(8,136,883)	(18,080)
Issuance of common stock:
- for cash	2,452,523	2,453	892,305	-	-	-	-	894,758
- for services rendered	1,789,777	1,790	538,251	(13,333)	-	-	-	526,708
- for license fee	750,000	750	248,677	-	-	-	-	249,427
- for subscriptions received	640,165	640	193,499	-	(256,066)	-	-	(61,927)
- for settlement of debt	235,294	235	110,600	-	-	-	-	110,835
- in exchange of M-I shares	2,043,788	2,044	639,299	-	-	-	(642,042)	(699)
Stock option granted	-	-	257,032	(5,975)	-	-	-	251,057
Subscriptions received	-	-	-	-	31,244	-	-	31,244
Warrants issued for services	-	-	659,673	(29,341)	-	-	-	630,332
Amortization of stock-based								-
compensation	-	-	-	84,745	-	-	-	84,745
Comprehensive income (loss):
Foreign currency translation adjustment	-	-	-	-	-	(24,834)	-	(24,834)
Net loss	-	-	-	-	-	-	(3,173,411)	(3,173,411)
Balance, May 31, 2003	24,577,047	24,577	11,497,068	(48,649)	31,244	(51,749)	(11,952,336)	(499,845)

The accompanying notes are an integral part of these consolidated financial statements.

MIV THERAPEUTICS INC.
(A development stage company)
Consolidated Statements of Stockholders' Equity (Deficit)
For the Period from Inception (January 20, 1999) to May 31, 2006
						Accumulated
						Other	Deficit	Total
						Compre-	Accumulated	Stock-
			Additional	Deferred	Common	hensive	During the	holders'
	Common Stock		Paid-in	Compen-	Stock	Income	Development	Equity
	Shares	Amount	Capital	sation	Issuable	(Loss)	Stage	(Deficit)
		$	$	$	$	$	$	$

Balance, May 31, 2003	24,577,047	24,577	11,497,068	(48,649)	31,244	(51,749)	(11,952,336)	(499,845)
Issuance of common stock:
- for private placements and
subscriptions	9,423,079	9,423	3,558,439	-	(31,244)	-	-	3,536,618
- for services	2,394,456	2,395	1,145,731	(525,750)	-	-	-	622,376
- for settlement of debt	100,000	100	11,900	-	-	-	-	12,000
- in exchange of M-I shares	1,398,411	1,398	502,030	-	-	-		503,428
- for warrants exercised	2,100,000	2,100	408,900	-	-	-	-	411,000
- for options exercised	100,000	100	33,400	-	-	-	-	33,500
Stock option granted to consultants	-	-	59,976	-	-	-	-	59,976
Warrants issued for services			814,798	(505,938)				308,860
Amortization of deferred compensation	-	-	-	889,962	-	-	-	889,962
Comprehensive income (loss):
Foreign currency translation adjustment	-	-	-	-	-	(110,366)	-	(110,366)
Net loss	-	-	-	-	-	-	(3,471,891)	(3,471,891)

Balance, May 31, 2004	40,092,993	40,093	18,032,242	(190,375)	-	(162,115)	(15,424,227)	2,295,618

The accompanying notes are an integral part of these consolidated financial statements.

MIV THERAPEUTICS INC.
(A development stage company)
Consolidated Statements of Stockholders' Equity (Deficit)
For the Period from Inception (January 20, 1999) to May 31, 2006
						Accumulated
						Other	Deficit	Total
						Compre-	Accumulated	Stock-
			Additional	Deferred	Common	hensive	During the	holders'
	Common Stock		Paid-in	Compen-	Stock	Income	Development	Equity
	Shares	Amount	Capital	sation	Issuable	(Loss)	Stage	(Deficit)
		$	$	$	$	$	$	$

Balance, May 31, 2004	40,092,993	40,093	18,032,242	(190,375)	-	(162,115)	(15,424,227)	2,295,618
Issuance of common stock:
- for share subscriptions	904,215	904	217,499	-	-	-	-	218,403
- for exercise of warrants	2,320,710	2,321	605,064	-	-	-	-	607,385
- for exercise of options	75,000	75	22,425	-	-	-	-	22,500
- for services	1,904,703	1,905	543,123	(194,968)	74,000	-	-	424,060
- for finder's fee on private placements
completed in prior year	10,000	10	(10)	-	-	-	-	-
- in exchange of M-I shares (Note 9)	3,209,399	3,209	613,376	-	-	-	-	616,585
- for acquisition of SagaX (Note 9)	2,000,000	2,000	938,000	-	65,000	-	-	1,005,000
Fair value of warrants attached to Convertible debentures	-	-	48,920	-	-	-	-	48,920
Warrants issued for services	-	-	917,164	(917,164)	-	-	-	-
Stock options granted	-	-	155,978	-	-	-	-	155,978
Amortization of deferred compensation	-	-	-	746,369	-	-	-	746,369
Beneficial conversion feature of convertible debentures	-	-	289,800	-	-	-		289,800
Comprehensive income (loss):
Foreign currency translation adjustment	-	-	-	-	-	(23,980)	-	(23,980)
Net loss	-	-	-	-	-	-	(6,608,882)	(6,608,882)

Balance, May 31, 2005	50,517,020	50,517	22,383,581	(556,138)	139,000	(186,095)	(22,033,109)	(202,244)

The accompanying notes are an integral part of these consolidated financial statements.

MIV THERAPEUTICS INC.
(A development stage company)
Consolidated Statements of Stockholders' Equity (Deficit)
For the Period from Inception (January 20, 1999) to May 31, 2006
						Accumulated
						Other	Deficit	Total
						Compre-	Accumulated	Stock-
			Additional	Deferred	Common	hensive	During the	holders'
	Common Stock		Paid-in	Compen-	Stock	Income	Development	Equity
	Shares	Amount	Capital	sation	Issuable	(Loss)	Stage	(Deficit)
		$	$	$	$	$	$	$

Balance, May 31, 2005	50,517,020	50,517	22,383,581	(556,138)	139,000	(186,095)	(22,033,109)	(202,244)
Issuance of common stock:
- for share subscriptions - Reg-S	1,704,689	1,705	668,390	50,000	-	-	-	720,095
- Private placement	7,649,763	7,650	3,452,600	-	-	-	-	3,460,250
- for exercise of warrants	3,680,444	3,680	1,808,577	-	-	-	-	1,812,257
- for exercise of options	747,723	748	151,252	-	-	-	-	152,000
- for convertible debentures exercised	3,158,920	3,159	737,651	-	-	-	-	740,810
- for services	901,405	901	670,681	(153,265)	(65,000)	-	-	453,317
Warrants issued for services	-	-	1,298,856	(1,298,856)	-	-	-	-
Warrants issued for license agreement	-	-	768,807	-	-	-	-	768,807
Fair value of extended warrants	-	-	194,844	-	-	-	-	194,844
Stock options granted	-	-	1,079,143	-	-	-	-	1,079,143
Amortization of deferred compensation	-	-	-	1,758,690	-	-	-	1,758,690
Comprehensive income (loss):
Foreign currency translation adjustment	-	-	-	-	-	(10,573)	-	(10,573)
Net loss	-	-	-	-	-	-	(9,094,835)	(9,094,835)

Balance, May 31, 2006	68,359,964	68,360	33,214,382	(199,569)	74,000	(196,668)	(31,127,944)	1,832,561

The accompanying notes are an integral part of these consolidated financial statements.

MIV THERAPEUTICS INC.
(A development stage company)
Consolidated Statements of Cash Flows
Years Ended May 31, 2006 and 2005
	Period from
	inception
	(January 20
	1999) to
	May 31,
	2006	2006	2005

Cash flows from operating activities
Net loss	$(31,972,121)	$(9,094,835)	$(6,608,882)
Adjustments to reconcile net loss to
net cash used in operating activities:
Stock-based compensation	7,708,858	2,837,833	902,347
Stock issued for other than cash	5,265,736	1,222,124	424,060
Interest expense on related party loan	850,000	-	-
Interest expense on convertible debentures	34,730	34,730	-
Fair value of extended warrants	194,844	194,844	-
Depreciation	898,496	143,754	176,453
Leasehold improvements written down	13,300	-	-
Project acquisition costs	-	53,426	(53,426)
Purchased in-process research and development	2,125,013	-	1,621,585
Intangible asset impairment	150,000	-	-
Gain on extinguishment of debt	(462,249)	-	-
Provision for bad debt	160,000	-	-
Beneficial conversion feature on convertible debenture (Note 7)	289,800	-	289,800
Minority interest	(806,310)	-	-
Changes in operating assets and liabilities:
Accounts receivable	(217,153)	(23,160)	(20,406)
Due from related party	-	17,500	(17,500)
Prepaid expenses and deposits	(84,923)	(43,226)	213,520
Accounts payable and other payables	244,166	(86,055)	136,498
Net cash used in operating activities	(15,607,813)	(4,743,065)	(2,935,951)

Cash flows from financing activities
Issuance of common stock, less share issuance costs	15,524,909	6,144,602	848,288
Due to related parties	850,000	-	(13,585)
Proceeds from (repayments of) convertible debentures (Note 7)	755,000	(50,000)	805,000
Cash acquired in reverse acquisition	13,824	-	-
Subscriptions received	1,357,310	-	-
Common stock redemption	(120,000)	-	-
Loan payable	500,000	-	-
Net cash provided by financing activities	18,881,043	6,094,602	1,639,703

Cash flows from investing activities
Acquisition of license	(200,000)	-	-
Purchase of property and equipment	(1,262,985)	(259,851)	(221,593)
Net cash used in investing activities	(1,462,985)	(259,851)	(221,593)
Foreign exchange effect on cash	(236,423)	(10,573)	(23,980)
Net increase (decrease) in cash and cash equivalents	1,573,822	1,081,113	(1,541,821)
Cash and cash equivalents, beginning of year	-	492,709	2,034,530
Cash and cash equivalents, end of year	$1,573,822	$1,573,822	$492,709

The accompanying notes are an integral part of these consolidated financial statements.

MIV THERAPEUTICS INC.
(A development stage company)
Notes to Consolidated Financial Statements
May 31, 2006

Basis of Presentation and Nature of Operations

Basis of Presentation

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Since inception, MIV Therapeutics Inc. (the "Company") has suffered recurring losses, totaling $31,972,121 as of May 31, 2006. To date, management has been able to finance the operations through the issuance of common stock, and through related party loans, in order to meet its strategic objectives. Management plans to continue to seek other sources of financing on favorable terms; however, there are no assurances that any such financing can be obtained on favorable terms, if at all. Management expects to monitor and control the Company's operating costs to a minimum until cash is available through financing or operating activities. There are no assurances that the Company will be successful in achieving these plans. The Company anticipates that losses will continue until such time, if ever, as we are able to generate sufficient revenues to support its operations. The Company's ability to generate revenue primarily depends on its success in completing development and obtaining regulatory approvals for the commercialization of its stent technology. The Company's ability to obtain sufficient financing to continue the development of, and if successful, to commence the manufacture and sale of its products under development, if and when approved by the applicable regulatory agencies is uncertain. In view of these conditions, the ability of the Company to continue as a going concern is in substantial doubt and dependent upon achieving a profitable level of operations and on the ability of the Company to obtain necessary financing to fund ongoing operations. Management believes that its current and future plans enable it to continue as a going concern. These consolidated financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying consolidated financial statements.

Nature of Operations

We are a development stage enterprise involved in the research, manufacture and development of bio-compatible stent coatings for implantable medical devices and drug-delivery technologies.

On April 25, 2001, the Company executed a Share Exchange and Finance Agreement ("Agreement") with M-I Vascular Innovations, Inc. ("M-I") which is a development stage company incorporated in Delaware. At the time of the Agreement, the Company was a non-operating public company.

The Agreement closed effective as of May 15, 2001. As a consequence, control of the Company shifted from the shareholders of the Company to the founders of M-I. The change of control resulted from the combined effect of (I) a redemption of 5,500,000 of the common shares of the Company, and (ii) the issuance of 9,010,000 common shares by the Company in a one-for-one exchange for the shares of M-I held by its shareholders. As a result, the former shareholders of M-I obtained a majority interest in the Company.

MIV THERAPEUTICS INC.
(A development stage company)
Notes to Consolidated Financial Statements
May 31, 2006

1.          Nature of Operations and Basis of Presentation (continued)

As the Company was a non-operating public company, the share exchange has been accounted for as a recapitalization of M-I and an issuance of shares by M-I to the shareholders of the Company. As not all M-I shareholders tendered their shares in the combination, these shares were treated as minority interest. In the same way, the value of warrants held by shareholders who did not agree to exchange their shares and the value of compensatory stock options issued by the Company was allocated to minority interest.

As at May 31, 2003, 2,043,788 common shares of the Company were exchanged on a one-for-one basis for shares of M-I. Accordingly, 2,043,788 common shares were added to the number of shares outstanding along with the par value of such shares, a pro-rated amount to additional paid-in capital and as we have a shareholders' deficiency, an amount to deficit to the extent of the amount added to common stock and additional paid-in capital.

As at May 31, 2004, 1,398,411 common shares of the Company were exchanged on a one-for-one basis for shares of M-I. Accordingly, 2,043,788 common shares were added to the number of shares outstanding along with the par value of such shares, a pro-rated amount to additional paid-in capital and as we have a shareholders' deficiency, an amount to deficit to the extent of the amount added to common stock and additional paid-in capital.

Summary of Significant Accounting Policies

            Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions which affect the reporting of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as of the dates of the financial statements and revenues and expenses during the reporting period. Significant estimates include amortization of property and equipment and an allowance account for deferred income taxes. Actual results could differ from these estimates.

(b)       Principle of Consolidation

The accompanying consolidated financial statements include the accounts of MIV Therapeutics Inc. (incorporated in Nevada, USA), 90% of M-I Vascular Innovations, Inc. (incorporated in Delaware, USA), its wholly-owned subsidiaries, MIVI Technologies, Inc. (incorporated in Yukon, Canada) and SagaX, Inc. (incorporated in Delaware, USA). All significant inter-company transactions and balances have been eliminated upon consolidation.

(c)       Development Stage

The Company's activities have primarily consisted of establishing facilities, recruiting personnel, conducting research and development, developing business and financial plans and raising capital. Accordingly, we are considered to be in the development stage.

MIV THERAPEUTICS INC.
(A development stage company)
Notes to Consolidated Financial Statements
May 31, 2006

2.          Summary of Significant Accounting Policies (continued)

(d)       Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company places its cash and cash equivalents with high credit quality financial institutions. The Company occasionally maintains balances in a financial institution beyond the insured amount. As at May 31, 2006, the Company had deposits of $1,392,383 (2005 - $432,709) beyond the insured amount.

(e)       Property and Equipment

Property and equipment is recorded at cost. Depreciation is provided using the straight-line method over 3 to 14 years. Leasehold improvements are amortized using the straight-line method over the estimated useful life of the asset or the term of the lease, whichever is shorter. Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized.

The Company evaluates the recoverability of property and equipment whenever events or changes in circumstances indicate that carrying amount of the asset may not be recovered. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by these assets to their respective carrying amounts. Management has determined that no permanent impairment has occurred as of May 31, 2006.

(f)       Research and Development Costs

Research and development costs are expensed in the period incurred. For the year ended May 31, 2006, $89,600 (2005 - $55,242) of research and development expense was included in stock-based compensation in the statement of operations.

(g)       Government Assistance and Other Subsidies

Government assistance and other subsidies are recorded as a reduction of the cost of the applicable assets or the related expenditures as determined by the terms and conditions of the agreement under which the assistance is provided to the Company.

(h)       Income Taxes

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". Under SFAS No. 109, deferred income tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

MIV THERAPEUTICS INC.
(A development stage company)
Notes to Consolidated Financial Statements
May 31, 2006

2.          Summary of Significant Accounting Policies (continued)

(i)       Foreign Currency Translation

The Company's primary operations are located in Canada, and its functional currency is the Canadian dollar. The financial statements of the subsidiaries have been translated using the current method whereby the assets and liabilities are translated at the year-end exchange rate, capital accounts at the historical exchange rate, and revenues and expenses at the average exchange rate for the period. Adjustments arising from the translation of the Company's subsidiary's financial statements are included as a separate component of shareholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

(j)       Financial Instruments and Concentration of Credit Risk

Fair value of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, and amounts due to and from related parties approximate their fair value because of the short-term nature of these instruments.

Unless otherwise noted, it is management's opinion that we are not exposed to significant interest or credit risks arising from these financial instruments.

The Company operates and incurs significant expenditures outside of the United States and is exposed to foreign currency risk between the Canadian and U.S dollars and the new Israel Shekel.

(k)       Earnings (Loss) Per Share

The Company computes loss per share in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period including stock options and warrants, using the treasury method. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

MIV THERAPEUTICS INC.
(A development stage company)
Notes to Consolidated Financial Statements
May 31, 2006

2.          Summary of Significant Accounting Policies (continued)

(l)       Stock-Based Compensation

The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Compensation cost for stock options, if any, is measured as the excess of the quoted market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. SFAS No. 123, "Accounting for Stock-Based Compensation" established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. The company has elected to remain on its current method of accounting as described above, and has adopted the pro forma disclosure requirements of SFAS No. 123.

The following table summarizes the weighted average assumptions used in the SFAS No. 123 calculation:

	2006	2005
Risk-free interest rate	3.50%	3.50%
Expected life (in years)	6 years	3 years
Expected volatility	66.66%	78.58%

The following table illustrates the effect on net loss and net loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based compensation during the years ended May 31, 2006 and 2005:

	2006	2005

Net loss, as reported	$ (9,094,835)	$ (6,608,882)
Add: Stock-based employee compensation expense included in reported net loss	1,079,143	155,978
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards	(4,284,959)	(481,427)
Pro-forma net loss	$ (12,300,651)	$ (6,934,331)

Pro-forma basic and diluted net loss per share	$ (0.19)	$ (0.16)

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force ("EITF") in Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services". Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by EITF No. 96-18.

MIV THERAPEUTICS INC.
(A development stage company)
Notes to Consolidated Financial Statements
May 31, 2006

2.          Summary of Significant Accounting Policies (continued)

(m)       Comprehensive Loss

The Company adopted SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances.

Comprehensive loss includes all changes in equity during the year except those resulting from investments by, or distribution to, shareholders. The Company's comprehensive loss consists solely of reported net losses and foreign currency translation adjustments.

(n)       Reclassifications

Certain amounts from prior years have been reclassified to conform to the current year presentation.

(o)       Recent Accounting Pronouncements

The Financial Accounting Standards Board ("FASB") has issued the following pronouncements:

In December 2004, the FASB issued SFAS No. 123(R), "Accounting for Stock-Based Compensation". SFAS 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 12(R) requires that the fair value of such equity instruments be recognized as expense in the historical financial statements as services are performed. SFAS 123(R) requires all share-based payments to be recognized in the financial statements based on their fair values using either a modified-prospective or modified-retrospective transition method. Prior to SFAS 123(R), only certain pro-forma disclosures of fair value were required. SFAS 123(R) shall be effective for the Company as of the beginning of the first interim or annual reporting period that begins on or after April 1, 2006. The adoption of FASB No. 123(R) will have a material impact on the consolidated financial statements.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins

MIV THERAPEUTICS INC.
(A development stage company)
Notes to Consolidated Financial Statements
May 31, 2006

2.          Summary of Significant Accounting Policies (continued)

(o)       Recent Accounting Pronouncements (continued)

after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006.  The adoption of this statement is not expected to have a significant effect on the Company's future reported financial position or results of operations

3.          Licenses

(a)       On February 1, 2003, the Company entered into two license agreements with the University of British Columbia ("UBC") which provides the Company with the worldwide right to use, develop and sublicense coating technology for stents and other medical devices.

In consideration of granting the licenses, the Company will pay UBC a royalty of 2.5% of related revenue and a royalty ranging from 10% or 15% of sublicense revenue depending upon the sublicensed technology. In addition, various minimum annual royalties, maintenance fees and milestone payments are payable over the period of development. We issued 750,000 common shares to UBC as part of the consideration for the grant of the rights.

The 750,000 common shares had a fair value of $187,500 and were issued and recorded as research and development expense in the year ended May 31, 2003.

On May 19, 2005, the Company signed an amendment to the existing license agreements to include some amendments in the definition of "Field of Use". Also, the royalty terms were amended from 2.5% to range from 2.5% to 5%, depending on the nature of the related revenue.

In consideration for the amendments, the Company agreed to issue 200,000 common shares which had a fair value of $74,000 at the time of the amendment. This amount was recorded as research and development expense during the year ended May 31, 2005. As of May 31, 2006, the shares had not been issued; however, the shares were subsequently issued in July 2006.

MIV THERAPEUTICS INC.
(A development stage company)
Notes to Consolidated Financial Statements
May 31, 2006

3.          Licenses (continued)

(b)       On March 15, 2004, the Company entered into a collaborative research agreement with UBC to continue with exploratory research on coating technology for stents for a period from April 1, 2004 to March 31, 2006. During the period of the agreement, various milestone payments were made to UBC for the continuation of the research program, estimated to be approximately CDN$220,800 (USD$164,445). As at May 31, 2004, the Company had paid CDN$50,000 (USD$37,238) and charged the costs to research and development.

On October 28, 2004, the Company and UBC amended the existing collaborative research agreements and referred to it as Amendment No. 1 and 2.

In Amendment No. 1, the contract period of the existing collaborative agreement was changed to April 1, 2004 to November 30, 2004 and total costs to the Company were estimated at CDN$110,400 (USD$87,633). As at May 31, 2005, the Company had paid/accrued and recorded CDN$110,400 (USD$87,633) to research and development costs in accordance with Amendment No. 1.

In Amendment No. 2, the contract period, work plan and total costs of the existing collaborative agreement as amended by Amendment No. 1 were amended. The contract period was extended from December 1, 2004 to November 30, 2006 and total costs to the Company was estimated at CDN$400,400 (USD$317,828), being payable over the term of the Agreement at various stipulated intervals. As at May 31, 2006, we have paid CDN$301,000 (USD$256,214) for research and development costs in accordance with Amendment No. 2.

The Company obtained financial support of up to CDN$315,000 (USD$250,040) from the Industrial Research Assistance Program ("IRAP") from the National Research Council Canada. As at May 31, 2006, the Company had received CDN$185,391 (USD$157,806) from IRAP.

(c)       On May 19, 2005, the Company signed a letter of intent to negotiate a new license agreement for a new technology with UBC. The form and content will be similar to that of the license agreements entered into in February 2003 (in Note 3a above). Upon execution, the Company will issue 100,000 common shares to UBC. As at May 31, 2006, the new license agreement had not been executed and the related common shares have not been issued.

4.          Property and Equipment

	May 31, 2006
		Accumulated	Net Book
	Cost	Depreciation	Value
Furniture and fixtures	$62,077	$45,972	$16,105
Computer equipment	148,581	112,182	36,399
Laboratory equipment	990,414	704,132	286,232
Leasehold improvements	49,158	49,158	-
	$1,250,230	$911,444	$338,786

MIV THERAPEUTICS INC.
(A development stage company)
Notes to Consolidated Financial Statements
May 31, 2006

4.          Property and Equipment (continued)

	May 31, 2005
		Accumulated	Net Book
	Cost	Depreciation	Value
Furniture and fixtures	$41,297	$39,867	$1,430
Computer equipment	110,766	101,146	9,620
Laboratory equipment	789,158	577,519	211,639
Leasehold improvements	49,158	49,158	-
	$990,379	$767,690	$222,689

Depreciation expense for the year ended May 31, 2006 was $143,754 (2005 - $176,453).

5.          Stockholders' Equity

(a)        Common Stock

On January 19, 2006, the stockholders of the Company during its Annual General Meeting approved an increase in its authorized capital stock from 100,000,000 million shares of capital stock consisting of 80,000,000 common shares with par value of $0.001 per share and 20,000,000 preferred shares with par value of $0.001 per share to 160,000,000 of capital stock consisting of 140,000,000 common shares with par value of $0.001 per share and 20,000,000 preferred shares with par value of $0.001 per share.

(i)       In September 2003, the Company placed 6,000,000 common shares to a financial custodian acting as trustee pursuant to a listing of the Company's shares on the Frankfurt Stock Exchange. We are conducting a Regulation S ("Reg S") offering through the facilities of the Berlin Stock Exchange to raise capital in mainly German speaking countries. The trustee will receive a fee of 3% of the total number of the shares held in trust to be paid in equal installments of 30,000 common shares per month over a ten month period, assuming the maximum offering of up to 10,000,000 common shares are sold. The stocks may only be traded on German stock exchanges pursuant to Regulation S.

During the year ended May 31, 2006, a total of 1,704,689 Reg S shares were issued at a prices ranging from $0.30 to $0.51 per share for total net proceeds of $720,095 (net of agent's fees of $75,500). 200,000 shares were issued to a consultant as commission for services rendered.

As at May 31, 2006, 2,500,000 Reg S stocks were held in trust by the financial custodian.

(iii)     During the year ended May 31, 2006, we issued an aggregate of 901,405 common shares for consulting, research and development, legal and employee services with a fair value of $626,780 at the agreement dates and are being expensed over the period of completion of performance.

(iv)      During the year ended May 31, 2006, we issued 3,680,444 common shares pursuant to an exercise of stock purchase warrants for total proceeds of $1,812,257. Of these shares, 517,377 were exercised under the cashless option of the agreement.

MIV THERAPEUTICS INC.
(A development stage company)
Notes to Consolidated Financial Statements
May 31, 2006

4.          Stockholders' Equity (continued)

(a)       Common Stock (continued)

(v)       During the year ended May 31, 2006, we issued 747,723 common shares pursuant to an exercise of stock purchase options for total proceeds of $152,000. Of these shares, 52,723 were exercised under the cashless option of the agreement.

(vi)      On October 4, 2005, we issued an aggregate of 3,158,920 common shares pursuant to an exercise of Senior Convertible Debentures (the "Debentures") issued by the Company in a private placement on March 15, 2005. The Debentures were exercised at a conversion price, as determined by the terms of the Debenture Agreement, of $0.25 per common share. The conversion was for an aggregate of $755,000 principal amount and $34,730 accrued interest due under the Debentures. The remaining $50,000, including accrued interest of $2,278, of Debentures was repaid in cash.

(vii)     On October 6, 2005, the Company completed a private placement of 95,238 units at a price of $1.05 per unit for total proceeds of $100,000. Each unit is comprised of one common share and one non-transferable share purchase warrant. Each warrant entitles the holder to purchase one common share for $1.55 per share for a period of two years from the date of grant.

The warrants had an estimated fair value of $64,208 using the Black-Scholes option pricing model. The assumptions used in the Black-Scholes model were: volatility: 81.23%, discount rate: 5.25% and call option value: $0.67.

In connection with the private placement, we issued to the finder 9,524 units.

The warrants had an estimated fair value of $2,306 using the Black-Scholes option pricing model. The assumptions used in the Black-Scholes model were: volatility: 87.29%, discount rate: 5.25% and call option value: $0.24.

(viii)    On August 11, 2005, the Company completed a private placement of 7,545,000 units at the price of $0.45 per unit for total net proceeds of $3,370,250.  Each unit is comprised of one common share together with one-half of one Series "A" non-transferable share purchase warrant (each a "Series A Warrant") and one-half of one Series "B" non-transferable share purchase warrant (each a "Series B Warrant"). Each whole Series A Warrant entitles the holder to purchase one common share at a price of $0.65 per share for a period which is the earlier of (i) 12 months from August 11, 2005 and (ii) six months commencing from the effective date of the Company's proposed "Registration Statement". Each whole Series B Warrant entitles the holder to purchase one common share at a price of $0.70 per share for the first 12 months, at a price of $0.85 per share for the next 6 months, and at a price of $1.00 per share thereafter. Series B Warrants are exercisable at the earlier of (i) 30 months from August 11, 2005 and (ii) 24 months commencing from the effective date of the Company's proposed "Registration Statement".

MIV THERAPEUTICS INC.
(A development stage company)
Notes to Consolidated Financial Statements
May 31, 2006

5.          Stockholders' Equity (continued)

(a)       Common Stock (continued)

In connection to the private placement, a finder's fee comprised of $25,000 in cash was paid and 62,500 Series A Warrants and Series B Warrants were issued. In a separate transaction, 39,994 units and 100,000 units were issued for legal fees and investor relations services, respectively. The 39,994 and 100,000 common shares have been included in Note 5(a)(iii).

The warrants related to this private placement, 7,684,995 in aggregate, had an estimated fair value of $2,245,749 based on the Black-Scholes option pricing model. The assumptions used in the Black-Scholes model were: volatility: 81.20% and 57.41% for Series A and B, respectively, discount rate: 5.25% for both Series A and B and call option value: $0.32 and $0.26 for Series A and B, respectively.

MIV THERAPEUTICS INC.
(A development stage company)
Notes to Consolidated Financial Statements
May 31, 2006

5.          Stockholders' Equity (continued)

(b)       Warrants

The following table summarizes information about the warrants issued by the Company:

	Number of Shares	Weighted Average Exercise price

Balance, May 31, 2004	9,386,449	$ 0.60

Issued - convertible debentures	1,851,500	0.25
Issued - finders' fees	10,000	0.75
Issued - services rendered	5,270,000	0.32
Exercised	(2,310,710)	0.26
Expired	(7,043,220)	0.65

Balance, May 31, 2005 - Regular	7,164,019	0.45
Balance, May 31, 2005 - Series "A"	3,374,999	0.66
Balance, May 31, 2005 - Series "C"	674,997	0.66

Balance, May 31, 2005	11,214,015	0.53

Regular:
Issued - services rendered	5,050,000	0.43
Issued - private placement	95,238	1.55
Issued - finder's fee	9,524	1.55
Exercised	(1,599,290)	0.40
Expired	(30,000)	0.30
Series "A":
Issued - private placement	3,842,498	0.65
Issued - finder's fee	62,500	0.65
Exercised	(1,921,777)	0.66
Series "B":
Issued - private placement	3,842,498	0.70
Issued - finder's fee	62,500	0.70
Series "C":
Exercised	(445,692)	0.66

Balance, May 31, 2006 - Regular	10,689,491	0.46
Balance, May 31, 2006 - Series "A"	5,358,220	0.65
Balance, May 31, 2006 - Series "B"	3,904,998	0.70
Balance, May 31, 2006 - Series "C"	229,305	0.66

Balance, May 31, 2006	20,182,014	$ 0.55

MIV THERAPEUTICS INC.
(A development stage company)
Notes to Consolidated Financial Statements
May 31, 2006

5.          Stockholders' Equity (continued)

(b)       Warrants (continued)

During the year ended May 31, 2006, we issued 4,150,000 warrants for consulting services and 900,000 warrants for research and development services rendered to the Company. The warrants issued for consulting services have exercise prices ranging from $0.50 to $0.85 per share and the warrants issued for research and development services have an exercise price of $0.01. These warrants had an estimated fair value of $2,067,663 based on the Black-Scholes option pricing model. The assumptions used in the Black-Scholes option pricing model for the 4,150,000 warrants are: volatility: 62.72% - 90.01%, discount rate: 5.25% and call option value: $0.18 - $0.59. The assumptions used in the Black-Scholes option pricing model for the 900,000 warrants are: volatility: 62.77%, discount rate: 5.25% and call option value: $0.85.

During the year ended May 31, 2006, the board of directors approved an extension to the expiry date of the following outstanding warrants:

Number of Warrants	From	To

366,800	April 30, 2006	July 31, 2006
71,429	March 8, 2006	September 8, 2006
1,000,000	November 5, 2005	November 5, 2006
500,000	October 24, 2005	October 24, 2006
75,000	September 2, 2005	September 2, 2006

As a result of the warrant extensions, the Company recognized $149,013 and $45,831 of public relations expense and finance fees, respectively.

(c)       Stock Options

The Company's incentive stock options plan provides for the grant of incentive stock options for up to 25,000,000 common shares to employees, consultants, officers and directors of the Company. Incentive benefits granted under the plan may be either incentive stock options, non-qualified stock options, stock awards, restricted shares or cash awards. Options are granted for a term not to exceed seven years from the date of grant. Stock options granted generally vest over a period of two years.

During fiscal 2006, the Company granted an aggregate of 11,185,000 stock options to employees and directors of the Company. Each option entitles its holder to acquire one common share of the Company at prices ranging from $0.20 to $1.10 per share, vests immediately or at a specified time, and expires up to seven years from date of grant or the term of agreement.

MIV THERAPEUTICS INC.
(A development stage company)
Notes to Consolidated Financial Statements
May 31, 2006

5.          Stockholders' Equity (continued)

(c)       Stock Options (continued)

Option pricing models require the use of highly subjective estimates and assumptions including the expected stock price volatility. Changes in the underlying assumptions can materially affect the fair value estimates and therefore, in management's opinion, existing models may not necessarily provide reliable measure of the fair value of the Company's stock options.

Compensation cost related to the stock options granted to employees during the year ended May 31, 2006 was charged to operations at the awards' intrinsic value of $1,079,143 (2005 - $155,978).

A summary of the weighted average fair value of stock options granted during the year ended May 31, 2006 is as follows:

	Weighted Average Exercise Price	Weighted Average Fair Value
Exercise price equals market price at grant date:	$ 0.80	$ 0.80
Exercise price greater than market price at grant date:	$ 0.85	$ 0.84
Exercise price less than market price at grant date:	$ 0.49	$ 0.63

A summary of the weighted average fair value of stock options granted during the year ended May 31, 2005 is as follows:

	Weighted Average Exercise Price	Weighted Average Fair Value
Exercise price equals market price at grant date:	$ 0.30	$ 0.30
Exercise price greater than market price at grant date:	$ 0.26	$ 0.21
Exercise price less than market price at grant date:	$ 0.25	$ 0.29

MIV THERAPEUTICS INC.
(A development stage company)
Notes to Consolidated Financial Statements
May 31, 2006

5.          Stockholders' Equity (continued)

(c)       Stock Options (continued)

Summary of employee stock options information for the years ended May 31, 2006 and 2005 is as follows:

	Shares	Weighted Average Exercise Price
Options outstanding, May 31, 2004	4,255,000	0.47
Options granted	3,900,000	0.28
Options exercised	(75,000)	0.30
Options expired	(300,000)	1.00
Options outstanding, May 31, 2005	7,780,000	0.35
Options granted	11,185,000	0.50
Options exercised	(760,000)	0.22
Options expired	(1,820,000)	0.27
Options outstanding, May 31, 2006	16,385,000	0.46

The following summarizes information about the stock options outstanding and exercisable at May 31, 2006:

Options Outstanding				Options Exercisable
Range of Exercise Prices	Number of Options Outstanding	Weighted Average Remaining Contractual Life (yr)	Weighted Average Exercise Price	Number of Options Exercisable	Weighted Average Exercise Price
$0.17	950,000	1.41	$0.17	950,000	$0.17
$0.20	1,330,000	3.71	$0.20	1,330,000	$0.20
$0.21	500,000	1.89	$0.21	500,000	$0.21
$0.30	1,995,000	3.26	$0.30	1,995,000	$0.30
$0.40	3,915,000	4.92	$0.40	2,115,000	$0.40
$0.50	550,000	1.28	$0.50	550,000	$0.50
$0.55	650,000	1.50	$0.55	650,000	$0.55
$0.60	5,400,000	6.81	$0.60	2,900,000	$0.60
$0.75	200,000	4.90	$0.75	175,000	$0.75
$0.80	160,000	4.51	$0.80	135,000	$0.80
$0.85	175,000	4.74	$0.85	175,000	$0.85
$1.00	510,000	0.53	$1.00	510,000	$1.00
$1.10	50,000	4.48	$1.10	$50,000	$1.10
$0.17 - $1.10	16,385,000	4.55	$0.46	12,035,000	$0.44

MIV THERAPEUTICS INC.
(A development stage company)
Notes to Consolidated Financial Statements
May 31, 2006

6.          Termination of Acquisition of Sahajanand Medical Technologies Inc.

On March 1, 2005, the Company entered into a share acquisition letter of intent ("Letter") with the shareholders of Sahajanand Medical Technologies Inc. ("SMT") of India. Pursuant to the Letter, the Company would issue 44,500,000 shares of the Company's common stock in exchange for 100% of the outstanding equity of SMT subject to certain conditions.

On January 31, 2006, the Letter was terminated by mutual agreement of both companies.

During the year ended May 31, 2006, project acquisition costs of $85,102 which represented direct costs incurred and capitalized in the proposed acquisition were charged to general and administrative expenses as a result of the termination.

7.          Related Party Transactions

The following services were provided by related parties. These transactions, recorded at exchange amounts agreed to by all parties, were as follows:

During the year ended May 31, 2006, the Company paid or accrued $757,859 (2005 - $445,904) of management and consulting fees to 4 directors and officers of the Company. Of this amount, $201,987 (2005 - $158,718) was charged to research and development. Included in accounts payable is $9,106 (2005 - $nil).

As at May 31, 2005, $17,500 was due from the Chief Financial Officer of the Company. This amount was repaid in full during the current fiscal year.

8.          Income Taxes

The parent Company is subject to income taxes in the United States while its subsidiaries are subject to income taxes in Canada and Israel. U.S. federal net operating loss carryforwards of approximately $18,701,000, if not utilized to offset taxable income in future periods, expire between 2021 and 2026. Canadian net operating loss carryforwards of approximately $4,710,000, if not utilized to offset taxable income in future periods, expire between the years 2008 and 2026 and Israeli net operating losses of approximately $662,000 can be carried forward indefinitely to offset future taxable income. Canadian undeducted scientific research and experimental development ("SRED") expenditures of approximately $2,660,000 can be carried forward indefinitely to offset future taxable income. In addition, Canadian non-refundable SRED investment tax credits of approximately $873,000, if not utilized to reduce Canadian taxes payable in future periods, expire between the years 2008 and 2026.

MIV THERAPEUTICS INC.
(A development stage company)
Notes to Consolidated Financial Statements
May 31, 2006

8.          Income Taxes (continued)

The following is a reconciliation between the expected and actual income tax benefits using the applicable average statutory income tax rate of 34% and 35% for the years ended May 31, 2006 and 2005, respectively:

	2006		2005

Income tax benefit at statutory rate		$(3,081,000)		$(2,313,000)
Foreign rate differential		3,000		(12,000)
Temporary and permanent differences, net		64,000		140,000
Acquisition intangibles		-		596,000
Research and development		-		279,000
Change in valuation allowance		3,014,000		1,310,000

	$	- =======	$	- =======

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's net deferred tax assets are as follows at May 31, 2006 and 2005:

	2006	2005
Tax benefit relating to net operating loss carryforwards undeducted SRED expenditures and SRED investment tax credit carryforwards	$9,961,000	$5,439,000
Plant and equipment	91,000	151,000
Stock option compensation	-	304,000
Valuation allowance	(10,052,000)	(5,894,000)

	$-	$-

Future utilization of the loss carryforward in the U.S. is subject to certain limitations under the provisions of the Internal Revenue Code, including limitations subject to Section 382. It is likely that a prior ownership change has occurred and the losses will be limited in their ability to offset future income.

MIV THERAPEUTICS INC.
(A development stage company)
Notes to Consolidated Financial Statements
May 31, 2006

9.          Commitments and Contingencies

(a)       We have obligations under two long-term premises leases that expire in November 2006 and December 2010. The aggregate minimum rent payments for the next five years ending May 31 are as follows:

2007	$ 115,500
2008	102,700
2009	102,700
2010	102,700
2011	60,000
Total	$ 483,600

The Company received free rent, including property maintenance and taxes, for the months of November to December 2005 and free basic rent for the months of January to February 2006 for total free rent of $40,404. This amount was recorded under deferred lease inducement with a current portion of $8,081 and long-term portion of $27,609 and is being amortized over the term of the lease. During the year ended May 31, 2006, amortization of $4,714 was recorded as a reduction of rent expense in the statement of operations. Rent expense for the year ended May 31, 2006 was $172,024 (2005 - $137,797).

(b)       On March 14, 2005, the Company acquired 100% of SagaX, Inc. ("SagaX") a Delaware corporation with operations in Israel. The Company agreed to issue 4,200,000 common shares in exchange for all of the issued and outstanding shares of SagaX. The 4,200,000 shares will be issued in three intervals: 2,000,000 of the shares within 30 days of the effective date of this Agreement (issued), 1,100,000 shares upon successful completion of large animal trials and the final 1,100,000 shares upon CE Mark approval relating to SagaX's products. We have also agreed to pay $145,000 (paid) of SagaX's vendor debt owed to its parent company.

As of May 31, 2006, the two remaining issuances of 1,100,000 shares each have not been accrued as the underlying conditions have not been satisfied.

MIV THERAPEUTICS INC.
(A development stage company)
Notes to Consolidated Financial Statements
May 31, 2006

9.          Commitments and Contingencies (continued)

(c)       On November 18, 2002, a lawsuit against the Company was filed in the Supreme Court of British Columbia.

The statement of claim, arising from a settlement agreement dated September 14, 2001, seeks the exchange of 3,192,399 common shares of the Company for 3,192,399 shares in the capital of one of the Company's subsidiaries or, alternatively, damages and costs.

The Company and M-I attended a court hearing in chambers during April 2003 on a summary trial application by the plaintiff for an order for a declaration of specific performance that the plaintiff is entitled to an exchange of 3,192,399 common shares of M-I for 3,192,399 common shares of the Company pursuant to the settlement agreement entered into on September 14, 2001. The plaintiff was granted the relief sought at the summary trial and the Company was ordered to perform the share exchange.

On May 16, 2003, the Company delivered a Take-Over Bid Circular (the "Circular") to the plaintiff, offering to exchange its common shares of M-I for shares in the Company pursuant to British Columbia securities laws and regulations. In late May 2003, after the judgment was received, the Company asked the plaintiff to submit its M-I share certificates and fill in the required forms pursuant to the Circular, so that the Company could comply with the judgment and exchange its shares in accordance with British Columbia securities laws and regulations.

On December 29, 2004, we issued 3,192,399 common shares to exchange for 3,192,399 common shares of M-I on a one-for-one basis. These shares were issued to comply with an order of the Supreme Court of British Columbia dated May 20, 2003.

In a counterclaim filed in the Supreme Court of British Columbia, the Company continues to dispute the plaintiff's entitlement to the 3,192,399 M-I shares and any Company shares that he may received pursuant to court order.

No gain or loss provisions have been provided as of May 31, 2006 as the outcome of this legal proceeding is uncertain at this time.

MIV THERAPEUTICS INC.
(A development stage company)
Notes to Consolidated Financial Statements
May 31, 2006

10.        General and Administrative Expenses

General and administrative expenses consisted of the following for the years ended May 31, 2006 and 2005:

	2006	2005

Legal	$426,776	$195,379
Public relations, financing and corporate development	2,657,383	935,337
Management fees	524,113	261,883
Consulting	443,559	692,690
Audit	281,620	51,110
Operating expenses	815,918	483,125
	$5,149,369	$2,619,524

General and administrative expenses include $1,517,090 (2005 - $322,202) and $218,503 (2005 - $390,429) of amortized deferred compensation in public relations and consulting, respectively. For the year ended May 31, 2006, $989,543 (2005 - $100,736) of general and administrative expense was included in stock-based compensation in the statement of operations.

11.        Supplemental Cash Flow Information

	Period from inception (January 20, 1999) to May 31, 2006	Years ended May 31,
		2006	2005
Supplemental cash flow information:
Interest paid in cash	$33,881	$4,198	$-
Income taxes paid in cash	-	-	-

Supplemental non-cash investing and financing activities:
Debt settlement with shares	$621,375	$-	$-
Gain on extinguishment of debt	462,249	-	-
Conversion of convertible debentures and accrued interest to common shares	740,810	740,810	-
Shares issued for services	3,357,897	671,582	545,028
Warrants issued for services	3,690,491	1,298,856	917,164
Subscriptions received	594,935	-	-

MIV THERAPEUTICS INC.
(A development stage company)
Notes to Consolidated Financial Statements
May 31, 2006

12.        Subsequent Events

(a)       Through July 2006, we issued 177,644 common shares pursuant to a cashless exercise of 291,500 stock purchase warrants at a price of $0.25.

(b)       Through July 2006, we issued 145,716 common shares for research and development and consulting services for a total value of $92,584.

(c)       In July 2006, we issued 200,000 common shares pursuant to the amendment of the existing license agreements (included in Note 3(a)).

(d)       On July 10, 2006, the Company completed a non-brokered private placement of an aggregate of 620,000 units at the price of $0.50 per unit.  Each unit is comprised of one common share together with one share purchase warrant. Each warrant entitles the holder to purchase one common share at a price of $0.75 per share for a period which is the earlier of (i) 18 months from July 10, 2006 and (ii) 12 months commencing from the effective date of the Company's proposed "Registration Statement".

(e)       In June 2006, the Company granted 470,000 stock options to employees at an exercise price of $0.67 with a fair value of $179,612.

MIV THERAPEUTICS INC.
(A development stage company)

Consolidated Financial Statements
(Expressed in U.S. Dollars)

May 31, 2005 and 2004

Index

Report of Independent Registered Public Accounting Firm
Consolidated Balance Sheets
Consolidated Statements of Stockholders' Equity (Deficit)
Consolidated Statements of Operations
Consolidated Statements of Cash Flows
Notes to Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

MIV Therapeutics Inc.

(A development stage company)

We have audited the accompanying consolidated balance sheet of MIV Therapeutics Inc. (a development stage company) as of May 31, 2005, the related consolidated statements of stockholders' equity (deficit), operations and cash flows for the year ended May 31, 2005 and for the period from January 20, 1999 (inception) to May 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements as of May 31, 2004 and for the cumulative period from January 20, 1999 (inception) to May 31, 2004 were audited by other auditors whose reports dated September 23, 2005 (as reissued) and July 7, 2004 expressed unqualified opinions on those statements. The financial statements for the period from January 2, 1999 (inception) to May 31, 2004 include total revenues and net loss of $nil and $16,268,403 since inception, respectively. Our opinion on the statements of stockholders' equity (deficit), operations and cash flows for the period January 20, 1999 (inception) to May 31, 2005, insofar as it relates to amounts for prior periods through May 31, 2004 is based solely on the reports of other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit and the reports of the other auditors provide a reasonable basis for our opinion.

As more fully described in Note 15, subsequent to the issuance of the Company's 2005 consolidated financial statements and our initial report thereon dated August 18, 2005, discovery of facts existing at the date of our report resulted in a restatement of certain information in the consolidated financial statements. Prior auditors reaudited the cumulative income, expense and cash flow data from inception to May 31, 2003 which resulted in an adjustment to the Cumulative Net Loss from inception to May 31, 2005 of $1,102,483 and a restated cumulative loss per share of $1.16. The report of other auditors have been reissued and remains unqualified. An additional restatement of information is also described in Note 15, which resulted in the restatement of one of the accompanying notes of the consolidated financial statements.

In our opinion, based on our audit and the reports of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of May 31, 2005, and the results of its operations and its cash flows for the year ended May 31, 2005, and for the cumulative period from January 20, 1999 (inception) to May 31, 2005 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has recurring losses from operations since inception and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada August 18, 2005 except for Notes 15 and 6d which are as of October 20, 2005	/s/ Ernst & Young LLP Chartered Accountants

A Member of Ernst & Young Global

MOORE STEPHENS ELLIS FOSTER LTD.
 CHARTERED ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC Canada V6J 1G1
Telephone: (604) 734-1112 Facsimile: (604) 714-5916
Website: www.ellisfoster.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

MIV THERAPEUTICS INC.

(A development stage company)

We have audited the consolidated balance sheet of MIV Therapeutics Inc. (a development stage company) ("the Company") as at May 31, 2004 and the related consolidated statements of stockholders' equity, operations and cash flows for the year ended May 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The cumulative data from January 20, 1999 (inception) to May 31, 2003 in the statements of stockholders' equity, operations and cash flows were audited by other auditors whose report, dated July 29, 2003, which expressed an unqualified opinion, has been furnished to us. Our opinion, insofar as it relates to the amounts included for cumulative data from January 20, 1999 (inception) to May 31, 2003, is based solely on the report of the other auditors.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, these financial statements present fairly, in all material respects, the financial position of the Company as at May 31, 2004 and the results of its operations and its cash flows for the year then ended and for the cumulative period from January 20, 1999 (inception) to May 31, 2004 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is a development stage company since inception on January 20, 1999 and has incurred significant recurring net losses since then resulting in a substantial accumulated deficit, which raise substantial doubt about its ability to continue as a going concern. We are devoting substantially all of its present efforts in establishing its business. Management's plans regarding the matters that raise substantial doubt about the Company's ability to continue as a going concern are also disclosed in Note 1 to the financial statements. The ability to meet its future financing requirements and the success of future operations cannot be determined at this time. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada July 7, 2004	"MOORE STEPHENS ELLIS FOSTER LTD." Chartered Accountants

MSAn independently owned and operated member of Moore Stephens North America, Inc. Members in principal cities throughout North America. Moore Stephens North America, Inc. is a member of Moore Stephens International Limited, members in principal cities throughout the world.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

MIV Therapeutics Inc.

(A Development Stage Company)

We have audited the consolidated statements of operations, cash flows, and stockholders' equity of MIV Therapeutics Inc. (a development stage company) for the period from January 20, 1999 (date of inception) to May 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the change in MIV Therapeutics Inc.'s stockholders' equity, and the results of its operations and its cash flows for the period from January 20, 1999 (date of inception) to May 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that MIV Therapeutics Inc. will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, MIV Therapeutics Inc. has suffered losses from operations and has a working capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada	"Morgan & Company"
September 23, 2005	Chartered Accountants

MIV THERAPEUTICS INC.
(A development stage company)

Consolidated Balance Sheets
May 31, 2005 and 2004
(Expressed in U.S. Dollars)
		2005	2004
(See Note 1 - Basis of Presentation)
ASSETS
Current assets
Cash and cash equivalents		$492,709	$2,034,530
Accounts receivable		33,742	13,336
Due from related party (Note 8)		17,500	-
Prepaid expenses and deposits		41,139	254,659
Total current assets		585,090	2,302,525
Project acquisition costs (Note 13)		53,426	-
Property and equipment (Note 5)		222,689	177,549
Total assets		$861,205	$2,480,074

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Liabilities
Current liabilities
Accounts payable and other payables		$307,369	$170,871
Due to related parties (Note 8)		-	13,585
Convertible debentures (Note 7)		756,080	-
Total current liabilities		1,063,449	184,456

Commitments and contingent liabilities (Note 11)

Stockholders' Equity (Deficit)
Common stock (Note 6)
Authorized:
80,000,000	common shares with a par value of $0.001
20,000,000	preferred shares with a par value of $0.001
Issued and outstanding:
50,517,020	common shares at May 31, 2005 and
40,092,993	common shares at May 31, 2004	50,517	40,093
Additional paid-in capital		22,383,581	18,032,242
Deferred compensation		(556,138)	(190,375)
Common stock issuable (Note 3 and 4)		139,000	-
Deficit accumulated during the development stage		(22,033,109)	(15,424,227)
Accumulated other comprehensive loss		(186,095)	(162,115)
Total stockholders' equity (deficit)		(202,244)	2,295,618

Total liabilities and stockholders' equity		$861,205	$2,480,074

(The accompanying notes are an integral part of these consolidated financial statements)

MIV THERAPEUTICS INC.
(A development stage company)
Consolidated Statements of Stockholders' Equity (Deficit)
For the Period from Inception (January 20, 1999) to May 31, 2005
(Expressed in U.S. Dollars)
						Accumulated
						Other	Deficit	Total
						Compre-	Accumulated	Stock-
			Additional	Deferred	Common	hensive	During the	holders'
	Common Stock		Paid-in	Compen-	Stock	Income	Development	Equity
	Shares	Amount	Capital	sation	Issuable	(Loss)	Stage	Deficit
		$	$	$	$	$	$	$
Balance, January 20, 1999	-	-	-	-	-	-	-	-
Issuance of common stock for cash	12,217,140	12,217	920,826	-	-	-	-	933,043
Common shares issuable pursuant
to anti-dilution provision	-	-	-	-	45,676	-	-	45,676
Comprehensive income (loss):
Loss for the period	-	-	-	-	-	-	(179,544)	(179,544)

Balance, May 31, 1999	12,217,140	12,217	920,826	-	45,676	-	(179,544)	799,175
Issuance of common stock:								-
- for cash	828,350	828	693,392	-	-	-	-	694,220
- for services rendered	420,000	420	287,700	-	-	-	-	288,120
- for settlement of agreement	99,500	100	68,157	-	-	-	-	68,257
Common shares issuable pursuant
to anti-dilution provision	-	-	-	-	210,487	-	-	210,487
Subscriptions received	-	-	-	-	249,800	-	-	249,800
Stock options granted	-	-	54,600	(54,600)	-	-	-	-
Amortization of stock-based
compensation	-	-	-	23,780	-	-	-	23,780
Comprehensive income (loss):
Foreign currency translation adjustment	-	-	-	-	-	(731)	-	(731)
Loss for the year	-	-	-	-	-	-	(1,602,492)	(1,602,492)

Balance, May 31, 2000	13,564,990	13,565	2,024,675	(30,820)	505,963	(731)	(1,782,036)	730,616

(The accompanying notes are an integral part of these consolidated financial statements)

MIV THERAPEUTICS INC.
(A development stage company)
Consolidated Statements of Stockholders' Equity (Deficit)
For the Period from Inception (January 20, 1999) to May 31, 2005
(Expressed in U.S. Dollars)
						Accumulated
						Other	Deficit	Total
						Compre-	Accumulated	Stock-
			Additional	Deferred	Common	hensive	During the	holders'
	Common Stock		Paid-in	Compen-	Stock	Income	Development	Equity
	Shares	Amount	Capital	sation	Issuable	(Loss)	Stage	(Deficit)
		$	$	$	$	$	$	$
Balance, May 31, 2000	13,564,990	13,565	2,024,675	(30,820)	505,963	(731)	(1,782,036)	730,616
Issuance of common stock:
- for cash	1,865,000	1,865	1,660,235	-	-	-	-	1,662,100
- for settlement of agreement	62,000	62	42,470	-	-	-	-	42,532
- for conversion of subscription
receivable	269,800	270	249,530	-	(249,800)	-	-	-
Common shares issuable	-	-	-	-	53,100	-	-	53,100
Subscriptions received	-	-	-	-	57,825	-	-	57,825
Stock options granted	-	-	112,600	-	-	-	-	112,600
Common shares issuable pursuant
to anti-dilution provision	-	-	-	-	25,147	-	-	25,147
Amortization of stock-based compensation	-	-	-	20,183	-	-	-	20,183
Beneficial conversion on related
party loan	-	-	850,000	-	-	-	-	850,000
Comprehensive income (loss):
Foreign currency translation adjustment	-		-	-	-	30,027	-	30,027
Loss for the year	-		-	-	-	-	(3,911,601)	(3,911,601)
								-
Balance prior to recapitalization	15,761,790	15,762	4,939,510	(10,637)	392,235	29,296	(5,693,637)	(327,471)
Minority interest of M-I Vascular
Innovations, Inc.	(6,751,790)	(6,752)	(1,906,150)	-	(392,235)	-	1,744,526	(560,611)

Total relating to final M-I Vascular
Innovations, Inc., May 15, 2001	9,010,000	9,010	3,033,360	(10,637)	-	29,296	(3,949,111)	(888,082)
DBS Holdings, Inc. (MIV Therapeutics,
Inc.) shareholders at May 15, 2001	11,085,500	11,086	150,104	-	-	-	(193,910)	(32,720)
Share redemption pursuant to share
exchange and financial agreement	(5,500,000)	(5,500)	(150,104)	-	-	-	(64,396)	(220,000)
Subscriptions received	-	-	-	-	1,070,000	-	-	1,070,000
Balance, May 31, 2001	14,595,500	14,596	3,033,360	(10,637)	1,070,000	29,296	(4,207,417)	(70,802)

(The accompanying notes are an integral part of these consolidated financial statements)

MIV THERAPEUTICS INC.
(A development stage company)
Consolidated Statements of Stockholders' Equity (Deficit)
For the Period from Inception (January 20, 1999) to May 31, 2005
(Expressed in U.S. Dollars)
						Accumulated
						Other	Deficit	Total
						Compre-	Accumulated	Stock-
			Additional	Deferred	Common	hensive	During the	holders'
	Common Stock		Paid-in	Compen-	Stock	Income	Development	Equity
	Shares	Amount	Capital	sation	Issuable	(Loss)	Stage	(Deficit)
		$	$	$	$	$	$	$
Balance, May 31, 2001	14,595,500	14,596	3,033,360	(10,637)	1,070,000	29,296	(4,207,417)	(70,802)
Issuance of common stock:
- for subscription received	713,333	713	1,069,287	-	(1,070,000)	-	-	-
- for cash	35,000	35	52,465	-	-	-	-	52,500
- for settlement of related party loan	1,133,333	1,133	848,867	-	-	-	-	850,000
- for finders' fees	113,334	113	236,755	-	-	-	-	236,868
- for services rendered	75,000	75	164,925	-	-	-	-	165,000
Stock option granted	-	-	2,552,073	(322,439)	-	-	-	2,229,634
Amortization of stock-based compensation	-	-	-	248,331	-	-	-	248,331
Subscriptions received	-	-	-	-	256,066	-	-	256,066
Comprehensive income (loss):
Foreign currency translation adjustment	-	-	-	-	-	(56,211)	-	(56,211)
Loss for the year	-	-	-	-	-	-	(3,929,466)	(3,929,466)
Balance, May 31, 2002	16,665,500	16,665	7,957,732	(84,745)	256,066	(26,915)	(8,136,883)	(18,080)
Issuance of common stock:
- for cash	2,452,523	2,453	892,305	-	-	-	-	894,758
- for services rendered	1,789,777	1,790	538,251	(13,333)	-	-	-	526,708
- for license fee	750,000	750	248,677	-	-	-	-	249,427
- for subscriptions received	640,165	640	193,499	-	(256,066)	-	-	(61,927)
- for settlement of debt	235,294	235	110,600	-	-	-	-	110,835
- in exchange of MI shares	2,043,788	2,044	639,299	-	-	-	(642,042)	(699)
Stock option granted	-	-	257,032	(5,975)	-	-	-	251,057
Subscriptions received	-	-	-	-	31,244	-	-	31,244
Warrants issued for services	-	-	659,673	(29,341)	-	-	-	630,332
Amortization of stock-based								-
compensation	-	-	-	84,745	-	-	-	84,745
Comprehensive income (loss):
Foreign currency translation adjustment	-	-	-	-	-	(24,834)	-	(24,834)
Loss for the year	-	-	-	-	-	-	(3,173,411)	(3,173,411)
Balance, May 31, 2003	24,577,047	24,577	11,497,068	(48,649)	31,244	(51,749)	(11,952,336)	(499,845)

(The accompanying notes are an integral part of these consolidated financial statements)

MIV THERAPEUTICS INC.
(A development stage company)

Consolidated Statements of Stockholders' Equity (Deficit)
For the Period from Inception (January 20, 1999) to May 31, 2005
(Expressed in U.S. Dollars)
						Accumulated
						Other	Deficit	Total
						Compre-	Accumulated	Stock-
			Additional	Deferred	Common	hensive	During the	holders'
	Common Stock		Paid-in	Compen-	Stock	Income	Development	Equity
	Shares	Amount	Capital	sation	Issuable	(Loss)	Stage	(Deficit)
		$	$	$	$	$	$	$

Balance, May 31, 2003	24,577,047	24,577	11,497,068	(48,649)	31,244	(51,749)	(11,952,336)	(499,845)
Issuance of common stock:
- for private placements and
subscriptions	9,423,079	9,423	3,558,439	-	(31,244)	-	-	3,536,618
- for services	2,394,456	2,395	1,145,731	(525,750)	-	-	-	622,376
- for settlement of debt	100,000	100	11,900	-	-	-	-	12,000
- in exchange of MI shares	1,398,411	1,398	502,030	-	-	-		503,428
- for warrants exercised	2,100,000	2,100	408,900	-	-	-	-	411,000
- for options exercised	100,000	100	33,400	-	-	-	-	33,500
Stock option granted to consultants	-	-	59,976	-	-	-	-	59,976
Warrants issued for services			814,798	(505,938)				308,860
Amortization of deferred compensation	-	-	-	889,962	-	-	-	889,962
Comprehensive income (loss):
Foreign currency translation adjustment	-	-	-	-	-	(110,366)	-	(110,366)
Loss for the year	-	-	-	-	-	-	(3,471,891)	(3,471,891)

Balance, May 31, 2004	40,092,993	40,093	18,032,242	(190,375)	-	(162,115)	(15,424,227)	2,295,618

(The accompanying notes are an integral part of these consolidated financial statements)

MIV THERAPEUTICS INC.
(A development stage company)

Consolidated Statements of Stockholders' Equity (Deficit)
For the Period from Inception (January 20, 1999) to May 31, 2005
(Expressed in U.S. Dollars)
						Accumulated
						Other	Deficit	Total
						Compre-	Accumulated	Stock-
			Additional	Deferred	Common	hensive	During the	holders'
	Common Stock		Paid-in	Compen-	Stock	Income	Development	Equity
	Shares	Amount	Capital	sation	Issuable	(Loss)	Stage	(Deficit)
		$	$	$	$	$	$	$

Balance, May 31, 2004	40,092,993	40,093	18,032,242	(190,375)	-	(162,115)	(15,424,227)	2,295,618
Issuance of common stock:
- for share subscriptions	904,215	904	217,499	-	-	-	-	218,403
- for exercise of warrants	2,320,710	2,321	605,064	-	-	-	-	607,385
- for exercise of options	75,000	75	22,425	-	-	-	-	22,500
- for services	1,904,703	1,905	543,123	(194,968)	74,000	-	-	424,060
- for finder's fee on private placements
completed in prior year	10,000	10	(10)	-	-	-	-	-
- in exchange of MI shares (Note 6)	3,209,399	3,209	613,376	-	-	-	-	616,585
- for acquisition of SagaX (Note 3)	2,000,000	2,000	938,000	-	65,000	-	-	1,005,000
Fair value of warrants attached to Convertible debentures (Note 7)	-	-	48,920	-	-	-	-	48,920
Warrants issued for services	-	-	917,164	(917,164)	-	-	-	-
Stock options granted	-	-	155,978	-	-	-	-	155,978
Amortization of deferred compensation	-	-	-	746,369	-	-	-	746,369
Beneficial conversion feature of convertible debentures (Note 7)	-	-	289,800	-	-	-		289,800
Comprehensive income (loss):
Foreign currency translation adjustment	-	-	-	-	-	(23,980)	-	(23,980)
Loss for the year	-	-	-	-	-	-	(6,608,882)	(6,608,882)

Balance, May 31, 2005	50,517,020	50,517	22,383,581	(556,138))	139,000	(186,095)	(22,033,109)	(202,244)

(The accompanying notes are an integral part of these consolidated financial statements)

MIV THERAPEUTICS INC.
(A development stage company)

Consolidated Statements of Operations
Years Ended May 31, 2005 and 2004
(Expressed in U.S. Dollars)
	Period
	from
	inception
	(January 20
	1999) to
	May 31
	2005	2005	2004
	(As restated see Note 15)
Expenses
General and administrative (Note 8 and 12)	$11,042,504	$2,619,524	$2,590,779
Research and development	5,310,765	1,523,166	709,003
Stock-based compensation	3,234,694	155,978	59,976
Depreciation	754,742	176,453	146,783
Interest expense	879,683	-	3,876
Licenses acquired charged to operations	479,780	-	-
Finance cost on convertible debentures (Note 7)	382,307	382,307
Purchased in-process research and development (Note 3 and 6)	2,205,013	1,701,585	503,428

	24,289,488	6,559,013	4,013,845

Loss from operations	(24,289,488)	(6,559,013)	(4,013,845)

Gain on extinguishment of debt	462,249	-	462,249

Interest income	54,928	5,161	-

Gain (loss) on foreign exchange	88,715	(55,030)	79,705

Loss for the year before minority interest	(23,683,596)	(6,608,882)	(3,471,891)

Minority interest share of loss	806,310	-	-

Net loss for the year	$(22,877,286)	$(6,608,882)	$(3,471,891)

Loss per common share
- basic and diluted	$(1.16)	$(0.15)	$(0.11)

Weighted average number of common
shares outstanding
- basic and diluted	19,668,319	42,881,975	31,024,826

(The accompanying notes are an integral part of these consolidated financial statements)

MIV THERAPEUTICS INC.
(A development stage company)

Consolidated Statements of Cash Flows
Years Ended May 31, 2005 and 2004
(Expressed in U.S. Dollars)
	Period from
	inception
	(January 20
	1999) to
	May 31
	2005	2005	2004
	(As restated see Note 15)
Cash flows from (used in) operating activities
Net loss	$(22,877,286)	$(6,608,882)	$(3,471,891)
Adjustments to reconcile loss to
net cash used in operating activities:
- stock-based compensation	4,871,025	902,347	949,938
- stock issued for other than cash	4,043,612	424,060	943,235
- interest expense on related party loan	850,000	-	-
- depreciation	754,742	176,453	146,783
- leasehold improvements written down	13,300	-	-
- purchased in-process research and development	2,125,013	1,621,585	503,428
- intangible asset impairment	150,000
- gain on extinguishment of debt	(462,249)	-	(462,249)
- provision for bad debt	160,000	-	160,000
- beneficial conversion feature on convertible debenture (Note 7)	289,800	289,800	-
- minority interest	(806,310)	-	-
Changes in non-cash working capital items:
- accounts receivable	(193,993)	(20,406)	(7,946)
- due from related party	(17,500)	(17,500)	-
- prepaid expenses and deposits	(41,697)	213,520	(207,719)
- accounts payable and other payables	330,221	136,498	(279,851)
Net cash used in operating activities	(10,811,322)	(2,882,525)	(1,726,272)

Cash flows from (used in) financing activities
Issuance of common stock, less share issuance costs	9,380,307	848,288	3,981,118
Due to related parties	850,000	(13,585)	(123,398)
Proceeds from convertible debentures (Note 7)	805,000	805,000	-
Project acquisition costs	(53,426)	(53,426)	-
Cash acquired in reverse acquisition	13,824	-	-
Subscriptions received	1,357,310	-	-
Common stock redemption	(120,000)	-	-
Loan payable	500,000	-	-
Net cash provided by financing activities	12,733,015	1,586,277	3,857,720

Cash flows used in investing activities
Acquisition of license	(200,000)	-	-
Purchase of property and equipment	(1,000,573)	(221,593)	(17,078)
Net cash used in investing activities	(1,200,573)	(221,593)	(17,078)
Foreign exchange effect on cash	(228,411)	(23,980)	(91,454)
Increase (decrease) in cash and cash equivalents	492,709	(1,541,821)	2,022,916
Cash and cash equivalents, beginning of year	-	2,034,530	11,614
Cash and cash equivalents, end of year	$492,709	$492,709	$2,034,530

(Please see Note 10 for Supplemental Disclosures)
The accompanying notes are an integral part of these consolidated financial statements.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(Expressed in U.S. Dollars)

Basis of Presentation and Nature of Operations

Basis of Presentation

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Since inception, we have suffered recurring losses, totalling $22,877,286 and working capital deficiency of $478,359 as of May 31, 2005. Management has been able to, thus far, finance the operations through the issuance of common stock, and through related party loans, in order to meet its strategic objectives. Management plans to continue to seek other sources of financing on favorable terms; however, there are no assurances that any such financing can be obtained on favorable terms, if at all. Management expects to keep its operating costs to a minimum until cash is available through financing or operating activities. There are no assurances that the Company will be successful in achieving these goals. The Company anticipates that losses will continue until such time, if ever, as we are able to generate sufficient revenues to support its operations. The Company's ability to generate revenue primarily depends on its success in completing development and obtaining regulatory approvals for the commercialization of its stent technology. The Company's ability to obtain sufficient financing to continue the development of, and if successful, to commence the manufacture and sale of its products under development, if and when approved by the applicable regulatory agencies is uncertain. In view of these conditions, the ability of the Company to continue as a going concern is in substantial doubt and dependent upon achieving a profitable level of operations and on the ability of the Company to obtain necessary financing to fund ongoing operations. Management believes that its current and future plans enable it to continue as a going concern. These consolidated financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying consolidated financial statements.

Nature of Operations

MIV Therapeutics Inc. (the "Company") is a development stage company involved in the research, manufacture and development of bio-compatible stent coatings for implantable medical devices and drug-delivery technologies.

On April 25, 2001, the Company executed a Share Exchange and Finance Agreement ("Agreement") with M-I Vascular Innovations, Inc. ("M-I") which is a development stage company incorporated in Delaware. The main business of the Company prior to April 25, 2001 was its InvestorService.com website. This business ceased operations as of April 25, 2001 and, at the time of the Agreement, the Company was a non-operating public company.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(Expressed in U.S. Dollars)

1.          Nature of Operations and Basis of Presentation (continued)

The Agreement closed effective as of May 15, 2001. As a consequence, control of the Company shifted from the shareholders of the Company to the founders of M-I. The change of control resulted from the combined effect of (I) a redemption of 5,500,000 of the common shares of the Company, and (ii) the issuance of 9,010,000 common shares by the Company in a one-for-one exchange for the shares of M-I held by its shareholders. As a result, the former shareholders of M-I obtained a majority interest in the Company.

As the Company was a non-operating public company, the share exchange has been accounted for as a recapitalization of M-I and an issuance of shares by M-I to the shareholders of the Company. On May 15, 2001, the Company had total assets of $13,824 and total liabilities of $46,544. As the total liabilities exceeded total assets by $32,720, the excess of liabilities over assets over the par value of the stock related to the Company's shareholders was charged to deficit as if a distribution was made to the Company's shareholders. As 43% of the M-I shareholders did not tender their shares in the combination, those interests represent a minority interest in the legal subsidiary. Accordingly, 6,751,790 common shares related to the minority interest were removed from the number of shares outstanding as at May 15, 2001 along with the par value of such shares, a pro-rate amount from additional paid-in capital and, as we have a shareholders' deficiency, an amount from deficit to the extent of the amount removed from common stock and additional paid-in capital. In addition, shares issuable to certain subscribers were reflected as a minority interest. Any such offer will be accounted for as a step purchase.

Pursuant to the terms of the Agreement, warrants held by shareholders who agreed to exchange their common shares for the Company's common shares were deemed to be exchanged for warrants in the Company. The value of warrants held by shareholders who did not agree to exchange their shares was allocated to minority interest. In addition, the value of compensatory stock options issued by the Company to employees and other non-shareholders and the value relating to common shares issuable in M-I have also been allocated to minority interest.

In connection with the Agreement, we issued 2,043,788 common shares during the year ended May 31, 2003. The shares of the Company were exchanged on a one-for-one basis for shares of M-I. Accordingly, 2,043,788 common shares were added to the number of shares outstanding along with the par value of such shares, a pro-rated amount to additional paid-in capital and as we have a shareholders' deficiency, an amount to deficit to the extent of the amount added to common stock and additional paid-in capital.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(Expressed in U.S. Dollars)

Summary of Significant Accounting Policies

(a)       Principles of Accounting

These consolidated financial statements are stated in U.S. Dollars and have been prepared in accordance with U.S. generally accepted accounting principles.

(b)       Principle of Consolidation

The accompanying consolidated financial statements include the accounts of MIV Therapeutics Inc. (incorporated in Nevada, USA), 90% of M-I Vascular Innovations, Inc. (incorporated in Delaware, USA), its wholly-owned subsidiaries, MIVI Technologies, Inc. (incorporated in Yukon, Canada) and SagaX, Inc. (incorporated in Delaware, USA). All significant inter-company transactions and balances have been eliminated upon consolidation.

(c)       Development Stage

The Company's activities have primarily consisted of establishing facilities, recruiting personnel, conducting research and development, developing business and financial plans and raising capital. Accordingly, we are considered to be in the development stage.

(d)       Property and Equipment

Property and equipment are recorded at cost and amortized as follows:

Furniture and fixtures	5 years straight-line basis
Computer equipment	3 years straight-line basis
Laboratory equipment	5 years straight-line basis
Leasehold improvements	Over term of lease

(e)       Research and Development Costs

Expenditures for research and development are expensed in the period incurred.

(f)       Government assistance and other subsidies

Government assistance and other subsidies are recorded as either a reduction of the cost of the applicable assets or the related expenditures as determined by the terms and conditions of the agreement under which the assistance is provided to the Company.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(Expressed in U.S. Dollars)

2.          Summary of Significant Accounting Policies (continued)

(g)       Income Taxes

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards ("SFAS" No. 109, "Accounting for Income Taxes". Under SFAS No 109, deferred income tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

(h)       Foreign Currency Translation

The Company's subsidiary's operations are located in Canada, and its functional currency is the Canadian dollar. The financial statements of the subsidiary have been translated using the current method whereby the assets and liabilities are translated at the year-end exchange rate, capital accounts at the historical exchange rate, and revenues and expenses at the average exchange rate for the period. Adjustments arising from the translation of the Company's subsidiary's financial statements are included as a separate component of shareholders' equity.

(i)       Financial Instruments and Concentration of Credit Risk

Fair value of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgement, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

The carrying value of cash and cash equivalents, amounts receivable, accounts payable and accrued liabilities, and amount due to and from related parties approximate their fair value because of the short-term nature of these instruments.

Unless otherwise noted, it is management's opinion that we are not exposed to significant interest or credit risks arising from these financial instruments.

The Company operates and incurs significant expenditures outside of the United States of America and is exposed to foreign currency risk due to the fluctuation between Canadian dollar and the U.S. dollar.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(Expressed in U.S. Dollars)

2.          Summary of Significant Accounting Policies (continued)

(j)       Earnings (Loss) Per Share

Basic earnings or loss per share is based on the weighted average number of common shares outstanding. Diluted earnings or loss per share is based on the weighted average number of common shares outstanding and dilutive common stock equivalents. Basic earnings(loss) per share is computed by dividing net income(loss) applicable to common stockholders by the weighted average number of common shares outstanding (denominator) for the period. All earnings or loss per share amounts in the financial statements are basic earnings or loss per share, as defined by SFAS No 128, "Earnings Per Share." Diluted earnings or loss per share does not differ materially from basic earnings or loss per share for all periods presented. Convertible securities that could potentially dilute basic earnings (loss) per share in the future, such as warrants, were not included in the computation of diluted earnings (loss) per share because to do so would be antidilutive.

(k)       Stock-Based Compensation

The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Compensation cost for stock options, if any, is measured as the excess of the quoted market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. SFAS No. 123, "Accounting for Stock-Based Compensation" established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. The company has elected to remain on its current method of accounting as described above, and has adopted the pro forma disclosure requirements of SFAS No. 123.

(l)       Comprehensive Loss

The Company adopted Statement of Financial Accounting Standards No. 130 (SFAS No. 130), "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances.

Comprehensive loss includes all changes in equity during the year except those resulting from investments by, or distribution to, shareholders. The Company's comprehensive loss consists solely of net losses and foreign currency translation adjustment for the year.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(Expressed in U.S. Dollars)

2.         Summary of Significant Accounting Policies (continued)

(m)       Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company places its cash and cash equivalents with high credit quality financial institutions. The Company occasionally maintains balances in a financial institution beyond the insured amount. As at May 31, 2005, the Company had deposits of $432,709 (2004 - $1,974,530) beyond the insured amount.

(n)       Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United State of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Actual results could differ from those estimates.

(o)      Recent Accounting Pronouncements

The Financial Accounting Standards Board ("FASB") has issued the following pronouncements, none of which are expected to have a significant affect on the financial statements:

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs - an amendment of ARB No. 43, Chapter 4", which is the result of the FASB's project to reduce difference between U.S. and international accounting standards. SFAS No. 151 requires idle facility costs, abnormal freight, handling costs, and amounts of wasted materials (spoilage) be treated as current-period costs. Under this concept, if the costs associated with the actual level of spoilage or production defects are greater than the costs associated with the range of normal spoilage or defects, the difference would be charged to current-period expense, not included in inventory costs. SFAS No. 151 will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption of SFAS No. 151 will not have a material impact on the Company's consolidated financial statements.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(Expressed in U.S. Dollars)

2.          Summary of Significant Accounting Policies (continued)

(o)       Recent Accounting Pronouncements (continued)

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, an amendment of APB No. 29, Accounting for Nonmonetary Transactions". SFAS No. 153 requires exchanges of productive assets to be accounted for at fair value, rather than at carryover basis, unless (1) neither the asset received nor the asset surrendered has a fair value that is determinable within reasonable limits or (2) the transactions lack commercial substance. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of FASB No. 153 will not have a material impact on the Company's consolidated financial statements.

In December 2004, the FASB issued SFAS No. 123(R), "Accounting for Stock-Based Compensation". SFAS 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 12(R) requires that the fair value of such equity instruments be recognized as expense in the historical financial statements as services are performed. SFAS 123(R) requires all share-based payments to be recognized in the financial statements based on their fair values using either a modified-prospective or modified-retrospective transition method. Prior to SFAS 123(R) , only certain pro-forma disclosures of fair value were required. SFAS 123(R) shall be effective for the Company as of the beginning of the first interim or annual reporting period that begins on or after April 1, 2006. The adoption of FASB No. 123(R) will have a material impact on the consolidated financial statements.

3.          Acquisition of SagaX, Inc.

On March 14, 2005, the Company acquired 100% of SagaX, Inc. ("SagaX") a Delaware corporation with operations in Israel from a third party. SagaX is in the business of researching a neuro-vascular embolic stent filter medical device through its subsidiary in Israel, which will complement the Company's current research activities. SagaX has a registered patent entitled Endovascular Device for Entrapment of Particulate and Method for Use. The technology patented is still in the research stage. As at the date of acquisition, SagaX did not have any other assets or activities prior to acquisition, thus no pro-forma statement of operations has been prepared.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(Expressed in U.S. Dollars)

3.          Acquisition of SagaX, Inc. (continued)

The Company agreed to issue 4,200,000 shares in exchange for all of the issued and outstanding shares of SagaX. The shares are valued at $0.47, which is the fair value of the shares at the time of agreement, and will be issued in three intervals: 2,000,000 of the shares within 30 days of the effective date of this Agreement (issued), 1,100,000 shares upon successful completion of large animal trials and the final 1,100,000 shares upon CE Mark approval relating to SagaX's products. The final 1,100,000 shares have not been accrued as its issuance is dependent on obtaining CE Mark approval, which can not be determine at this time. We have also agreed to pay $145,000 of the vendor's debt at the time of acquisition and agreed to finance up to $730,000 for SagaX's research in 2005. If the Company decides to abandon the underlying patented project or is placed into receivership or fails to fund SagaX in any six month period, then the vendor or its nominee may repurchase SagaX, including all of its intellectual property, in exchange for the return of all of the Company's common shares issued and a cash payment equal to 125% of all cash advanced by the Company to SagaX.

As at May 31, 2005, the 2,000,000 common shares have been issued for a fair value of $940,000 and $80,000 has been paid for the vendor's debt. The balance of $65,000 of the vendor's debt has been recorded as common stock issuable.

In accordance with FIN 4: "Applicability of FASB No. 2 to Business Combinations Accounted for by the Purchase Method", all acquisition costs of $1,085,000 have been recorded as Purchased in-process Research and Development and expensed in the statement of operations.

4.          Licenses

(a)       On February 1, 2003, the Company entered into two license agreements with the University of British Columbia ("UBC") which provides the Company with the right to use, develop and sublicense coating technology for stents.

In consideration of granting the licenses, the Company will pay UBC a royalty of 2.5% of revenue and a royalty ranging from 10% or 15% of sublicense revenue depending upon the sublicensed technology. In addition, various minimum annual royalties, maintenance fees and milestone payments are payable over the period of development. We issued 750,000 common shares to UBC as part of the consideration for the grant of the rights.

The fair value of $187,500 of the 750,000 common shares issued were recorded as an expense in the year ended May 31, 2003.

On May 19, 2005, the Company signed an amendment to the existing license agreements to include some amendments in the definition of "Field of Use". Also, the royalties was amended to range from 2.5% to 5% of revenue.

In consideration of the amendments, the Company will issue 200,000 common shares for a total value of $74,000 being the fair value at the time of the amendment. The amount is recorded as research and development costs.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(Expressed in U.S. Dollars)

4.         Licenses (continued)

On March 15, 2004, the Company entered into a collaborative research agreement with the UBC to continue with exploratory research on coating technology for stents for a period from April 1, 2004 to March 31, 2006. During the period of the agreement, various milestone payments will be made to UBC for the continuation of the research program, estimated to be approximately CDN$220,800. As at May 31, 2004, we have paid CDN$50,000 and expensed to research and development.

On October 28, 2004, the Company and UBC amended the existing collaborative research agreements and referred to it as Amendment No. 1 and 2.

In Amendment No. 1, the contract period of the existing collaborative agreement was changed to April 1, 2004 to November 30, 2004 and total costs to the Company was estimated at CDN$110,400. As at May 31, 2005, we have paid/accrued and recorded CDN$110,400 to research and development costs in accordance with Amendment No. 1.

In Amendment No. 2, the contract period, work plan and total costs of the existing collaborative agreement as amended by Amendment No. 1 was amended. The contract period was extended from December 1, 2004 to November 30, 2006 and total costs to the Company was estimated at CDN$400,400, being payable over the term of the Agreement at various stipulated intervals. As at May 31, 2005, we have paid $35,000 and accrued $94,000 to research and development costs in accordance with Amendment No. 2.

The Company obtained support of up to CDN$315,000 from the Industrial Research Assistance Program ("IRAP") from the National Research Council Canada. As at May 31, 2005, we have received $44,150 from IRAP.

  Property and Equipment

	2005			2004
		Accumulated	Net book	Net book
	Cost	Amortization	value	value
Furniture and fixtures	$41,297	$39,867	$1,430	$8,751
Computer equipment	110,766	101,146	9,620	2,977
Laboratory equipment	789,158	577,519	211,639	163,922
Leasehold improvements	49,158	49,158	-	1,899
	$990,379	$767,690	$222,689	$177,549

  Stockholders' Equity

  (a)       Common Stock

      The Company placed 6,000,000 common stock to a financial custodian acting as trustee pursuant to a listing of the Company's shares on the Frankfurt Stock Exchange. We are conducting a Regulation S ("Reg S") Offering through the facilities of the Berlin Stock Exchange to raise capital in mainly German speaking countries. The trustee will receive a fee of 3% of the total value of the stocks held in trust to be paid in equal installments of 30,000 common shares per month over a ten month period, assuming the maximum offering is sold. The stocks may only be traded on German stock exchanges pursuant to Regulation S.

      During the fiscal year ended May 31, 2005, a total of 1,209,108 Reg S stock have been issued at a price range of $0.34 to $0.62 per share of which 904,215 was issued for cash for total net proceeds of $218,403 (net of agent's fees of 154,893 Reg S stock). Of the 200,000 shares issued to a consultant for services as a security for non-paid commissions, 50,000 shares were returned to the Company.

      As at May 31, 2005, 4,204,689 Regulation S stocks are held in trust by the financial custodian.

      (ii)      During the fiscal year ended May 31, 2005, we issued an aggregate of 1,599,810 common shares for consulting, research and development, legal and employee services for a total value of $515,028 being the fair value of the shares at the earlier of 1) the agreement date and 2) the period of completion of performance.

      During the fiscal year ended May 31, 2005, we issued 2,320,710 common shares pursuant to an exercise of stock purchase warrants for total proceeds of $607,385.

      On December 29, 2004, we issued 3,192,399 common shares to exchange for 3,192,399 common shares of MI on a one-for-one basis. These shares were issued to comply with an order of the Supreme Court of British Columbia dated May 20, 2003. On May 26, 2005, we issued 17,000 common shares to exchange for 17,000 common shares of M-I Vascular Innovations, Inc. on a one-for-one basis. The exchanges were accounted for using the step purchase method and accordingly the purchase price of $616,585, being the fair market value of the Company's shares at the time of exchange, was allocated to purchased in process research and development. This amount was written off during the fiscal year 2005 in accordance with FASB Interpretation No. 4, "Applicability Of Fasb No. 2 To Business Combinations Accounted For By The Purchase Method".

      MIV THERAPEUTICS INC.
      (A development stage company)

      Notes to Consolidated Financial Statements
      Years Ended May 31, 2005 and 2004
      (Expressed in U.S. Dollars)

      Stockholders' Equity (continued)

      (a)       Common Stock (continued)

      On March 24, 2005, we issued 75,000 common shares to a consultant of the Company for stock options exercised at a price of $0.30 per share, for total proceeds of $22,500.

(b)       Warrants

The following table summarizes information about the warrants issued by the Company:

	Number of Shares	Weighted Average Exercise price

Balance, May 31, 2003	10,717,821	0.62

Issued - private placement	2,181,164	0.75
Issued - finders' fees	55,714	0.60
Issued - services rendered	3,375,000	0.40
Exercised	(2,100,000)	(0.20)
Expired	(4,843,250)	(0.75)

Balance, May 31, 2004	9,386,449	0.60

	Number of Shares	Weighted Average Exercise price
Balance, May 31, 2004	9,386,449	0.60

Issued - convertible debentures (Note 7)	1,851,500	0.25
Issued - finders' fees	10,000	0.75
Issued - services rendered	5,270,000	0.32
Exercised	(2,310,710)	0.26
Expired	(7,043,220)	0.65

Balance, May 31, 2005 - Regular	7,164,019	0.45
Balance, May 31, 2005 and 2004 - Series "A"	3,374,999	0.66
Balance, May 31, 2005 and 2004 - Series "C"	674,997	0.66

Balance, May 31, 2005	11,214,015	0.53

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(Expressed in U.S. Dollars)

6.          Stockholders' Equity (continued)

(b)       Warrants (continued)

During the year ended May 31, 2005, we issued 5,270,000 warrants, with exercise prices ranging from $0.24 to $0.45 per share, to various consultants for services rendered to the Company. These warrants had an estimated fair value of $917,168, using the Black Scholes Pricing Model.

During the year ended May 31, 2005, the board of directors approved an extension to the expiry date for 381,800 warrants outstanding from April 30, 2005 to April 30, 2006 and 200,000 warrants outstanding from May 21, 2005 to May 21, 2007.

(c)       Stock Options

The Company's incentive stock options plan provides for the grant of incentive stock options for up to 5,000,000 common shares to employees, consultants, officers and directors of the Company. Incentive benefits granted under the plan may be either incentive stock options, non-qualified stock options, stock awards, restricted shares or cash awards. Options are granted for a term not to exceed five years from the date of grant. Stock options granted generally vest over a period of two years.

In fiscal year 2005, the Company granted an aggregate of 3,900,000 stock options; 2,200,000 to employees/directors of the Company and 1,700,000 to consultants. Each option entitles its holder to acquire one common share of the Company between $0.20 and $0.40 per share, being vested immediately or at a specified time and expires five years from date of grant or term of agreement.

The fair value of each option granted is estimated on the grant date using the Black-Scholes option pricing model assuming no dividend yield and the following weighted average assumptions:

	2005	2004
Risk-free interest rate	3.50%	5.25%
Expected life (in years)	3 years	5 years
Expected volatility	78.58%	136.11%

Option-pricing models require the use of highly subjective estimates and assumptions including the expected stock price volatility. Changes in the underlying assumptions can materially affect the fair value estimates and therefore, in management's opinion, existing models do not necessarily provide reliable measure of the fair value of the Company's stock options.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(Expressed in U.S. Dollars)

6.          Stockholders' Equity (continued)

(c)       Stock Options (continued)

Compensation cost related to the stock options granted to consultants and employees during the year ended May 31, 2005 was charged to operations at their estimated fair value of $155,978 (2004 - $53,276).

A summary of the weighted average fair value of stock options granted during the year ended May 31, 2005 is as follows:

	Weighted Average Exercise Price	Weighted Average Fair Value
Exercise price equals market price at grant date:	$ 0.30	$ 0.30
Exercise price greater than market price at grant date:	$ 0.26	$ 0.21
Exercise price less than market price at grant date:	$ 0.25	$ 0.29

A summary of the weighted average fair value of stock options granted during the year ended May 31, 2004 is as follows:

	Weighted Average Exercise Price	Weighted Average Fair Value
Exercise price equals market price at grant date:	$ 0.40	$ 0.40
Exercise price greater than market price at grant date:	$ 0.50	$ 0.31
Exercise price less than market price at grant date:	$ 0.30	$ 0.31

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(Expressed in U.S. Dollars)

6.          Stockholders' Equity (continued)

(c)       Stock Options (continued)

Summary of employee stock options information for the period from inception to May 31, 2005 is as follows:

	Shares	Weighted Average Exercise Price

Options outstanding, May 31, 2003	4,175,000	0.53

Options granted	995,000	0.35
Options exercised	(100,000)	(0.34)
Options cancelled	(565,000)	(0.74)
Options expired	(250,000)	(0.67)
Options outstanding, May 31, 2004	4,255,000	0.47

Options granted	3,900,000	0.28
Options exercised	(75,000)	0.30
Options expired	(300,000)	1.00
Options outstanding, May 31, 2005	7,780,000	0.35

The following summarizes information about the stock options outstanding and exercisable at May 31, 2005:

Options Outstanding				Options Exercisable
Range of Exercise Prices	Number of options Outstanding	Weighted Average Remaining Contractual Life (yr)	Weighted Average Exercise Price	Number of options Exercisable	Weighted Average Exercise Price
$ 0.17	950,000	1.93	$ 0.17	950,000	$ 0.17
$ 0.20	1,400,000	4.71	$ 0.20	1,400,000	$ 0.20
$ 0.21	500,000	2.89	$ 0.21	500,000	$ 0.21
$ 0.30	2,920,000	4.18	$ 0.30	2,320,000	$ 0.30
$ 0.40	300,000	4.51	$ 0.40	230,000	$ 0.40
$ 0.50	550,000	2.28	$ 0.50	550,000	$ 0.50
$ 0.55	650,000	2.50	$ 0.55	650,000	$ 0.55
$ 1.00	510,000	1.53	$ 1.00	510,000	$ 1.00
$0.17 - $1.00	7,780,000	3.30	$ 0.35	7,110,000	$ 0.35

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(Expressed in U.S. Dollars)

6.          Stockholders' Equity (continued)

(d)       Pro-forma Disclosure

Had compensation expense for the Company's stock-based compensation plans been determined under SFAS No. 123, based on the fair market value at the grant dates, the Company's pro-forma net loss and pro-forma net loss per share would have been reflected as follows:

	2005	2004

Net loss, as reported	$ (6,608,882)	$ (3,471,891)
Add: Stock-based employee compensation expense included in reported net loss above, net of related tax effects	155,978	6,700
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(481,427)	(226,962)
Pro-forma loss for the year	$(6,934,331)	$(3,251,629)

Pro-forma basic and diluted loss per share	(0.16)	(0.10)

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(Expressed in U.S. Dollars)

7.          Convertible Debentures

On March 15, 2005, the Company closed a bridge debenture financing for gross proceeds of $805,000 of senior convertible debentures ("Debentures") and 1,610,000 detachable share purchase warrants. The Debentures are interest bearing at 10% per annum, and principal and accrued interest are due and payable in one installment upon the earlier of (i) 180 days from the date of closing of the offering and (ii) the closing of a financing or series of related financings in the Company in the aggregate of $500,000. At the option of the holder, all or a portion of the outstanding principal amount and any accrued interest shall convert into the Company's common stock at a conversion price of $0.25 per share or on the first occasion following the date on which we have a financing or series of financing, the Debentures are convertible at a conversion price equal to the lower of (i) the purchase price per share in such subsequent financing, or (ii) the conversion price then in effect. As at May 31, 2005, no Debentures have been converted. If converted, the Debentures can be converted into 3,220,000 common shares of the Company at the current conversion price.

The transferable share purchase warrants are exercisable at $0.25 per share and have a term of five (5) years from date of grant.

In connection with this financing, the Company paid a commission fee of $88,000 (which is equal to 10% of the aggregate gross proceeds) in cash, $4,507 in related expenses, and issued 241,500 share purchase warrants ("Agent's warrants") (which is equal to fifteen percent (15%) of the shares of Common Stock underlying the warrants in the financing). The Agent's Warrants are exercisable at $0.25 per share and have a term of five (5) years from date of grant. The Agent's Warrants shall be exercisable for cash or in a cashless exercise, whereby the optionee can elect to receive common stock in lieu of paying cash for the options based on a formula, in accordance with the Agent's Agreement.

We are also committed to pay a commission to the Agent in cash or warrants if any of the Debenture holders invest in the Company within 18 months after the financing. As at May 31, 2005, no accrual have been provided for as there is no obligation to the Company to pay commission and future obligations are not determinable at this time.

Gross proceeds have been allocated to the liability ($756,080) and the equity ($48,920) components using the relative fair value method of the fair value of the debentures and the estimated fair value of the attached warrants.

The transaction resulted in a beneficial conversion feature calculation in accordance with EITF 98-5: "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios", of $289,800, which has been recorded as financing costs on convertible debentures on the statements of operations.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(Expressed in U.S. Dollars)

8.          Related Party Transactions

The following services were provided by related parties. These transactions, recorded at exchange amounts agreed to by all parties, were as follows:

During the year ended May 31, 2005, the Company paid or accrued $445,904 (2004 - $293,963) of management and consulting fees to 4 directors and officers of the Company. Of this amount, $158,718 (2004 - $63,967) was charged to research and development.

As at May 31, 2005, an amount of $nil (2004 - $13,585) was due to the Chief Executive Officer of the Company.

As at May 31, 2005, an amount of $17,500 (2004 - $nil) was due from the Chief Financial Officer of the Company. Of this amount, $10,030 of this amount has been paid subsequent to year-end.

9.          Income Taxes

We are subject to income taxes in the United States of America while its subsidiary is subject to income taxes in Canada. US federal net operating loss carryforwards of $11,939,000, if not utilized to offset taxable income in future periods, expire between 2021 and 2025. Canadian net operating loss carryforwards of $3,502,000, if not utilized to offset taxable income in future periods, expire between the years 2008 and 2015.

Following is a reconciliation between expected income tax benefit and actual, using the applicable statutory income tax rates of 35% for the years ended May 31, 2005 and 2004:

	2005	2004

Income tax benefit at statutory rate	$(2,313,000)	$(1,156,000)
Foreign rate differential	(12,000)	-
Certain non-deductible expenses	140,000	140,000
Acquisition intangibles	596,000	-
Research and development	279,000	-
Change in valuation allowance	1,310,000	1,016,000

	$-	$-

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(Expressed in U.S. Dollars)

9.          Income Taxes (continued)

The Company's total deferred tax asset is as follows:

	2005	2004

Tax benefit relating to net operating loss carryforwards	$5,439,000	$4,433,000
Plant and equipment	151,000	151,000
Stock option compensation	304,000	-
Valuation allowance	(5,894,000)	(4,584,000)

	$-	$-

Future utilization of the loss carryforward in the U.S. is subject to certain limitations under the provisions of the Internal Revenue Code, including limitations subject to Section 382. It is likely that a prior ownership change has occurred and the losses will be limited in their ability to offset future income.

Supplemental Cash Flow Information

	Period from inception (January 20, 1999) to May 31, 2005	2005	2004
Supplemental cash flow information:
Interest paid in cash	$29,683	$-	$3,876
Income taxes paid in cash	-	-	-

Supplemental non-cash investing and financing activities:
Debt settlement with shares	$621,375	$-	$12,000
Debt forgiven	462,249	-	462,249
Shares issued for service	2,686,315	545,028	1,148,125
Warrants issued for service	2,391,635	917,164	814,798
Subscriptions received	594,935	-	-

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(Expressed in U.S. Dollars)

11.        Commitments and Contingent Liabilities

(a)       We have obligations under a long-term premises lease for a period of five years from November 1, 2000. Negotiations to renew the lease is on-going at this time. The future minimum rent payments until October 2005 is $37,557.

(b)       On November 18, 2002, a lawsuit against the Company was filed in the Supreme Court of British Columbia.

The Statement of Claim arising from a Settlement Agreement, dated September 14, 2001, seeks the exchange of 3,192,399 shares of the Company for 3,192,399 shares in the capital of the Company's subsidiary or, alternatively, damages and costs.

The Company and M-I Vascular ("MI") attended a court hearing in chambers on April 16, 17 and 25, 2003 on a summary trial application by the Plaintiff for an Order for a declaration of specific performance that the Plaintiff is entitled to an exchange of 3,192,399 common shares of MI for 3,192,399 common shares of the Company pursuant to the Settlement Agreement entered into on September 14, 2001. The Plaintiff was granted the relief he sought at the summary trial and the Company was ordered to perform the share exchange. We have appealed the decision to the British Columbia Court of Appeal and the appeal hearing has been set on September 7, 2004.

On May 16, 2003, the Company delivered a Take-Over Bid Circular (the "Circular") to the Plaintiff, offering to exchange his common shares in MI for shares in the Company pursuant to British Columbia securities laws and regulations. In late May 2003, after the judgment was received, the Company asked the Plaintiff to submit his MI share certificates and fill in the required forms pursuant to the Circular, so that the Company could comply with the judgement and exchange his shares in accordance with British Columbia securities laws and regulations.

On December 29, 2004, we issued 3,192,399 common shares to exchange for 3,192,399 common shares of MI on a one-for-one basis. These shares were issued to comply with an order of the Supreme Court of British Columbia dated May 20, 2003.

In a counterclaim in the Supreme Court of British Columbia, the Company continues to dispute the Plaintiff's entitlement to the 3,192,399 MI shares and any Company shares that he may receive pursuant to court order.

No provision has been provided as at May 31, 2005 as the outcome of this legal proceeding is uncertain at this time.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(Expressed in U.S. Dollars)

12.        General and Administrative Expenses

          General and administrative expenses comprise the following:

	2005	2004

Legal	$195,379	$146,311
Public relations, financing and corporate development	935,337	772,493
Management fees	261,883	229,996
Consulting	692,690	856,692
Bad debt	-	160,000
Operating expenses	534,235	425,287
	$2,619,524	$2,590,779

General and administrative expenses include $322,202 (2004 - $641,249) and $390,429 (2004 - $237,170) of deferred compensation in public relations and consulting, respectively.

13.        Acquisition of Sahajanand Medical Technologies Inc.

On March 1, 2005 the Company entered into a share acquisition Letter of Intent ("Letter") with the shareholders of Sahajanand Medical Technologies Inc. ("SMT") of India. SMT is in the business of manufacturing, marketing and distributing bare metal and drug eluting stents, which will complement the Company's research activities.

Pursuant to the Letter, the Company shall issue 44,500,000 shares of the Company's common stock in exchange for 100% of the outstanding equity of SMT.

In addition, if the SMT operations achieve at least $90 million in sales within 36 months of the closing of the acquisition, the SMT shareholders shall be issued 2,225,000 additional shares of the Company's common stock. If the SMT operations achieve $180 million or more in sales within 36 months of the closing acquisition, the SMT shareholders shall be issued 2,225,000 additional shares of the Company's common stock so that the SMT shareholders receive an aggregate of 4,450,000 shares of the outstanding shares of the Company's common stock.

Following the closing, the combined entity will finance the development of a catheterization laboratory, and upon completion, the combined entity will have the right (but not obligation) to acquire all right, title and interest in such technology at an acquisition price equal to 100% of the production cost not to exceed $2.0 million to be paid in the form of cash or common stock of the Company.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(Expressed in U.S. Dollars)

13.        Acquisition of Sahajanand Medical Technologies Inc. (continued)

The completion of the acquisition shall be at least subject to (i) satisfactory completion of customary due diligence; (ii) mutual board and shareholder approval and other customary consents; (iii) negotiation and execution of the Definitive Agreement and the documents contemplated therein; (iv) receipt of audited financial statements of SMT; (v) negotiation and execution of the Management Employment Agreements; (vi) receipt of all necessary third party consents; (vii) transfer of all assets to SMT, free and clear of all liens, claims and encumbrances of any kind, and (viii) the absence of material legal or government limitations.

As at August 18, 2005, the acquisition has yet to be finalized. Project acquisition costs of $53,426 which represents direct costs incurred as a result of this acquisition, have been capitalized on the financial statements. These costs will be included in the total acquisition cost upon consummation of this transaction.

14.        Subsequent Events

    Subsequent to the fiscal year 2005, we issued 409,290 and 159,500 common shares pursuant to an exercise of stock purchase warrants at a price of $0.26 and $0.66 per share, respectively, for total proceeds of $211,685.

    Subsequent to the fiscal year 2005, we issued 200,563 common shares for research and development and consulting services for a total value of $119,706.

    Subsequent to the fiscal year 2005, we issued 66,108 common shares for employee services for a total value of $40,449.

    On June 3, 2005, we issued 116,071 shares to a consultant of SagaX, Inc. for total value of $65,000. This is the remaining balance of the vendor's debt which we have agreed to pay as part of the Acquisition Agreement (See note 3).

    On June 7, 2005, the Company signed a consulting agreement and pursuant to the agreement, issued 500,000 share purchase warrants with a term of three years and exercise price of $0.50. Each warrant entitles the holder to purchase one common share of the Company.

    On July 1, 2005, the Company signed a consulting agreement wherein the Company will pay $10,000 and issue a total of 140,000 common shares over a specified amount of time in the contract. We have paid the $10,000 fees and issued 40,000 common shares on July 29, 2005.

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(Expressed in U.S. Dollars)

14.        Subsequent Events (continued)

(g)       On July 1, 2005, the Company signed a consulting agreement and pursuant to the agreement, issued 250,000 share purchase warrants with a term of three years and exercise price of $0.50. Each warrant entitles the holder to purchase one common share of the Company.

(h)       On August 11, 2005, the Company completed a non-brokered private placement (the "Private Placement") of an aggregate of 7,684,995 units at the price of $0.45 per Unit.  Each Unit is comprised of one common share together with one-half of one Series "A" non-transferable share purchase warrant (each a "Series A Warrant") and one-half of one Series "B" non-transferable share purchase warrant (each a "Series B Warrant"). Each whole Series A Warrant entitles the holder to purchase one common share at a price of $0.65 per share for a period which is the earlier of (i) 12 months from August 11, 2005 and (ii) six months commencing from the effective date of the Company's proposed "Registration Statement". Each whole Series B Warrant entitles the holder to purchase one common share at a price of $0.70 per share for the first 12 months, at a price of $0.85 per share for the next 6 months, and at a price of $1.00 per share for the last 6 months thereafter. Series B Warrants are exercisable at the earlier of (i) 30 months from August 11, 2005 and (ii) 24 months commencing from the effective date of the Company's proposed "Registration Statement".

A finder's fee comprised of $25,000 in cash and 62,500 exchangeable Series A Warrants and Series B Warrants was paid upon the completion of the private placement.

15.        Restatements

a)       Restatement of Cumulative From Inception Balances

Subsequent to the issuance of the Company's financials statements, management became aware of transcription errors effecting certain components of the cumulative net loss for the period from inception, January 20, 1999, to May 31, 2005 (the Cumulative Net Loss") and the cumulative cash flows for the same period (the "Cumulative Cash Flows"),

Correction of the components of the Cumulative Net Loss results in an increase in the cumulative loss from operations of $320,160 (restated -$24,289,488; previously reported - $23,969,328), an increase in Gain on Foreign Exchange of $75,160 (restated - $88,715; previously reported - loss of $13,555) and a decrease in Minority Interest Share of Loss of $857,484 (restated - $806,310; previously reported - $1,663,794). These corrections result in an increase in the Cumulative Net Loss of $1,102,484 (restated - $22,877,286; previously reported - $21,774,802). Restated cumulative loss per share (basic and dilutive) increased by $0.04 (restated - $1.16; previously reported - $1.11).

Correction of the components of the Cumulative Cash Flows results in the reallocation of certain amounts between components of the cash flows, which are all found within operating activities, without effect on the total.

b)       Restatement of Pro-forma Disclosure of Stock Based Compensation

MIV THERAPEUTICS INC.
(A development stage company)

Notes to Consolidated Financial Statements
Years Ended May 31, 2005 and 2004
(Expressed in U.S. Dollars)

Subsequent to the issuance of the Company's consolidated financial statements, management became aware of a disclosure error in Note 6(d) Pro-forma Disclosure, where the "Total stock-based employee compensation expense determined under the fair value method for all awards, net of related tax effects" incorrectly presented the pro-forma amounts as it omitted an adjustment for option expenses recorded in the statement of operations and "Net Loss, as reported" was incorrectly stated as a result. Corrections of the note resulted in an increase of "Total stock-based employee compensation expense determined under the fair value method for all awards, net of related tax effects" of $155,978 (previously reported - ($325,449), restated - ($481,427) and increase in "Pro-forma loss for the year" of $538,285 (previously reported - ($6,396,046), restated - ($6,934,331) and increase in "Net Loss, as reported" of $382,307 (previously reported - ($6,226,575), restated - ($6,608,882). The corrections did not have any impact on the Net Loss for the year. Restated Pro-forma basic and diluted loss per share increased by $0.01 (restated - $0.16; previously reported - $0.15).

__________

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Officers and Directors

Our officers and directors are indemnified as provided by the Nevada Revised Statutes, our Articles of Incorporation and our Bylaws.

Nevada Revised Statutes

Section 78.7502 of the Nevada Revised Statutes provides as follows:

1.          A Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonable believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement conviction or upon a plea of nolo contender or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2.          A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.          To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the Nevada general corporation law also provides as follows:

1.          Any discretionary indemnification under NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)          By the stockholders;

(b)          By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)          If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d)          If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2.          The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3.          The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a)          Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b)          Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 78.752 of the Nevada general corporation statutes also provides as follows:

1.          A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

2.          The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

(a)          The creation of a trust fund.

(b)          The establishment of a program of self-insurance.

(c)          The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

(d)          The establishment of a letter of credit, guaranty or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

3.          Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

4.          In the absence of fraud:

(a)          The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

(b)          the insurance or other financial arrangement:

(i)          is not void or voidable; and

(ii)        does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

5.          A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of NRS.

Our Articles of Incorporation

The Company's Articles of Incorporation also provide as follows:

No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (1) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (2) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

Our Bylaws

The Company's Bylaws provide as follows with respect to indemnification and insurance:

The Corporation shall indemnify any and all of its directors and officers, and its former directors and officers, or any person who may have served at the corporation's request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s) of the corporation, or of such other corporation, except, in relation to matters as to which any such director or officer or former director of officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under By-Law, agreement, vote of the shareholders or otherwise.

We have not currently made any arrangements regarding insurance but may do so in the future.

Opinion of the SEC

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a list of the expenses to be incurred by MIV in connection with the preparation and filing of this registration statement. All amounts shown are estimates except for the SEC registration fee:
SEC fee	$712.00
Accounting fees and expenses	$10,000.00
Legal fees and expenses	$25,000.00
Transfer agent and registrar fees	$1,500.00
Fees and expenses for qualification under state securities laws	$2,000.00
Miscellaneous (including Edgar filing fees)	$2,000.00
Total:	$41,212.00

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the Selling Shareholders. The Selling Shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage or underwriting discounts or commissions paid by the Selling Shareholders to broker-dealers in connection with the sale of their shares.

RECENT SALES OF UNREGISTERED SECURITIES

We have completed the following issuances of securities without registration under the Securities Act during the past three years:

Private Placements

On September 27, 2002, we issued 979,038 units at a price of $0.40 per unit for net proceeds of $391,608. Each unit consists of one common share and one share purchase warrant. The warrants expired on September 27, 2003. There were no share issuance costs with respect to this issuance. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

On December 18, 2002, we issued 593,750 units at a price of $0.40 per unit for net proceeds of $237,500. Each unit consists of one common share and one share purchase warrant. The warrants expired on December 18, 2003. There were no share issuance costs with respect to this issuance. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

On January 31, 2003, we issued 25,000 units at a price of $0.40 per unit for net proceeds of $10,000.00. Each unit consists of one common share and one share purchase warrant. The warrants expired on January 31, 2004. There were no share issuance costs with respect to this issuance. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

On May 15, 2003, we issued 31,250 units at a price of $0.20 per unit for net proceeds of $6,250.00. Each unit consists of one common share and one share purchase warrant. The warrants expired on May 15, 2004. There were no share issuance costs with respect to this issuance. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) of the Securities Act.

On May 27, 2003, we issued 1,981,788 common shares to shareholders of its subsidiary, M-I Vascular Innovations, Inc. pursuant to completion of a Share Exchange Agreement entered into in early 2001. The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

On June 18, 2003, we issued 1,398,411 shares under a share exchange agreement. The Company exchanged, on a one for one basis, shares of the Company for shares in the Company's subsidiary, MI Vascular Innovations, Inc. The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

On June 26, 2003, we issued 657,592 units. 572,592 units were issued at a price of $0.20 per unit and 85,000 units were issued at a price of $0.25 per unit. Each unit consisted of one common share and one share purchase warrant with price of $0.75 and an expiry date of June 26, 2003. There were no share issuance costs with respect to this issuance. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

On July 11, 2003, we issued 100,000 common shares to a consultant in compliance with the Settlement Agreement dated June 5, 2003 for $12,000. The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

On July 11, 2003, we issued 50,000 common shares to a former consultant of the Company for stock options exercised at a price of $0.17 per share, for total proceeds of $8,500. The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

On various dates from June to July 2003, we issued 1,000,000 shares pursuant to an exercise of stock purchase warrants at a price of $0.40 per share, for total proceeds of $400,000. The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

On August 15, 2003, we issued 40,000 units at a price of $0.30 per unit. Each unit consisted of one common share and one share purchase warrant with a price of $0.75 and an expiry date of August 15, 2004. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

On August 28, 2003, we issued 50,000 units at a price of $0.20 per unit. Each unit consisted of one common share and one share purchase warrant with a price of $0.75 and an expiry date of August 28, 2004. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

On November 5, 2003, we issued 1,000,000 units at a price of $0.35 per unit. Each unit consisted of one common share and one share purchase warrant with a price of $0.75 and an expiry date of November 5, 2004, and thereafter a price of $1.00 until November 5, 2005. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

On January 14, 2004, we issued 71,429 units at a price of $0.35 per unit. Each unit consisted of one common share and one share purchase warrant with a price of $0.75 and an expiry date of September 8, 2004 and thereafter a price of $1.00 until September 8, 2005. We issued a further 125,000 units at a price of $0.35 per share. Each unit consisted of one common share and one share purchase warrant with a price of $0.60 and an expiry date of June 11, 2004 and thereafter a price of $0.75 until December 11, 2005. We issued then issued a further 57,143 units at a price of $0.35 per unit. Each unit consisted of one common share and one share purchase warrant with a price of $0.60 to May 28, 2004 and thereafter a price of $0.75 until November 28, 2004. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

On January 14, 2004, we issued 182,143 Units at a price of $0.35 per Unit for proceeds of $63,750. An additional 5,714 Units were issued as a finder's fee. Each Unit consists of one common share and one non-transferable stock purchase warrant. Of the total consideration, $40,806 was allocated to the common shares and $22,944 was allocated to the warrants. Each warrant entitles the holder to purchase one common share of the Company for $0.60 for a period of six months from the date of subscription, and thereafter for $0.75 for the next six months. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

On February 23, 2004, we issued 100,000 Units at a price of $0.35 per Unit for proceeds of $35,000. An additional 10,000 Units were issued as a finder's fee. Each Unit consists of one common share and one non-transferable stock purchase warrant. Of the total consideration, $24,608 was allocated to the common shares and $10,392 was allocated to the warrants. Each warrant entitles the holder to purchase one common share of the Company for $0.60 until August 1, 2004, and thereafter for $0.75 until February 1, 2005. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

On February 23, 2004, we issued 120,000 units at a price of $0.35 per unit. Each unit consisted of one common share and one share purchase warrant with a price of $0.60 and an expiry date of August 6, 2004 and thereafter a price of $0.75 until February 6, 2005. We issued a further 110,000 units at a price of $0.35 per unit. Each unit consisted of one common share and one share purchase warrant with a price of $0.60 and an expiry date of August 1, 2004 and thereafter a price of $0.75 until February 1, 2005. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

On March 18, 2004, we issued 5,714 units at a price of $0.35 per unit. Each unit consisted of one common share and one share purchase warrant with a price of $0.60 and an expiry date of September 18, 2004 and thereafter a price of $0.75 until March 18, 2005. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

On March 18, 2004, we issued 50,000 common shares to a former director of the Company for stock options exercised at a price of $0.50 per share, for total proceeds of $25,000. The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

On March 29, 2004, we issued 6,749,995 March 2004 Units at a price of $0.45 per March 2004 Unit, with each March 2004 Unit consisting of one common share, one-half of one non-transferable March 2004 Series A Warrant and one-half of one non-transferable March 2004 Series B Warrant. The Company had agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares and the shares issuable upon exercise of the warrants in the March 2004 Private Placement, completed pursuant to Rule 903 of Regulation S and Rule 506 of Regulation D. Each whole March 2004 Series A Warrant entitles the holder to purchase one share of common stock at an exercise price of $0.66 per share during the period commencing March 29, 2004 and ending on March 18, 2009. The March 2004 Series B Warrants have now expired with no such warrants were exercised prior to expiry. There were also 674,997 non-transferable March 2004 Finder's Fee Warrants issued in relation to the March 2004 Private Placement which are exercisable upon the same terms and conditions as the March 2004 Series A Warrants. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

On May 7, 2004, we issued 500,000 common shares to an officer of the Company pursuant to an exercise of stock purchase warrants for total proceeds of $5,000 for acquisition of technology. The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

On May 14, 2004, we issued 600,000 common shares to a former consultant pursuant to an exercise of stock purchase warrants for total proceeds of $6,000 for services rendered in 2002 and 2003. The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

During the fiscal year ended May 31, 2004, a total of 586,203 Regulation S stock have been issued at a price range from $0.56 to $1.01 per share of which 426,203 was issued for cash for total net proceeds of $207,721 (net of agent's fees of 55,107 Regulation S stocks). 100,000 shares were issued to a consultant for services and 50,000 shares were issued as a loan as security for non-paid commissions.

The Company placed 6,000,000 common stock to a financial custodian acting as trustee pursuant to a listing of the Company's shares on the Frankfurt Stock Exchange. We are conducting a Regulation S ("Reg S") Offering through the facilities of the Berlin Stock Exchange to raise capital in mainly German speaking countries. The trustee will receive a fee of 3% of the total value of the stocks held in trust to be paid in equal installments of 30,000 common shares per month over a ten month period, assuming the maximum offering is sold. The stocks may only be traded on German stock exchanges pursuant to Regulation S.

On September 8, 2004, we issued 71,429 non-transferable September 2003 Warrants pursuant to a private placement to purchase 71,429 shares of our common stock at an exercise price of $0.75 per share until March 8, 2007. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) of the Securities Act.

On December 29, 2004, we issued 3,192,399 common shares to exchange for 3,192,399 common shares of M-I Vascular Innovations, Inc. on a one-for-one basis. These shares were issued to comply with an order of the Supreme Court of British Columbia dated May 20, 2003. On May 26, 2005, we issued 17,000 common shares to exchange for 17,000 common shares of M-I Vascular Innovations, Inc. on a one-for-one basis. The exchanges were accounted for using the step purchase method and accordingly the purchase price of $616,585, being the fair market value of the Company's shares at the time of exchange, was allocated to purchased in process research and development. This amount was written off during the fiscal year 2005 in accordance with FASB Interpretation No. 4, "Applicability of FASB No. 2 To Business Combinations Accounted For By The Purchase Method". The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

On March 24, 2005, we issued 75,000 common shares to a consultant of the Company for stock options exercised at a price of $0.30 per share, for total proceeds of $22,500. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

During the fiscal year ended May 31, 2005, a total of 1,209,108 Reg S stock had been issued at a price range of $0.34 to $0.62 per share of which 904,215 was issued for cash for total net proceeds of $218,403 (net of agent's fees of 154,893 Reg S stock). Of the 200,000 shares issued to a consultant for services as a security for non-paid commissions, 50,000 shares were returned to the Company. The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

During the fiscal year ended May 31, 2005, we issued 2,320,710 common shares pursuant to an exercise of stock purchase warrants for total proceeds of $607,385. The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

As at May 31, 2005, 4,204,689 Regulation S stocks are held in trust by the financial custodian.

During the fiscal year ended May 31, 2005, we issued an aggregate of 1,599,810 common shares for consulting, research and development, legal and employee services for a total value of $515,028 being the fair value of the shares at the earlier of (a) the agreement date and (b) the period of completion of performance.

On October 4, 2005, we issued an aggregate of 3,158,920 shares of common stock, at a deemed price of $0.25 per share, in consideration of then conversion of an aggregate of $789,730 of principal and interest due under certain Convertible Debentures issued by us on March 15, 2005 pursuant to the March 2005 Private Placement. As part of the March 2005 Private Placement each $0.25 of the indebtedness which was convertible under the Convertible Debentures entitled the holder thereof to acquire one-half of one transferable March 2005 Placement Warrant exercisable at a price of $0.25 per share until March 15, 2010. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

On July 10, 2006 and August 21, 2006, respectively, we issued an aggregate of 620,000 and 290,000, respectively, July 2006 Units at a price of $0.50 per July 2006 Unit, with each July 2006 Unit consisting of one common share and one July 2006 Warrant. The Company had agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares and the shares issuable upon exercise of the July 2006 Warrants in the July 2006 Private Placement, completed pursuant to Rule 903 of Regulation S and Rule 506 of Regulation D. Each July 2006 Warrant entitles the holder to purchase one share of common stock at an exercise price of $0.75 per share during the period commencing July 10, 2006 or August 21, 2006, respectively, and ending on the earlier of (i) January 10, 2008 and February 21, 2008, respectively, and (ii) 12 months commencing from the effective date of the Company's proposed registration statement related to the July 2006 Private Placement. An aggregate of 300,000 of the July 2006 Warrants issued to one Selling Shareholder are transferable. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

On November 18, 2004, we issued 2,720,000 share purchase warrants pursuant to Trilogy Capital Partners pursuant to a warrant agreement and an Amended Letter of Engagement. In exchange for marketing, business development and strategic advisory services, the Company will pay Trilogy $10,000 per month and issue to Trilogy an aggregate of 2,720,000 Warrants with a term of three years and with an exercise price of $0.50 per share. The warrants are non-transferable. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) of the Securities Act.

On August 11, 2005, we issued 7,684,995 August 2005 Units at a price of $0.45 per August 2005 Unit, with each August 2005 Unit consisting of one common share, one-half of one non-transferable August 2005 Series A Warrant and one-half of one non-transferable August 2005 Series B Warrant. The Company had agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares and the shares issuable upon exercise of the common stock purchase warrants in the August 2005 Private Placement, completed pursuant to Rule 903 of Regulation S and Rule 506 of Regulation D. We agreed to use our reasonable commercial efforts to file a registration statement within 120 days from the date of completion of the August 2005 Private Placement. Each whole August 2005 Series B Warrant entitles the holder to purchase one share of common stock at an exercise price of between $0.70 and $1.00 per share during the period commencing August 11, 2005 and ending at 5:00 p.m. (Vancouver time) on the day which is the earlier of (i) February 11, 2008 and (ii) 24 months commencing from the effective date of the Company's proposed registration statement related to August 2005 Private Placement. Each whole August 2005 Series B Warrant is exercisable at an exercise price of $0.70 per August 2005 Series B Warrant share during the first 12 months of the warrant exercise period (months one to 12), at an exercise price of $0.85 per warrant share during the next six months of the warrant exercise period (months 13 to 18) and at an exercise price of $1.00 per warrant share during the final six months of the warrant exercise period (months 19 to 24). There were also 62,500 non-transferable Series B August 2005 Finder's Fee Warrants issued in relation to the August 2005 Private Placement and are exercisable upon the same terms and conditions as the August 2005 Series B Warrants. Included with the August 2005 Private Placement was the issuance of 100,000 August 2005 Units pursuant to a settlement proposal reached by us on August 9, 2005, with Casimir and relating to a previous right of refusal granted to Casimir under the March 2005 Private Placement. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

On October 6, 2005, we issued 95,238 October 2005 Units at a price of $1.05 per October 2005 Unit, with each October 2005 Unit consisting of one common share and one non-transferable October 2005 Warrant. The Company had agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares and the shares issuable upon exercise of the warrants in the October 2005 Private Placement, completed pursuant to Rule 903 of Regulation S. Each October 2005 Warrant entitles the holder to purchase one share of common stock at an exercise price of $1.55 per share during the period commencing on October 6, 2005 and ending on October 6, 2007. There were also 9,524 common shares and 9,524 non-transferable October 2005 Finder's Fee Warrants issued in relation to the October 2005 Private Placement which are exercisable upon the same terms and conditions as the October 2005 Warrants. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

During the nine month period ended February 28, 2006, a total of 1,704,689 Reg S stock has been issued at a price range of $0.30 to $0.51 per share for total net proceeds of $720,095 (net of agent's fees of $75,500).

As at May 31, 2006, 2,500,000 Regulation S stocks were held in trust by the financial custodian. Those share are now being returned to treasury for cancellation by the Company.

During the nine month period ended February 28, 2006, we issued an aggregate of 811,595 common shares for consulting, research and development, legal and employee services for a total value of $567,871 being the fair value of the shares at the agreement date and being expensed over the period of completion of performance.

During the nine month period ended February 28, 2006, we issued 3,289,016 common shares pursuant to an exercise of stock purchase warrants for total proceeds of $1,711,008. Of these shares, 340,949 were exercised under the cashless option of the agreement.

During the nine month period ended February 28, 2006, we issued 112,723 common shares pursuant to an exercise of stock purchase options for total proceeds of $18,000. Of these shares, 52,723 was exercised under the cashless option of the agreement.

On October 4, 2005, we issued an aggregate of 3,158,920 shares of common stock, at a deemed price of $0.25 per share, in consideration of then conversion of an aggregate of $789,730 of principal and interest due under certain senior secured Convertible Debentures issued by us on March 15, 2005 pursuant to the March 2005 Private Placement. As part of the March 2005 Private Placement each $0.25 of the principal indebtedness which was convertible under the Convertible Debentures entitled the holder thereof to acquire one-half of one transferable March 2005 Placement Warrant exercisable at a price of $0.25 per share until March 15, 2010. The Convertible Debentures were exercised at a conversion price, as determined by the terms of the Debenture Agreement, of $0.25 per common share. The conversion was for an aggregate of $755,000 principal amount and $34,730 interest due under the Debentures. The remaining $50,000 of Debentures were repaid in cash including accrued interest of $2,278. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

As at November 30, 2005, the warrants had an estimated fair value of $64,208 using the Black Scholes Option Pricing Model.

During the three months ended February 28, 2007, we issued the following unregistered securities pursuant to prospectus exemptions contained in Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation S, and will bear a restrictive Rule 144 legend to that effect:

On February 27, 2007, the Company completed a private placement of 375,000 units at a price of $0.50 per unit for total proceeds of $168,750 (net of finder's fee of $18,750). Each unit is comprised of one common share and one non-transferable share purchase warrant. Each warrant entitles the holder to purchase one additional common share at an exercise price of $0.75 per share for a period of up to two years from registration of the underlying warrant shares.

On February 8, 2007, the Company completed a private placement of 1,125,000 units at a price of $0.50 per unit for total proceeds of $506,250 (net of finder's fee of $56,250). Each unit is comprised of one common share and one non-transferable share purchase warrant. Each warrant entitles the holder to purchase one additional common share at an exercise price of $0.75 per share for a period of up to two years from registration of the underlying warrant shares.

On December 22, 2006, the Company completed a private placement of 5,900,000 units at a price of $0.50 per unit for total proceeds of $2,645,600 (net of finder's fee of $304,400). Each unit is comprised of one common share and one non-transferable share purchase warrant. Each warrant entitles the holder to purchase one additional common share at an exercise price of $0.75 per share for a period of up to two years from registration of the underlying warrant shares.

On July 9, 2007, the Company completed a private placement of 25,100,000 units at a price of $0.50 per unit for total proceeds of $12,550,000 (net of fees). Each unit is comprised of one common share and one share purchase warrant. Each warrant entitles the holder to purchase one additional common share at an exercise price of $0.55 per share for a period of up to five years. In addition, in connection with this private placement, we issued an aggregate of 251,000 shares and 753,000 common share purchase warrants to the agent under the private placement as a finder's fee, which are exercisable at a price of $0.55 per share for a period of five years. The Company issued the units to "accredited investors" as defined in Rule 501 under Regulation D under the Securities Act pursuant to Rule 506 under Regulation D under the Securities Act.

Issue of Shares for Services

In October of 2003 we issued 1,000,000 non-transferable October 2003 Warrants pursuant to a consulting agreement, with 500,000 of such October 2003 Warrants being exercisable at an exercise price of $0.50 per share, and with 500,000 of such October 2003 Warrants being exercisable at an exercise price of $0.75 per share, until October 24, 2006 which was extended to April 24, 2007, in each such instance. The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) of the Securities Act.

On April 17, 2003, we issued 65,217 common shares to a consultant for value of $15,000 in bona fide services rendered to the Company by the consultant to provide business developing and general business consulting services. The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

On July 14, 2003, we issued 100,000 common shares pursuant to a settlement agreement. The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) of the Securities Act.

On October 24, 2003, we issued 500,000 share purchase warrants pursuant to a consulting agreement. The warrants have an exercise price of $0.50 and an expiry date of October 24, 2005. The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

During the year ended May 31, 2003, we issued an aggregate of 1,789,777 common shares to directors, consultants and employees for consulting services at a value of $540,041. Accordingly, $526,708 was recorded as a charge to general and administrative expense in the consolidated statement of operations, and $13,333 will be charged to operations over the remaining term of the consulting agreement.

In May of 2003 we issued 400,000 non-transferable May 2003 Warrants pursuant to a February 2003 consulting agreement exercisable at an exercise price of at $0.50 per share until May 20, 2008.

On May 21, 2004, we issued 200,000 non-transferable May 2004 Warrants pursuant to a consulting agreement to purchase 200,000 shares of our common stock at an exercise price of $0.45 per share until May 21, 2007. The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) of the Securities Act.

During the year ended May 31, 2004, we issued an aggregate of 2,394,456 common shares to directors, consultants and employees for consulting services at a value of $1,148,126. Accordingly, $622,376 was recorded as a charge to general and administrative and research and development expenses in the consolidated statement of operations, and $525,750 will be charged to operations over the remaining term of the consulting agreements.

During the six months ended November 30, 2004, we issued an aggregate of 616,223 common shares to directors and consultants for consulting services at a value of $117,088 which was recorded as a charge to general and administrative and research and development expenses in the consolidated statement of operations.

On September 24, 2004, we issued 400,000 non-transferable September 2004 Warrants pursuant to a consulting agreement to purchase 400,000 shares of our common stock at an exercise price of $0.30 per share until September 24, 2009. The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

On March 5, 2005, we issued 400,000 non-transferable March 2005 Warrants pursuant to a consulting agreement to purchase 400,000 shares of our common stock at an exercise price of $0.30 per share until March 5, 2010. The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

On June 7, 2005, we issued 500,000 non-transferable June 2005 Warrants pursuant to a consulting agreement to purchase 500,000 shares of our common stock at an exercise price of $0.50 per share until June 7, 2008. The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S of the Securities Act.

On July 1, 2005, we issued 2,750,000 non-transferable July 2005 Warrants pursuant to a letter of engagement, as amended, to purchase 2,750,000 shares of our common stock at an, exercise price of $0.50 per share until November 18, 2007. The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) of the Securities Act.

On February 2, 2006, we issued 150,000 non-transferable February 2006 Warrants pursuant to a consulting agreement to purchase 150,000 shares of our common stock at an exercise price of $0.50 per share until February 2, 2011. On February 2, 2006, the Company also issued a further 150,000 non-transferable February 2006 Warrants pursuant to a further consulting agreement to purchase 150,000 shares of our common stock at an exercise price of $0.50 per share until February 2, 2011. The issuance of these securities was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) of the Securities Act.

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EXHIBITS
Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation(1)
3.2	Bylaws, as amended(1)
5.1	Opinion of Lang Michener LLP, with consent to use, regarding the legality of the securities being registered(4)
10.1	Development Services Agreement between Alan Lindsay and Associates Ltd. and the Company dated March 1, 2005(2)
10.2	Management Services Agreement between Simba Biomed Venture Partners LLC and the Company dated March 29, 2006(2)
10.3	Executive Employment Agreement between the Company and Patrick McGowan dated January 1, 2005(2)
10.4	Consulting Services Agreement between the Company and Dr. Dov Shimon dated May 1, 2005(2)
10.5	Form of Securities Purchase Agreement as entered into between the Company and each Selling Shareholder dated July 5, 2007(3)
10.6	Form of Registration Rights Agreement as entered into between the Company and each Selling Shareholder dated July 5, 2007(3)
10.7	Form of Warrant Certificate provided by the Company to each Selling Shareholder dated July 9, 2007(3)
23.1	Consent of Independent Auditors, Dale Matheson Carr-Hilton LaBonte(4)
23.2	Consent of Independent Auditors, Ernst & Young LLP(4)
23.3	Consent of previous Independent Auditors, Moore Stephens Ellis Foster Ltd.(4)
23.4	Consent of previous Independent Auditors, Morgan & Company(4)
24.1	Power of Attorney (Included on the signature page of this registration statement)

(1)   Previously filed with the SEC as an exhibit to the Registrant's registration statement on Form 10-SB originally filed on April 25, 2000.

(2)   Previously filed with the SEC as an exhibit to the Registrant's registration statement on Form SB-2 originally filed on July 17, 2006.

(3)   Previously filed with the SEC as an exhibit to the Registrant's current report on Form SB-2 filed on July 11, 2007.

(4)   Filed herewith.

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UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution;

2.          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.          To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering;

4.          That, for the purpose of determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)         Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada on July 13, 2007.

MIV THERAPEUTICS, INC. By: /s/ Alan P. Lindsay ________________________________________ Alan P. Lindsay Chairman, Chief Executive Officer, Principal Executive Officer and a director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Alan P. Lindsay, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statements and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Alan P. Lindsay __________________________	Chairman, Chief Executive Officer, Principal Executive Officer and a director	July 13, 2007
Alan P. Lindsay
/s/ I. Mark Landy __________________________	President and a director	July 13, 2007
I. Mark Landy
/s/ Patrick A. McGowan __________________________	Executive Vice President, Secretary, Chief Financial Officer, Principal Accounting Officer and a director	July 13, 2007
Patrick A. McGowan
/s/ Daniel Savard __________________________	A director	July 13, 2007
Daniel Savard
/s/ Dov Shimon __________________________	A director	July 13, 2007
Dov Shimon

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